Registration No. 333-32122

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORD CREDIT AUTO LEASE TRUST 2000-1

(Issuer of the Senior Notes)

RCL TRUST 2000-1

(Originator of the Issuer and transferor of the Series 2000-1 Certificates to the Issuer)
(Exact name as specified in its charter)

Primary Standard Industrial Classification Code Number 6733

IRS Employer No. 38-3520376

One American Road, Dearborn, Michigan 48121  (313) 594-7765

FCAL, LLC
FCALM, LLC
Ford Credit Michigan Titling Trust
Ford Credit Titling Trust
(Issuers of the Series 2000-1 Certificates)

FORD MOTOR CREDIT COMPANY

(Originator of RCL Trust 2000-1, FCAL, LLC, FCALM, LLC, Ford Credit Michigan Titling Trust
and Ford Credit Titling Trust; transferor of the Series 2000-1 Certificates to RCL Trust 2000-1)

A Delaware Corporation

Primary Standard Industrial Classification Code Number 6153

IRS Employer No. 38-1612444

One American Road, Dearborn, Michigan 48121  (313) 322-3000

HURLEY D. SMITH, ESQ. Ford Motor Credit Company One American Road, Dearborn, Michigan 48121 (313) 594-9876 (Name and Address of Agent for Service for each of the above named entries)	Copy To: SUSAN M. CURTIS, ESQ. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square, New York, New York 10036-6522 (212) 735-3000

    Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [   ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering.  [   ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount Being	Offering Price	Aggregate Offering	Amount of
Being Registered	Registered	Per Unit(1)	Price(1)	Registration Fee(4)

Class A-1 Asset Backed Senior Notes	$200,000	100%	$200,000	$52.80

Class A-2 Asset Backed Senior Notes	$200,000	100%	$200,000	$52.80

Class A-3 Asset Backed Senior Notes	$200,000	100%	$200,000	$52.80

Class A-4 Asset Backed Senior Notes	$200,000	100%	$200,000	$52.80

Class A-5 Asset Backed Senior Notes	$200,000	100%	$200,000	$52.80

Series 2000-1 Certificates(2)	(3)	(3)	(3)	(3)

TOTAL	$1,000,000	$1,000,000	$1,000,000	$264.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The Series 2000-1 Certificates issued by FCAL, LLC, FCALM, LLC, Ford Credit Michigan Titling Trust and Ford Credit Titling Trust represent an interest in Series 2000-1 Assets (including Series 2000-1 Leases and Series 2000-1 Leased Vehicles). The Series 2000-1 Certificates are not being offered directly to investors hereunder, but will be pledged to the indenture trustee to secure the payment of interest on and principal of the Senior Notes.

(3)	The registration fee includes the issuance of the Series 2000-1 Certificates.

(4)	Previously paid.

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

These securities are highly structured. Before you purchase any of the senior notes, be sure you understand the structure and the risks. See especially the risk factors beginning on page 14 of this prospectus.

The senior notes are asset backed securities issued by a trust. The senior notes are not obligations of Ford Motor Company, Ford Motor Credit Company, the administrative agent, the transferor or any of their affiliates.

Subject to Completion

Preliminary Prospectus Dated                , 2000

$

Ford Credit Auto Lease Trust 2000-1
Issuer

(FORD LOGO)

RCL Trust 2000-1

Transferor
Ford Motor Credit Company
Administrative Agent

Ford Credit Auto Lease Trust 2000-1 will issue the following securities:

	Principal	Interest	Legal Final
	Amount	Rate	Maturity Date

Class A-1 Senior Notes	$	%

Class A-2 Senior Notes	$	%

Class A-3 Senior Notes	$	%

Class A-4 Senior Notes	$	%

Class A-5 Senior Notes	$	%

Subordinated Notes	$	%

Lease Trust Certificates	$	%

•	The senior notes are backed indirectly by a pool of automobile or light-duty truck leases and the related vehicles. The subordinated notes and the lease trust certificates are not being offered by this prospectus.

•	The issuer will pay interest and principal on the securities on the 15th day of each month. The first payment date will be , 2000.

•	The transaction described in this prospectus has a revolving period. No principal will be paid on the senior notes during the revolving period. The scheduled length of the revolving period is [ ] months, starting on the closing date and ending on , 2001.

•	Once the revolving period ends, the issuer will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.

The underwriters are offering the following senior notes by this prospectus:

Underwriting
			Discounts and	Net Proceeds
	Price		Commissions	to Issuer

Class A-1 Senior Notes		%	%	%

Class A-2 Senior Notes		%	%	%

Class A-3 Senior Notes		%	%	%

Class A-4 Senior Notes		%	%	%

Class A-5 Senior Notes		%	%	%

Total	$		$	$

•	The price to public and the proceeds to the issuer also will include interest accrued on the senior notes, if any, from , 2000.

•	Some of the proceeds to the issuer will be used to reimburse expenses payable by the transferor, estimated at approximately $ .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. It is illegal for anyone to tell you otherwise.

Merrill Lynch & Co.

[ ]

[ ]

The date of this prospectus is , 2000.

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
Limitations on Offers or Solicitations
SUMMARY OF TERMS OF THE SENIOR NOTES
STRUCTURAL SUMMARY
Senior Notes Generally
Federal and State Tax Status of the Senior Notes
ERISA Considerations
Mailing Address and Telephone Number of Principal Executive Offices
RISK FACTORS
OVERVIEW OF THE TRANSACTION
FORD CREDIT
THE ISSUER
Formation of the Issuer
Capitalization of the Issuer
The Trustee of the Issuer
PROPERTY OF THE ISSUER
THE TRANSFEROR
Delaware Business Trust
Role of the Transferor
SERIES 2000-1 CERTIFICATES
Issuance of the Series 2000-1 Certificates to Ford Credit
Contribution of the Series 2000-1 Certificates to the Transferor
Transfer of the Series 2000-1 Certificates to the Issuer
Pledge of the Series 2000-1 Certificates to the Indenture Trustee
Lease of the Series 2000-1 Certificates Back to the Transferor
THE LEASES AND LEASED VEHICLES
Origination Procedures
Servicing Procedures
Delinquency and Loss Data
Residual Value and Residual Loss Analysis
Eligibility Criteria
Characteristics of the Additional Series 2000-1 Assets
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS
Weighted Average Life of the Senior Notes
HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE SENIOR NOTES
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Sources of Capital and Liquidity
Results of Operations
DESCRIPTION OF THE SENIOR NOTES
General
Payment of Interest
Payments of Principal
Optional Redemption
The Indenture Trustee
Book-Entry Registration Instead of Definitive Senior Notes
Definitive Senior Notes
Accounts
Advances
Monthly Remittance Condition
Monthly Statements to Senior Noteholders
Indenture
DESCRIPTION OF THE ADMINISTRATIVE AGENCY AGREEMENT
Duties of the Administrative Agent
Collection of Total Monthly Payments; Extension of Leases
Realization on Liquidated Leases
Administrative Purchases
Sale of Leased Vehicles
Delivery of Certificates of Title
Allocation of Amounts Collected with Respect to Leases and Leased Vehicles
Monthly Payment Advances
Monthly Statements to Holders
No Resignation
Administrative Agent Events of Default
Removal of the Administrative Agent
Appointment of a Successor
Custody of Lease Files
Reporting
ADDITIONAL DOCUMENT PROVISIONS
The Issuer Trust Agreement
Fees and Expenses
Governing Law
RATINGS OF THE SENIOR NOTES
LEGAL ASPECTS OF THE TITLING COMPANIES AND THE SERIES 2000-1 CERTIFICATES
The Titling Companies
Series 2000-1 Certificates
Insolvency Related Matters
Insurance
LEGAL ASPECTS OF THE LEASES AND LEASED VEHICLES
UCC Filings
Vicarious Tort Liability
Repossession of Leased Vehicles
Deficiency Judgments
Consumer Protection Laws
Other Limitation
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General
Waivers and Amendments
Tax Consequences to Foreign Investors
MATERIAL STATE INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
Prohibited Transaction Considerations
Investment in Senior Notes
Special Considerations Applicable to Insurance Company General Accounts
Plans Not Subject to ERISA or the Code
General Investment Considerations
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
GLOSSARY OF TERMS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Form of Amended & Restated Trust Agreement
Form of Trust Agreement of the Issuer
Form of Indenture
Opinion of Skadden, Arps, Slate, Meagher & Flom
Opinion of Hurley D. Smith, Esq.
Form of Series 2000-1 Supplement
Form of Asset Contribution Agreement
Form of Transfer Agreement
Form of Program Operating Lease
Form of Appendix A

Where to Find Information in This Prospectus	4

Important Notice About Information in This Prospectus	4

Limitations on Offers or Solicitations	4

Summary of Terms of the Senior Notes	5

Structural Summary	7

The Titling Companies	7

Primary Assets Securing the Senior Notes	9

Senior Notes Generally	10

Federal and State Tax Status of the Senior Notes	12

ERISA Considerations	13

Mailing Address and Telephone Number of Principal Executive Offices	13

Risk Factors	14

Overview of the Transaction	22

Ford Credit	23

The Issuer	23

Formation of the Issuer	23

Capitalization of the Issuer	24

The Trustee of the Issuer	24

Property of the Issuer	24

Use of Proceeds	25

The Titling Companies	25

Creation of the Titling Companies by Ford Credit	25

Trustees and Administrators	27

Lease Origination by Dealers and Assignment to the Titling Companies	27

Titling of Leased Vehicles	27

Administration of Leases and Leased Vehicles	28

Non-Specified Interest, Specified Interest and Titling Company Certificates	28

The Titling Company Agreements	30

The Titling Company Agent	31

The Transferor	32

Delaware Business Trust	32

Trustee of the Transferor	32

Role of the Transferor	33

Series 2000-1 Certificates	33

Issuance of the Series 2000-1 Certificates to Ford Credit	33

Contribution of the Series 2000-1 Certificates to the Transferor	34

Transfer of the Series 2000-1 Certificates to the Issuer	35

Pledge of the Series 2000-1 Certificates to the Indenture Trustee	35

Lease of the Series 2000-1 Certificates Back to the Transferor	36

The Leases and Leased Vehicles	40

Origination Procedures	40

Servicing Procedures	41

Delinquency and Loss Data	43

Residual Value and Residual Loss Analysis	46

Eligibility Criteria	48

Characteristics of the Initial Series 2000-1 Assets	51

Characteristics of the Additional Series 2000-1 Assets	55

Maturity, Prepayment and Yield Considerations	55

Weighted Average Life of the Senior Notes	57

How You Can Compute Your Portion of the Amount Outstanding on the Senior Notes	61

Management’s Discussion and Analysis of Financial Condition and Results of Operations	62

Sources of Capital and Liquidity	62

Results of Operations	62

Description of the Senior Notes	63

General	63

Payment of Interest	63

Payments of Principal	64

Optional Redemption	64

The Indenture Trustee	65

Book-Entry Registration Instead of Definitive Senior Notes	65

Definitive Senior Notes	65

Accounts	66

Distributions	68

Cash Collateral Account; Credit Enhancement	71

Advances	72

Monthly Remittance Condition	73

Monthly Statements to Senior Noteholders	73

Indenture	75

Description of the Administrative Agency Agreement	83

Duties of the Administrative Agent	83

Collection of Total Monthly Payments; Extension of Leases	84

Realization on Liquidated Leases	84

Administrative Purchases	85

Sale of Leased Vehicles	86

Delivery of Certificates of Title	87

Allocation of Amounts Collected with Respect to Leases and Leased Vehicles	87

Monthly Payment Advances	89

Monthly Statements to Holders	89

No Resignation	90

Administrative Agent Events of Default	90

Removal of the Administrative Agent	91

Appointment of a Successor	92

Custody of Lease Files	93

Reporting	94

Additional Document Provisions	94

The Issuer Trust Agreement	95

Representations, Warranties and Covenants	98

Amendment Provisions	98

Restrictions on Bankruptcy Filings	101

Fees and Expenses	102

Governing Law	103

Ratings of the Senior Notes	103

Legal Aspects of the Titling Companies and the Series 2000-1 Certificates	104

The Titling Companies	104

Series 2000-1 Certificates	104

Insolvency Related Matters	105

Insurance	109

Legal Aspects of the Leases and Leased Vehicles	110

UCC Filings	110

Vicarious Tort Liability	111

Repossession of Leased Vehicles	111

Deficiency Judgments	112

Consumer Protection Laws	112

Other Limitation	113

Material Federal Income Tax Consequences	113

General	114

Waivers and Amendments	116

Tax Consequences to Foreign Investors	117

Material State Income Tax Consequences	118

ERISA Considerations	119

Prohibited Transaction Considerations	119

Investment in Senior Notes	120

Special Considerations Applicable to Insurance Company General Accounts	120

Plans Not Subject to ERISA or the Code	121

General Investment Considerations	121

Underwriting	122

Legal Matters	123

Experts	123

Where You Can Find More Information	123

Glossary of Terms	124

Index to Financial Statements	F-1

Settlement and Global Clearance	I-1

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

This prospectus begins with several introductory sections describing your senior notes and Ford Credit Auto Lease Trust 2000-1 in abbreviated form:

•	Summary of Terms of the Senior Notes provides important amounts, dates and other terms of your senior notes;

•	Structural Summary provides an overview of the important structural components of the transaction, gives a brief introduction of the key features of your senior notes and provides directions for locating further discussion and information found elsewhere in this prospectus;

•	Risk Factors describes risks that apply to your senior notes; and

•	Structural Summary — Flow Chart identifies, in schematic diagram form, each major party to the transaction and its relationship to the issuance of your senior notes;

As you read through these sections, cross-references will direct you to more detailed descriptions elsewhere in this prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus.

You can find the definitions of capitalized terms and some of the other terms used in this prospectus, or a listing of the pages where they are defined, under “Glossary of Terms” beginning on page 124.

To understand the structure of the senior notes, you must read this prospectus carefully in its entirety.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

Limitations on Offers or Solicitations

For state securities law purposes, we do not intend this prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which an offer or solicitation is not authorized;

•	if the person making an offer or solicitation is not qualified to do so; or

•	if an offer or solicitation is made to anyone to whom it is unlawful to make an offer or solicitation.

SUMMARY OF TERMS OF THE SENIOR NOTES

       The following summary is a short description of the main terms of the offering of the senior notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the senior notes, you will need to read the complete prospectus.

Parties

Issuer:	Ford Credit Auto Lease Trust 2000-1

Trustee of Issuer:	The Bank of New York (Delaware)

Transferor:	RCL Trust 2000-1

Indenture Trustee:	The Chase Manhattan Bank

Administrative Agent:	Ford Motor Credit Company — Ford Credit

Titling Companies:	• Ford Credit Titling Trust — FCTT • Ford Credit Michigan Titling Trust — FCMTT • FCAL, LLC — FCAL • FCALM, LLC — FCALM

Important Dates

Anticipated Closing Date:	, 2000

Monthly Payment Date:	15th day of each month

First Payment Date:	, 2000

Record Date:	14th day of each month

Revolving Period:	First months after the anticipated closing date, unless the revolving period ends earlier because an early amortization event occurs

  Primary Assets of Issuer

Beneficial and limited liability company interests in specified automobile lease contracts, related leased vehicles and related proceeds

  Credit Enhancement for Senior Notes

A cash collateral account funded by amounts payable to the transferor

Subordinated notes retained by the transferor
Lease trust certificates

  Clearance and Settlement

The Depository Trust Company

Clearstream Banking
Euroclear

	Principal	% of
Securities Issued by the Issuer:	Amount	Total Securities

Class A-1 Senior Notes	$	%

Class A-2 Senior Notes	$	%

Class A-3 Senior Notes	$	%

Class A-4 Senior Notes	$	%

Class A-5 Senior Notes	$	%

Subordinated Notes	$	%

Lease Trust Certificates	$	%

	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Terms of Senior Notes	Senior Notes	Senior Notes	Senior Notes	Senior Notes	Senior Notes

Interest Rate:	%	%	%	%	%

Anticipated First Principal Payment Date:	,	,	,	,	,

Legal Final Maturity Date:	,	,	,	,	,

Minimum Denominations:	$1,000	$1,000	$1,000	$1,000	$1,000

CUSIP Number:

ISIN:

Common Code:

       It is a condition to issuance of the securities that the senior notes be rated AAA by Standard & Poor’s and Aaa by Moody’s. The issuer will make payments on the senior notes on the monthly payment date or if that day is not a business day in Michigan, New York and Delaware, the following business day. The interest will be calculated on the basis of a 360-day year of twelve 30-day months.

       The anticipated first principal payment date listed in the chart above is based on the assumption that no early amortization event or event of default under the indenture has occurred before that date.

STRUCTURAL SUMMARY

       This summary briefly describes some of the major structural components of the offering. To fully understand the terms of the offering, you will need to read the complete prospectus.

The Titling Companies

Ford Credit has established FCTT, FCMTT, FCAL and FCALM to facilitate securitization transactions in retail lease contracts and the related leased vehicles. Dealers in states where these titling companies operate assign leases and leased vehicles to the titling companies. The vehicles are automobiles and light-duty trucks and the leases are retail lease contracts for those vehicles.

In connection with the securitization transaction described in this prospectus, each titling company will allocate some of its leases and the related vehicles to a separate pool of assets. The senior notes will be backed by and paid from the proceeds of these separate pools of assets. Each titling company certificate represents the beneficial interest or the limited liability company interest — but not the direct ownership interest — in the specified leases and vehicles included in that titling company’s separate pool. The allocation of specified leases and vehicles to separate pools represented by the titling company certificates is important to you because the senior noteholders will not be entitled to any payments on any leases or any vehicles except the specified leases and vehicles represented by the titling company certificates issued in connection with the transactions contemplated by this prospectus.

For a further discussion concerning the titling companies and the titling companies’ interest in the specified leases and vehicles, see “Risk Factors,” “The Titling Companies,” “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates” and “Legal Aspects of the Leases and the Leased Vehicles — UCC Filings.”

Specified Leases and Leased Vehicles. The specified leases are retail closed-end lease contracts. As of the initial cut-off date:

•	the specified leases consist of individual lease contracts;

•	the weighted average original lease term of these specified leases was months; and

•	the weighted average remaining lease term to the scheduled lease end date of these specified leases was months.

Substantially all of the specified vehicles are manufactured by Ford Motor Company. A small number of them, which Ford Credit expects to be less than 1% of the total number of the specified vehicles, are manufactured by other companies.

The specified vehicles are new automobiles and light-duty trucks, including a limited number of vehicles that were dealer-floor models or dealer demonstration vehicles. In any case, no certificate of title was issued for any of the specified vehicles prior to the assignment of the vehicles to the titling companies.

The specified leases and vehicles in each pool have been selected in accordance with the eligibility criteria set by Ford Credit, in its capacity as administrative agent for each titling company.

Securitization Value. For the purposes of the securitization transaction described in this prospectus, each specified lease and vehicle backing the senior notes will be valued at the securitization value of the lease, which is different from the actual principal amount financed under the lease. The securitization value of a specified lease is the sum of:

•	the present value of remaining monthly payments due under the lease; plus

•	the present value of the residual value of the leased vehicle at the scheduled termination of the lease.

The discount rate used to calculate the present value of a lease is the greater of      % or the financing rate used to calculate the monthly rental payments under the specified lease. The total securitization value of the specified leases will be less than the total principal amount financed under those leases because many of the specified leases have financing rates that are lower than      %.

Present value is a calculation that is used to measure the value today of a stream of payments that are expected to be received in one or more future periods. The information used in the calculation are the number of payments that are expected, the periods that they are expected to occur in and a discount rate. The discount rate is the implied rate of return that the stream of payments is expected to yield.

The securitization value of a lease is important to you because the amount of principal payable to senior noteholders on any payment date will depend on the reduction in the securitization value of the specified leases during the preceding month. This reduction in the securitization value does not depend on whether or not consumer lessees actually paid the principal amount of the specified leases as scheduled as long as the administrative agent, as provided in the administrative agency agreement, made timely monthly payment advances and sale proceeds advances.

As of the initial cutoff date, the total securitization value of the specified leases and vehicles was $       .

•	$ , or % of the total securitization value is the present value of the remaining monthly rental payments; and

•	$ , or % of the total securitization value is the present value of the residual values of the specified vehicles.

Revolving Period; Additional Specified Leases and Specified Vehicles. No principal will be paid on the senior notes during the revolving period. The revolving period will start on the closing date and is scheduled to end      months later on           , 2001. The revolving period will end earlier if an early amortization event occurs. During the revolving period, collections otherwise payable as principal on the senior notes, the subordinated notes and the lease trust certificates instead will be used to purchase additional specified leases and vehicles from the titling companies.

The initial specified leases and vehicles and the additional specified leases and vehicles will be required to satisfy the same eligibility criteria and will be originated using the same underwriting standards as Ford Credit applies in originating its own portfolio of leases and leased vehicles.

For a detailed description of the eligibility criteria and Ford Credit’s underwriting standards, see “The Leases and Leased Vehicles.”

The titling company certificates issued by FCTT, FCMTT and FCALM will represent a pool of specified leases and vehicles on the closing date and any additional leases and vehicles allocated to the pool during the revolving period. Ford Credit anticipates that the titling company certificate issued by FCAL will represent specified leases and vehicles allocated to the pool during the revolving period only.

Contribution, Transfer and Lease of Titling Company Certificates; Issuance of Securities Backed by Titling Company Certificates. On the closing date, Ford Credit will contribute to the transferor four titling company certificates, one for each titling company. The transferor will then transfer the titling company certificates to the issuer in exchange for $       of senior notes, $       of subordinated notes and $       of lease trust certificates. The issuer will issue the senior notes under the indenture and will pledge the titling company certificates to the indenture trustee as security for the senior notes. The transferor will sell the senior notes in the transactions contemplated by this prospectus. The transferor will sell the lease trust certificates privately. The transferor will retain the subordinated notes and will pledge them as security to make monthly rent payments under the program operating lease.

Lease Back of Titling Company Certificates by Transferor. Under a program operating lease between the transferor and the issuer, the issuer will lease the titling company certificates back to the transferor. The transferor’s interest in the titling company certificates will be subject to the indenture trustee’s lien on the titling company certificates under the indenture.

Primary Assets Securing the Senior Notes

Your senior notes are secured by the assets of the issuer which include the four titling company certificates, the issuer’s rights under the program operating lease, the cash collateral account and the issuer’s security interest in the subordinated notes.

1.  The Titling Company Certificates. Each titling company certificate represents a separate pool of assets consisting of:

•	retail automobile and light-duty truck leases;

•	the vehicles leased under those leases;

•	payments made by the consumer lessee under each lease; and

•	proceeds realized from the sale of the related vehicle after termination of each lease and after reimbursement of any sale proceeds advance.

For more detailed descriptions of the assets of the issuer, see “Property of the Issuer” and “Series 2000-1 Certificates.”

2.  The Program Operating Lease. Under the program operating lease, the transferor will make monthly rent payments to the issuer from:

•	collections of monthly rental payments on the specified leases; or

•	amounts advanced by the administrative agent for delinquent rental payments on any of these specified leases.

The monthly rent payments made by the transferor under the program operating lease will not include proceeds from the sale of specified vehicles following termination of the related specified leases. The issuer, as holder of the titling company certificates, will receive the sale proceeds directly from the purchaser of the specified vehicle or from amounts advanced by the administrative agent.

For a more detailed discussion of the program operating lease, see “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor.”

3.  Cash Collateral Account. The transferor will establish the cash collateral account and pledge the cash collateral account to the issuer to secure the transferor’s obligations to make monthly rent payments under the program operating lease.

On the closing date, the transferor will deposit $          in the cash collateral account, which is      % of the total securitization value on the initial cutoff date. On each payment date the transferor will deposit the following additional amounts in the cash collateral account:

•	monthly rental payments received from lessees under the specified leases;

•	all payments of interest and principal on the subordinated notes; and

•	any gains on the sale of specified vehicles for a price in excess of the residual value until the total amount of those gains reaches $ .

Amounts in the cash collateral account in excess of a specified minimum amount will be released or applied as described below.

During the revolving period the specified minimum amount required to be maintained in the cash collateral account will be $          , which is      % of the total securitization value on the initial cutoff date.

On the first day of the amortization period, this minimum amount will increase to the lesser of:

•	% of the total securitization value on the initial cutoff date; and

•	the total outstanding balance of the senior notes, the subordinated notes and the lease trust certificates.

However, if the amortization period begins earlier than scheduled because an early amortization event occurs, the minimum amount required to be maintained in the cash

collateral account will remain at      % of the total securitization value on the initial cutoff date.

On each payment date, after all required payments on the senior notes, the subordinated notes and the lease trust certificates are made, any amount remaining in the cash collateral account in excess of the minimum specified amount will be:

•	released to the transferor until the total securitization value is less than % of the total securitization value on the initial cutoff date; and

•	after the total securitization value is less than % of the total securitization value on the initial cutoff date, paid to the senior noteholders as additional turbo payments of principal.

A turbo payment is a payment of principal on the senior notes in addition to the principal paid from the decline in the total securitization value during the preceding month. The effect of a turbo payment is that principal on the senior notes will be repaid to holders of the senior notes faster than the decline in the total securitization value of the specified leases and vehicles. The term turbo is commonly used by participants in the asset backed securities market to mean the acceleration of principal payments on securities by application of excess interest on collateral.

For a more detailed discussion of the cash collateral account, including the minimum amount required to be maintained in that account, see “Description of the Senior Notes — Accounts,” “— Distributions,” and “— Cash Collateral Account; Credit Enhancement” and “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor.”

4.  Subordinated Notes. The transferor will own the subordinated notes and will pledge them to the issuer to secure the transferor’s obligations under the program operating lease. The transferor will deposit all payments of interest and principal on the subordinated notes into the cash collateral account. Those amounts will be available to pay interest and principal on the senior notes and the lease trust certificates.

Senior Notes Generally

Payments of Interest. The issuer will pay interest on each class of senior notes monthly on the payment date. The first scheduled payment date is             , 2000.

Sequential Payments of Principal on the Senior Notes. Once the revolving period ends, the issuer will begin repaying principal on the senior notes on each monthly payment date. During the amortization period, to the extent of available funds, principal will be paid on the senior notes in the amount of the decline in the total securitization value during the prior month.

Your senior notes feature sequential payments of principal. No principal will be paid on any class of senior notes until each class of senior notes with a lower numerical designation has been paid in full. For example, if you are a holder of a Class A-5 senior note, you will not be entitled to receive any payment of principal until the principal of the Class A-1 senior notes, the Class A-2 senior notes, the Class A-3 senior notes and the Class A-4 senior notes are paid in full.

If, however, an event of default under the indenture occurs and the senior notes are accelerated, principal will be paid to all classes of the senior notes proportionally based on their outstanding principal amounts as of the date the event of default occurs, without any distinction among the classes until all classes of the senior notes have been paid in full.

Any unpaid principal amount of each class of senior notes will be payable in full on the applicable legal final maturity date listed on the cover page of this prospectus.

See “Description of the Senior Notes” for a detailed discussion of the features of the senior notes.

Senior Notes Have Priority Over Other Securities. Until all principal due on the senior notes is paid in full, no principal will be paid to the subordinated notes or the lease trust certificates. The subordinated notes and the lease trust certificates are subordinated to the senior notes and provide protection from credit losses and residual losses to the holders of the senior notes.

Administrative Agent. Ford Credit will act as administrative agent. The administrative agent will collect amounts due under the specified leases and will sell or otherwise dispose of the specified vehicles when the related leases terminate. The administrative agent generally will make a monthly payment advance in an amount equal to the monthly rental payment under a specified lease which is not received from the consumer lessee. In addition, after termination of a specified lease, the administrative agent generally will make a sale proceeds advance in the amount equal to the securitization value of the specified lease. The administrative agent, however, will not make any advance if it does not believe that the advance will be recoverable from subsequent collections, amounts on deposit in the cash collateral account and proceeds from any specified leases and vehicles.

For more information regarding the obligations of the administrative agent, see “Description of the Administrative Agency Agreement” and “Ford Credit.”

Sources of Funds for Payments on Senior Notes. On each monthly payment date, funds from the following sources will be available to make payments on the senior notes:

•	the monthly rent payments under the program operating lease;

•	all sale proceeds advances made by the administrative agent;

•	any net proceeds from the sale of a specified vehicle in excess of the sale proceeds advance made by the administrative agent for that vehicle; and

•	any net proceeds realized from the sales or other dispositions of vehicles for which the administrative agent did not make a sale proceeds advance.

In addition, interest paid on the subordinated notes on each payment date will be deposited to the cash collateral account and will be available to make payments of principal on the senior notes on that payment date or to make payments of interest or principal on the senior notes on future payment dates.

Priority of Payments During Revolving Period. On each payment date during the revolving period, the indenture trustee will apply the available funds to pay the following amounts in the priority indicated:

(1)	to reimburse the administrative agent for any outstanding monthly payment advances and sale proceeds advances;

(2)	to the administrative agent, the monthly fee for its services;

(3)	to the senior noteholders, all interest due on the senior notes;

(4)	to the subordinated noteholders, all interest due on the subordinated notes;

(5)	to the lease trust certificateholders, all interest due on the lease trust certificates;

(6)	to the administrative agent to purchase additional specified leases and vehicles, an amount equal to the decline in the total securitization value during the preceding month;

(7)	to the cash collateral account, to the extent the amount on deposit in that account is below $ ; and

(8)	to the transferor, any remaining available funds.

If, however, an event of default under the indenture occurs and the senior notes are accelerated, the revolving period will end and amounts described in clauses (6), (7) and (8) will be paid to the holders of all classes of the senior notes proportionally, without any distinction among the classes.

Priority of Payments During Amortization Period. On each payment date during the amortization period, the indenture trustee will apply the available funds in the following manner:

(1)	to make the same payments described in clauses (1) through (5) above, in the same priority;

(2)	to the senior noteholders, — as payment of the principal on each class of senior notes, until the senior notes have been paid in full — an amount equal to the decline in the total securitization value during the preceding month;

(3)	to the cash collateral account, to the extent the amount on deposit in that account is below the lesser of $ and the total principal amount of subordinated notes and lease trust certificates;

(4)	if the total securitization value is greater than % of the total securitization value on the initial cutoff date, to the transferor, an amount equal to the remaining available funds; and

(5)	if the total securitization value is less than or equal to % of the total securitization value on the initial cutoff date, to the senior noteholders until the senior notes have been paid in full, an amount equal to the remaining available funds as additional turbo payments of principal on the senior notes.

Once the senior noteholders are paid in full, any remaining available funds will be distributed to the holders of the subordinated notes and the lease trust certificates according to their terms.

However, if the amortization period began earlier than scheduled due to the occurrence of an early amortization event:

•	the minimum amount to be maintained in the cash collateral account pursuant to clause (3) above will be $ ; and

•	the amounts described in clause (4) above will be paid to the senior noteholders until all classes of the senior notes have been paid in full.

All payments of principal on the senior notes will be made sequentially unless an event of default under the indenture occurs and the maturity of the senior notes is accelerated. In that event, the amounts described in clauses (2), (3), (4) and (5) will be paid to the holders of all classes of senior notes proportionally, without any distinction among the classes.

For a more detailed discussion of the distribution of funds for the payment of fees and expenses and your senior notes, the subordinated notes and the lease trust certificates, see “Description of the Senior Notes — Distributions.”

Optional Redemption of the Senior Notes. The administrative agent, at its option, may purchase all of the titling company certificates if the total securitization value is less than or equal to 10% of the total securitization value on the initial cutoff date. However, the principal balance of the subordinated notes and the lease trust certificates exceeds 10% of the total securitization value on the initial cutoff date and it is not anticipated — but cannot be assured with any degree of certainty — that the total securitization value will decline to or below 10% while your senior notes are outstanding. If the administrative agent elects this optional redemption, your senior notes will be redeemed in whole at par, including any overdue interest, and the maturity of your senior notes may be shortened, reducing the expected return on your senior notes.

For further discussion of the potential optional redemption of your senior notes, see “Description of the Senior Notes — Optional Redemption.”

Federal and State Tax Status of the Senior Notes

Based on the assumptions generally described in “Material Federal Income Tax Consequences,” for federal income tax purposes:

•	all classes of the senior notes, when issued, will be characterized as debt for U.S. federal income tax purposes; and

•	at the time of issuance of the Notes, none of the titling companies, the transferor or the issuer will be classified as an association, or publicly traded partnership, taxable as a corporation.

Based on the assumptions described in “Material State Income Tax Consequences,” for Michigan tax purposes:

•	all classes of the senior notes will be treated as debt for Michigan income and single business tax purposes;

•	the holders of the senior notes not otherwise subject to taxation in Michigan would not become subject to taxation in Michigan solely because of a holder’s ownership of any senior note; and

•	none of the titling companies, the transferor or the issuer should be subject to Michigan income and single business tax at the entity level.

For further information regarding the application of U.S. federal income tax laws, see “Material Federal Income Tax Consequences.” For further information regarding the application of state tax laws, see “Material State Income Tax Consequences.”

ERISA Considerations

The underwriters anticipate that all classes of the senior notes should be treated as debt and not equity for purposes of ERISA. If so, subject to important considerations described under “ERISA Considerations,” the senior notes will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement plans.

For further information regarding the application of ERISA, see “ERISA Considerations.”

Mailing Address and Telephone Number of Principal Executive Offices

The mailing address of Ford Credit is One American Road, Dearborn, Michigan 48121, and the telephone number is (313) 322-3000.

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase the senior notes.

The absence of a secondary market could limit your ability to resell your senior notes	The absence of a secondary market for the senior notes could limit your ability to resell them. This means that if, in the future, you want to sell any of your senior notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the senior notes. The senior notes will not be listed on any securities exchange. The underwriters intend to make a secondary market for the senior notes. The underwriters will do so by offering to buy the senior notes from investors who wish to sell them. However, the underwriters will not be obligated to make an offer to buy the senior notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity to purchase the senior notes. There have been times in the past where there have been very few buyers of asset backed securities, resulting in a lack of liquidity. There may be a similar lack of liquidity at times in the future. As a result, you may not be able to sell your senior notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

You will experience a loss on your investment if defaults on the leases or residual value losses exceed the available enhancement	Only the issuer is obligated to make payments on the senior notes and the senior notes will not be insured or guaranteed by any entity. For payments on the senior notes, you must rely on proceeds of the sale of the specified vehicles, collections on the specified leases, and amounts on deposit in the cash collateral account. If the level of defaults on the specified leases and residual value losses on the specified vehicles exceeds the enhancement provided by the cash collateral account and the subordination of the subordinated notes and the lease trust certificates, you will suffer a loss on your investment in the senior notes.

You may experience losses on your senior notes if more specified vehicles are returned to the administrative agent at the end of the lease term than expected	Neither the consumer lessee of a specified lease nor the related dealer is required to purchase the specified vehicle at the end of the lease term. If the specified vehicle is not purchased by either the consumer lessee or the dealer, the administrative agent will make a sale proceeds advance which will be reimbursed by the issuer from proceeds from the sale of the specified vehicle. If the sale proceeds are less than the amount advanced, the issuer will suffer a residual value loss. The sale proceeds from a specified vehicle that has been returned to the administrative agent are highly likely to be less than the amount of the sale proceeds advance. You will experience losses on your senior notes if the return rate of leased vehicles results in residual losses greater than the enhancement provided by the subordination of the subordinated notes and the lease trust certificates and the funds on deposit in the cash collateral account.

The level of the enhancement for defaults and residual value losses was determined in part by analysis of the annual percentage of leased vehicles returned to Ford Credit and subsequently sold by Ford Credit to a third party — rather than purchased by the consumer lessee or the dealer — over the number of leases scheduled to terminate during the year. From 1995 to 1999, these historical percentages were 29%, 35%, 58% , 62% and 67%. There is no assurance that the average return rate for the specified vehicles will be similar to any of the historical average return rates. If the actual rate of return of the specified vehicles returned to Ford Credit and subsequently sold to third parties significantly exceeds the rate assumed in determining the level of enhancement against residual value losses provided by the cash collateral account and the subordination of the subordinated notes and the lease trust certificates, the enhancement may not be sufficient, and you may suffer a loss on your investment in the senior notes.

Changes in pool characteristics during the revolving period may increase your risk of loss	Your exposure to residual value losses increases if the percentage of the total securitization value attributable to the residual value of specified vehicles increases. Reinvestment of collections in additional specified leases and vehicles during the revolving period increases the percentage of the total securitization value attributable to the residual value. Based on the assumptions described in “Maturity, Prepayment and Yield Considerations,” it is anticipated that the residual value of the specified vehicles as a percentage of the total securitization value at the end of the revolving period will be greater than the residual value of the specified vehicles as a percentage of the total securitization value on the initial cutoff date.

As the leases pay down, default or prepay during the amortization period, the portion of the securitization value of those assets constituting residual value will also increase. As a result of these increases, investors will have a greater exposure to residual value losses over time.

You may experience a loss on your investment because funds will be released to the transferor during the revolving period	During the revolving period, after all the required payments are made on each payment date, any funds remaining in the cash collateral account exceeding $ — the minimum balance required to be maintained in the cash collateral account during the revolving period — will be released to the transferor and will not be available to provide enhancement for the senior notes on subsequent payment dates.

If the amortization period begins on the scheduled date, the minimum specified balance required to be maintained in the cash collateral account will increase to %. To the extent collections are sufficient to make additional deposits to the cash collateral account to increase the balance in the cash collateral account to this higher minimum specified balance, this additional enhancement for the senior notes during the amortization period will partially offset the release of funds to the transferor during the revolving period. However, if the amortization period begins earlier than scheduled because an early amortization event occurred, the minimum specified balance will remain at % and senior noteholders will not have the benefit of the increased enhancement. You may suffer a loss on your senior notes if the minimum specified balance of the cash collateral account is insufficient to offset any significant increase in credit losses and residual value losses during the amortization period. See “Description of the Senior Notes — Cash Collateral Account; Credit Enhancement.”

You may be required to reinvest your principal in the senior notes at a lower rate of return if an early amortization event occurs	The amortization period is scheduled to commence on , and the first date on which principal is scheduled to be paid on each class of the senior notes is listed on page 6 of this prospectus. However, if an early amortization event occurs, the revolving period will end earlier than , 2001, and the issuer will commence paying principal on the senior notes on the next payment date. Principal on the senior notes, therefore, will be repaid sooner than expected. You will bear the risk that you will have to reinvest the principal on your senior notes earlier than you expected at a rate of interest that is less than the rate of interest on your senior notes.

The revolving period may end sooner than expected if Ford Credit is unable to originate sufficient number of qualifying additional leases	In any month during the revolving period, the amounts allocable to principal payments on the senior notes will be reinvested in additional leases and leased vehicles. Any amounts that are not reinvested will be deposited to the cash collateral account. If not enough leases and leased vehicles meeting the eligibility criteria are available for the issuer’s reinvestment during the revolving period, the unreinvested principal amount held in the cash collateral account will increase. If the unreinvested principal amounts held in the cash collateral account in any month exceed % of the total outstanding amount of the senior notes, the subordinated notes and the lease trust certificates, then an early amortization event will occur. If that happens, the amortization period will begin and the issuer will begin making principal payments on the senior notes and you will receive payments of principal earlier than expected. You will bear the risk that you will have to reinvest the principal on your notes earlier than you expected at a rate of interest that is less than the rate of interest on your senior notes.

The timing of principal payments is uncertain	The amount of distributions of principal on the senior notes during the amortization period and the timing of when you receive those distributions depends on the rate of prepayments and defaults relating to the specified leases and vehicles, which cannot be predicted with certainty. Each of these unscheduled payments will have the effect of shortening the average life of the senior notes. In addition, if the administrative agent fails to make monthly payment advances, you will bear the risk of slower principal payment due to delinquent payments by consumer lessees. If the administrative agent fails to make sale proceeds advances, you will bear the risk of slower principal payment also due to the time needed to sell the leased vehicles at the end of the lease term or upon default. You will bear any reinvestment risk resulting from a faster or slower rate of payment of the specified leases and vehicles. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your senior notes. See “Maturity, Prepayment and Yield Considerations.”

The geographic concentration of specified leases, economic factors and the used car market could negatively affect the issuer’s assets	The dealers which originated the specified leases are located, and the consumer lessees generally are located, in one of 25 states, with the largest percentage of the dealers and consumer lessees being located in Michigan and California. As of [ ], 2000, [ ]% of the initial specified vehicles were leased to Michigan residents and [ ]% of the initial specified vehicles were leased to California residents. Due to the geographic concentration in Michigan and California, adverse economic conditions in one or both of these states or in the market for automobiles and light-duty trucks may have a disproportionate impact on the performance of the specified leases and vehicles. Economic factors like unemployment, interest rates, the rate of inflation and consumer perceptions of used car values — and Ford vehicles in particular — may affect the rate of prepayment and defaults on the specified leases and the ability to sell or dispose of the specified vehicles for an amount at least equal to their residual values.

In addition, because the automotive industry and the related industries are one of the largest employers in the State of Michigan, the Michigan economy is heavily dependent on the automotive industry, and therefore, adverse economic conditions affecting the automotive industry in particular may have a disproportionate impact on the performance of the specified leases originated in the State of Michigan. Adverse economic conditions could include economic factors depressing the sale of new and used vehicles, such as increasing fuel prices, increased interest rates, increased competition from other manufacturers and increased manufacturing costs for labor, materials or environmental design compliance. Adverse economic conditions in Michigan may affect the rate of prepayment and defaults on the specified leases and the ability to sell or dispose of the specified vehicles for an amount at least equal to their residual values.

A bankruptcy of the transferor or the administrative agent could delay or limit payments to you	Following a bankruptcy or insolvency of Ford Credit, a court could conclude that the titling company certificates are owned by Ford Credit, instead of the issuer. A court could reach this conclusion either because the transfer of the titling company certificates from Ford Credit to the transferor was not a true sale or because the court concluded that Ford Credit and the transferor should be consolidated and treated as the same entity for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

• the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and

• the fact that neither the issuer nor the indenture trustee has a perfected security interest in the specified vehicles and may not have a perfected security interest in any cash collections of the specified leases and vehicles held by the administrative agent at the time a bankruptcy proceeding begins.

In addition, if Ford Credit were to become the subject of a bankruptcy case or proceeding, the amounts paid by Ford Credit to purchase leases and vehicles as to which a breach of its representations, warranties or covenants has occurred might be recoverable as preferential transfers made by Ford Credit if Ford Credit paid those amounts within one year of the commencement of the bankruptcy case. A bankruptcy case or an insolvency case under federal or state law against Ford Credit also would be an event of default under the administrative agency agreement, which could result in the removal of Ford Credit as administrative agent. Either type of case could delay payment to you on the senior notes. If payments previously made by Ford Credit were to be recovered as preferential transfers, you could incur a loss on your investment in the senior notes.

For further discussion of how a bankruptcy proceeding of the administrative agent, the transferor or other related entities may affect the issuer and the senior notes, see “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates — Insolvency Related Matters.”

You may suffer a loss if the specified leases violate consumer protection laws	Numerous federal and state consumer protection laws and regulations, including the federal Consumer Leasing Act of 1976 and Regulation M issued by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the specified leases. These laws apply to the titling companies as the owners of the specified leases and may apply also to the issuer as holder of the titling company certificates which represent an interest in the specified leases, among other things. The failure of the originating dealer, the related titling company or the administrative agent to comply with the consumer protection laws and regulations may give rise to liabilities on the part of that titling company, which would reduce the amounts collected under the specified leases. This would, in turn, reduce the amounts distributed on the titling company certificates and you could suffer a loss on your investment as a result.

As of the date of this prospectus, each of the 25 states in which the initial pool of the specified leases were originated has adopted a lemon law that provides purchasers of vehicles, including consumer lessees in some states, legal rights relating to vehicles which are substandard. These lemon laws apply to the specified vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related specified lease and the refunding to the related consumer lessee of some portion of monthly rental payments paid by the consumer lessee. This refund would reduce the amounts distributed to you. See “Legal Aspects of the Leases and Leased Vehicles — Consumer Protection Laws.”

Vicarious tort liability may result in a loss on your investment	Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the owner’s liability to the amount of liability insurance that the consumer lessee was required to carry under applicable law but failed to maintain. The titling companies own the specified vehicles and the issuer has an indirect interest in the specified vehicles. If vicarious liability is imposed on the applicable titling company in excess of the coverage provided by its primary and excess liability insurance policies and if the administrative agent fails to perform its obligations to indemnify the issuer, you could experience delays in payments due to you or may ultimately suffer a loss on your investment. For a discussion of the possible liability of the issuer in connection with the use or operation of the leased vehicles, see “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates” and “Legal Aspects of the Leases and Leased Vehicles — Vicarious Tort Liability.”

A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the senior notes	A security rating is not a recommendation by a rating agency that you buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the senior notes after the senior notes are issued if that rating agency believes that circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the senior notes.

You may suffer losses on your investment because the indenture trustee does not have direct ownership interests or perfected security interests in specified vehicles	Payments on the senior notes are ultimately dependent on the payments made under the specified leases by the consumers and proceeds from the sale of the specified vehicles. Neither the issuer nor the transferor has a direct ownership interest in any specified lease or a direct ownership interest or perfected security interest in any specified vehicle. Because the interest of the indenture trustee — as pledgee of the issuer — is in the titling company certificates and not directly in the specified leases nor in the specified vehicles, the indenture trustee has no direct rights relating to either the specified leases or the specified vehicles. Instead, if an event of default occurs under the indenture, the indenture trustee would be limited to exercising its rights relating to the titling company certificates, including selling them, and the amounts available from the cash collateral account. To the extent that the exercise of the indenture trustee’s rights under the titling company certificates and the cash collateral account produce insufficient funds to make all required payments for the senior notes, you could suffer a loss of all or part of your investment. See “Property of the Issuer” and “Description of the Senior Notes — Indenture.”

You may suffer losses or reinvestment risk if an event of default occurs under the indenture	If an event of default occurs under the indenture and the maturity dates of the senior notes are accelerated, the indenture trustee may sell the titling company certificates and prepay the senior notes before their respective maturity dates. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your senior notes. You also may not be paid the principal amount of your senior notes in full if the assets of the issuer are insufficient to pay the total principal amount of the senior notes.

Also, the acceleration of the maturity dates will change the order of priority for the payment of principal of the different classes of the senior notes. After an event of default occurs which results in an acceleration of the senior notes under the indenture, distributions to all of the classes of the senior notes will not be paid sequentially. Instead, they will be paid proportionally.

Structural Summary — Flow Chart

	Ford Credit Michigan Titling Trust	FCAL, LLC
	Series 2000-1 Assets	Series 2000-1 Assets
Ford Credit Titling Trust			FCALM, LLC
Series 2000-1 Assets			Series 2000-1 Assets
Series 2000-1 Certificates	Series 2000-1 Certificates	Series 2000-1 Certificates	Series 2000-1 Certificates
Ford Credit
Contribution of Series 2000-1 Certificates	100% Beneficial Interest or Limited Liability Company Interest in Specified Assets of Titling Companies represented by Series 2000-1 Certificates
RCL Trust 2000-1 (Transferor)
Subordinated Notes and 1% of Lease Trust Certificates	Transfer of Series 2000-1 Certificates	Leaseback of Series 2000-1 Certificates to Transferor for Program Operating Lease Payments (secured by Cash Collateral Account) to Issuer
Ford Credit Auto Lease Trust 2000-1 (Issuer)
		Senior Notes Pledge of Lease Trust Estate	Indenture Trustee
	99% of Lease Trust Certificates		Senior Notes
	Lease Trust Certificateholders		Senior Noteholders

OVERVIEW OF THE TRANSACTION

       Please refer to page 21 for a diagram providing an overview of the transaction described in this prospectus. You can find the definitions of capitalized terms and some of the other terms used in this prospectus, or a listing of the pages where they are defined, under the caption “Glossary of Terms” beginning on page 124.

       As of the closing date, motor vehicle dealers in 25 states assign closed-end, retail automobile and light-duty truck leases and the related vehicles to a titling company that is authorized to hold title to the vehicles in the dealer’s and the consumer lessee’s state. As of the closing date, only FCTT, FCMTT and FCALM acquire leases and leased vehicles from the dealers and they are expected to continuously acquire additional leases and leased vehicles during the Revolving Period. Ford Credit anticipates that FCAL will commence acquiring leases and leased vehicles during the year 2000. These dealers lease automobiles and light-duty trucks to consumer lessees under the Ford Credit Red Carpet Lease Plan or other similar plans as Ford Credit or its affiliates may implement from time to time.

       Ford Credit owns the 100% interest — referred to as the non-specified interest — in leases and leased vehicles owned by each titling company that have not been designated as specified assets for securitization transactions. As of the date of this prospectus, all of the leases and leased vehicles owned by these titling companies were included in Ford Credit’s non-specified interests — those assets are referred to as the non-specified assets — except those specified assets selected for a securitization transaction in 1999. See “The Titling Companies — Non-Specified Interest, Specified Interest and Titling Company Certificates” for a discussion of the securitization transaction that took place in 1999.

       On or before the closing date, which is expected to be             , 2000, Ford Credit will direct the trustee or the administrator of each titling company to:

•	designate a separate portfolio of leases, leased vehicles and other related assets of that titling company as initial Series 2000-1 Assets;

•	designate from time to time additional leases, leased vehicles and other related assets of that titling company as additional Series 2000-1 Assets during the Revolving Period; and

•	issue to Ford Credit the Series 2000-1 Certificates.

       Substantially all of the Series 2000-1 Leased Vehicles will be manufactured by Ford Motor Company. A small number of them, which Ford Credit expects to be less than 1% of the total number of the Series 2000-1 Leased Vehicles, will be manufactured by other companies. The Series 2000-1 Leased Vehicles will be new automobiles and light-duty trucks, except a limited number of them which were dealer floor models or dealer demonstration vehicles.

       On the closing date, Ford Credit will contribute the Series 2000-1 Certificates to the transferor. The transferor will, in turn, transfer the Series 2000-1 Certificates to the issuer. The issuer will then issue five classes of senior notes and will pledge the Series 2000-1 Certificates to the indenture trustee as security for the senior notes. The issuer also will issue one class of subordinated notes and one class of lease trust certificates.

       It is a condition to the issuance of the senior notes that Moody’s and Standard & Poor’s rate all classes of the senior notes in their highest long-term rating category. See “Risk Factors — A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the senior notes” and “Ratings of the Senior Notes” for further information concerning the ratings assigned to the senior notes, including their limitations.

FORD CREDIT

     Ford Credit is a Delaware corporation, incorporated in 1959, and is a wholly owned indirect subsidiary of Ford Motor Company.

     Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford dealers and associated non-Ford dealers throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with these dealerships. In addition, Ford Credit provides financing services in the United States, Europe, Canada, Australia, Indonesia, the Philippines and India to Ford dealers and non-Ford dealers. Ford Motor Company manufactures a substantial majority of all new vehicles financed by Ford Credit. In the United States, Ford Credit, exclusive of its PRIMUS division, purchases automotive retail contracts and retail leases from approximately 8,000 Ford dealers and associated non-Ford dealers through approximately 140 automotive financing branches. Through PRIMUS, Ford Credit purchases automobile retail contracts and retail leases from non-Ford dealers and other sources. In June, 1999, Ford Credit announced that it intended to restructure its servicing operations and move them into seven regional service centers in the United States. As of the date of this prospectus, two of those centers was operational, with three more expected to be completed and two more begun by December 31, 2000.

     Ford Credit and PRIMUS also provide retail financing for used vehicles built by Ford Motor Company and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford Motor Company and finances receivables of Ford Motor Company and its subsidiaries. Ford Credit also conducts insurance operations through American Road Insurance Company and its subsidiaries in the United States and Canada. American Road’s business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

       The mailing address of Ford Credit’s executive offices is One American Road, Dearborn, Michigan 48121. The telephone number is (313) 322-3000.

THE ISSUER

Formation of the Issuer

       The issuer will be formed under the laws of the State of Delaware solely for the purposes of the transactions described in this prospectus. The issuer will be governed by the Ford Credit Auto Lease Trust 2000-1 Agreement — which we refer to in this prospectus as the issuer trust agreement — dated as of             , 2000, between the transferor, as depositor, and The Bank of New York (Delaware), as trustee.

       Issuer’s limited activities. The issuer will engage in the following activities only:

•	issuing the senior notes, the subordinated notes and the lease trust certificates and making payments on these securities;

•	acquiring the Series 2000-1 Certificates and the other property of the issuer;

•	assigning and pledging the property of the issuer to the indenture trustee and entering into and performing its obligations under the basic documents identified in “The Transferor”; and

•	engaging in other transactions that are necessary, suitable or convenient to accomplish any of the purposes listed above or that in any way are connected with those activities.

Capitalization of the Issuer

       Issuance and sale of securities. On the closing date, the issuer will issue to the transferor $          of senior notes, $          of subordinated notes and $          of lease trust certificates in exchange for the Series 2000-1 Certificates. The issuer will issue the senior notes pursuant to an indenture, dated as of             , 2000, between the issuer and The Chase Manhattan Bank, as indenture trustee. The issuer will issue the subordinated notes and the lease trust certificates pursuant to the issuer trust agreement.

       The transferor will sell the senior notes in the transaction described in this prospectus and will sell $          of the lease trust certificates in a private transaction. The transferor will retain the subordinated notes.

       The following table illustrates the capitalization of the issuer as of the closing date, after the issuance of the senior notes, the subordinated notes and the lease trust certificates and the sale of the senior notes and the lease trust certificates:

Class A-1 senior notes	$

Class A-2 senior notes

Class A-3 senior notes

Class A-4 senior notes

Class A-5 senior notes

Subordinated notes

Lease trust certificates

Total	$

The Trustee of the Issuer

       The Bank of New York (Delaware) will be the trustee of the issuer under the issuer trust agreement. The Bank of New York (Delaware) is a Delaware banking corporation. The principal corporate trust office of the trustee of the issuer is located at 101 Barclay Street — 12E, New York, New York, 10286. The transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with the trustee of the issuer and its affiliates. The administrative agent will pay the fees and expenses of the trustee of the issuer.

PROPERTY OF THE ISSUER

       Transfer of Series 2000-1 Certificates, pledge to indenture trustee and lease back. On the closing date, the transferor will transfer the Series 2000-1 Certificates to the issuer under a transfer agreement, dated as of             , 2000, between RCL Trust 2000-1, as transferor, and the issuer, as transferee. The issuer will then pledge the Series 2000-1 Certificates to the indenture trustee under the indenture. The issuer will then lease the Series 2000-1 Certificates back to the transferor under the program operating lease. The transferor’s rights to the Series 2000-1 Certificates under the program operating lease will be subject to the indenture trustee’s lien under the indenture.

       Issuer Trust Estate. Under the indenture, the following property of the issuer will secure the senior notes:

•	the rights of the issuer under the Series 2000-1 Certificates;

•	the rights of the issuer under the program operating lease;

•	the rights of the issuer to all amounts and property held in or credited to, and proceeds of, the following accounts:

—	a collection account named as Series 2000-1 Collection Account;

—	a payahead account named as Series 2000-1 Payahead Account; and

—	a payment account named as Series 2000-1 Payment account;

•	all investment earnings, net of losses and investment expenses, on amounts on deposit in the collection account;

•	the rights of the issuer as assignee of the transferor under an asset contribution agreement, dated as of , 2000, between Ford Credit, as contributor, and the transferor, as contributee;

•	the rights of the issuer as holder of the Series 2000-1 Certificates under the administrative agency agreement and a supplement, dated as of , 2000, to the administrative agency agreement;

•	the security interest of the issuer in the subordinated notes and in amounts credited to a cash collateral account named as Cash Collateral Account and the right to make withdrawals from the cash collateral account; and

•	all proceeds of the above.

       Payments on senior notes are dependent on payments made on Series 2000-1 Leases and proceeds from sales of Series 2000-1 Leased Vehicles. Your right to receive interest on and principal of the senior notes is dependent on payments made on the Series 2000-1 Certificates from the lease payments made on the Series 2000-1 Leases and proceeds received from the sale of the Series 2000-1 Leased Vehicles. It is possible that a third party claim on the Series 2000-1 Leased Vehicles or any one of the titling companies could limit the amounts paid to the issuer to less than the amount due from the related consumer lessees or realized from the sale of the Series 2000-1 Leased Vehicles. To the extent that a third party claim delays the sale of the Series 2000-1 Leased Vehicles or reduces the amount paid to the issuer, you could be subject to delays in payment or losses on your investment in the senior notes. See “Description of the Senior Notes — Distributions,” “Series 2000-1 Certificates” and “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates.”

USE OF PROCEEDS

       The issuer will transfer the senior notes, the subordinated notes and the lease trust certificates to the transferor under the transfer agreement in exchange for the Series 2000-1 Certificates. The transferor will sell the senior notes in the transaction described in this prospectus and will distribute the net proceeds from the sale of the senior notes to Ford Credit.

THE TITLING COMPANIES

Creation of the Titling Companies by Ford Credit

       Four titling companies: FCAL, FCALM, FCTT and FCMTT

•	FCAL is a limited liability company formed under the laws of the State of Delaware and governed by a limited liability company agreement, dated as of November 23, 1999, between FCAL and U.S. Bank National Association, as FCAL administrator.

•	FCALM is a limited liability company formed under the laws of the State of Delaware and governed by an amended and restated limited liability company agreement, dated as of

January 1, 2000, between FCALM and U.S. Bank National Association, as FCALM administrator.

•	FCTT is a Michigan trust established by Ford Credit and governed by an amended and restated trust agreement, dated as of November 23, 1999, between Ford Credit and U.S. Bank National Association, as FCTT trustee.

•	FCMTT is a business trust established under the laws of the State of Delaware and governed by an amended and restated trust agreement, dated as of November 23, 1999, among Ford Credit, U.S. Bank National Association, as FCMTT Michigan trustee and Wilmington Trust Company, as FCMTT Delaware trustee.

Ford Credit is the initial beneficiary of FCTT and FCMTT and the founding member of FCAL and FCALM.

       Property of titling companies. The assets of each titling company generally consist of:

•	leases and leased vehicles — including the security deposits and the certificates of title for those leased vehicles — and all collections and proceeds from these leases and leased vehicles;

•	any recourse rights against the dealers which originated these leases;

•	capital contributions from Ford Credit;

•	the titling company’s rights under the administrative agency agreement and each supplement to the administrative agency agreement; and

•	all proceeds of the above.

       FCMTT and FCALM purchase leases originated in Michigan only. FCMTT and FCALM are authorized to purchase leases and leased vehicles originated by the dealers in Michigan. Before June 1, 1999, leases originated in Michigan and the related leased vehicles were assigned to FCMTT. Effective as of June 1, 1999, all leases originated in Michigan and the related leased vehicles have been assigned to FCALM and as of that date, no further leases and leased vehicles have been assigned to FCMTT.

       FCTT and FCAL. FCTT purchases leases and leased vehicles from dealers located in states in which FCTT is authorized to purchase leases and leased vehicles. As of the closing date, FCTT is authorized to purchase leases and the related leased vehicles originated by dealers in the following 24 states: Arizona, Arkansas, California, Colorado, Delaware, Florida, Georgia, Indiana, Kansas, Maryland, Minnesota, Missouri, Nebraska, Nevada, New Mexico, New York, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Virginia and Washington.

       As of the closing date, FCAL has not purchased any leases or leased vehicles. Before the Revolving Period ends, Ford Credit anticipates that FCAL will be authorized to purchase leases and leased vehicles from dealers located in some of the 24 states identified in the immediately preceding paragraph or other states. Once FCAL begins purchasing leases and leased vehicles from dealers in a state in which FCTT is authorized to purchase leases and leased vehicles, FCTT will cease purchasing leases and leased vehicles from dealers located in that state.

       All the initial Series 2000-1 Leases and initial Series 2000-1 Leased Vehicles will be originated in either Michigan or one of the 24 states in which FCTT is authorized to purchase leases and leased vehicles. It is anticipated that during the Revolving Period:

•	additional states will be added to the list of states in which dealers will sell leases and leased vehicles to FCTT or FCAL; and

•	leases and leased vehicles originated in those additional states may be included as Series 2000-1 Assets.

       See “— Lease Origination by Dealers and Assignment to the Titling Companies”for additional discussion of the origination process of Series 2000-1 Leases and Series 2000-1 Leased Vehicles.

Trustees and Administrators

       U.S. Bank National Association, a national banking association, is the trustee of FCTT and FCMTT and the administrator of FCAL and FCALM. The principal corporate trust office of U.S. Bank is located at 535 Griswold, Suite 740, Detroit, Michigan 48226. The transferor, Ford Credit and their affiliates maintain normal commercial banking relationships with U.S. Bank and its affiliates. U.S. Bank, as trustee of FCTT and FCMTT, may appoint one or more co-trustees or separate trustees for FCTT or FCMTT, as applicable, for the purpose of meeting applicable state requirements.

       Wilmington Trust Company, a Delaware corporation, is also a trustee of FCMTT. The principal corporate trust office of Wilmington Trust is located at Rodney Square North, 110 North Market Street, Wilmington, Delaware 19890. The transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with Wilmington Trust and its affiliates.

Lease Origination by Dealers and Assignment to the Titling Companies

       Leases originated by dealers and related leased vehicles are assigned to a titling company. Dealers originate leases on a form contract providing for the assignment of the leases to a titling company licensed to own those leases and leased vehicles in that state. Each leased vehicle which is assigned to a titling company has been previously sold to the dealer by Ford Motor Company or, in limited circumstances, by another manufacturer of motor vehicles. The dealer has negotiated the terms of the lease with the consumer lessee, including an option to purchase the related leased vehicle on the date specified in that lease as the termination date for the lease — which we refer to in this prospectus as the scheduled lease end date — for an amount equal to the Residual Value of the leased vehicle. Upon entering into a lease with a consumer lessee and approval of that lease by the administrative agent, dealers assign the lease, the related leased vehicle, the first Total Monthly Payment received from the consumer lessee and the rights to any security deposit to a titling company against payment of the Adjusted Capitalized Cost of the lease. Once the dealer assigns leases and leased vehicles to a titling company, that titling company owns those leases and the leased vehicles.

       Dealers’ obligations to repurchase leases and leased vehicles. Under the agreements between Ford Credit and the dealers, each dealer is obligated, after originating and assigning leases and leased vehicles to a titling company, to repurchase those leases and leased vehicles which do not meet the representations and warranties made by that dealer. Those representations and warranties relate primarily to the origination of the leases in compliance with law and do not typically relate to the creditworthiness of the related consumer lessee or the collectibility of the leases. The administrative agent or the dealer has paid or will pay applicable sales, use and similar taxes to the appropriate authorities from amounts collected from the consumer lessees or otherwise.

Titling of Leased Vehicles

       Leased vehicles will be titled in the name of a titling company and certificates of title do not reflect the issuer’s interest in leased vehicles. The administrative agent, on behalf of each titling company, purchases the leases and related leased vehicles — including the Series 2000-1 Leases and Series 2000-1 Leased Vehicles — for each titling company from the originating dealers. At the same time, the administrative agent causes the certificate of title for each leased vehicle to be issued in the name and in the manner specified in the governing agreement of each titling company. For example, the certificate of title for a leased vehicle purchased for FCTT will be issued in the name of “Ford Credit Titling Trust,” “FCTT” or “Ford Credit Titling Trust, U.S. Bank National Association, Trustee” or in a substantially similar name acceptable to the relevant governmental departments or agencies.

       When the administrative agent designates leased vehicles as Series 2000-1 Leased Vehicles, the administrative agent will not place any lien on the certificates of title to indicate the issuer’s or any other person’s interest in those leased vehicles. However, certificates of title to leased vehicles issued in some states may reflect a lien recorded in favor of the administrative agent, including the address of an office of the administrative agent at which the related leases, the certificates of title and notices related to those vehicles are to be delivered. This lien exists only to assure delivery of the certificates of title and those notices to the correct location. The administrative agent will not have any interest in the Series 2000-1 Leased Vehicles, although for administrative convenience, the administrative agent — or a third party contractor hired by the administrative agent — will hold the certificates of title as custodian on behalf of the titling companies. See “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates” for additional legal discussion on titling of leased vehicles.

Administration of Leases and Leased Vehicles

       Ford Credit will service the Series 2000-1 Leases and Series 2000-1 Leased Vehicles under an administrative agency agreement, dated as of November 23, 1999, to be supplemented by the Series 2000-1 supplement, dated as of             , 2000, among the titling companies, the titling company agent and Ford Credit, as administrative agent.

Non-Specified Interest, Specified Interest and Titling Company Certificates

       In exchange for amounts contributed to each titling company, the titling company has conveyed to Ford Credit the non-specified interest of that titling company. Ford Credit holds the titling company interest in each lease and the related leased vehicle of that titling company until the lease and leased vehicle are designated as specified assets. Once the lease and leased vehicle are designated as specified assets and the related titling company certificates are issued, the titling company interest in that lease and leased vehicle will be held by the holders of the titling company certificates. A holder of any titling company interest — whether it is a non-specified interest or a specified interest — will never have a direct ownership in the related leases or in the related leased vehicles.

       Ford Credit, as holder of the non-specified interest, will make loans to each of the titling companies on an on-going basis to:

•	finance the acquisition of leases and leased vehicles from dealers;

•	pay fees to the administrative agent for the servicing of the non-specified assets of the titling company; and

•	reimburse the trustee or the administrator, as applicable, or the administrative agent for any advance made to facilitate the acquisitions of leases and leased vehicles from dealers.

Ford Credit, as holder of the non-specified interest in each titling company, receives all collections on the leases and proceeds from the sale of leased vehicles allocated to the non-specified interest in each titling company. These amounts are applied to reduce the loans made by Ford Credit to the titling companies for the purchase of leases and leased vehicles.

       Ford Credit, as holder of the non-specified interest in each titling company, will be liable to third parties for all debts and obligations arising with respect to the non-specified assets. In the same capacity, Ford Credit also will be generally liable for the obligations of each titling company arising from the location of the related titling company assets. Ford Credit’s liability relating to the specified assets — including the Series 2000-1 Assets — will be limited to state and local taxes assessed on each titling company based on those specified assets’ location.

       Designation of specified interests and specified assets. In order to provide an on-going source of funds to finance the acquisition of leases and leased vehicles from dealers, a titling company may issue one or more titling company certificates to Ford Credit, as holder of the non-specified interest and will designate specified assets of the titling company, which will be collectively represented by the titling company certificates. When the titling company certificates are issued, the administrative agent will enter into a supplement to the administrative agency agreement, which provides for the servicing of those designated assets. In this prospectus, we call these designated assets the specified assets and the titling company interest in those assets the specified interest.

       On November 23, 1999, each of the titling companies issued a series of titling company certificates to Ford Credit, each representing the entire specified interest in specified leases and leased vehicles allocated to those titling company certificates. Ford Credit contributed those titling company certificates to one of its affiliates, which deposited them into a securitization trust. In return, the securitization trust has issued a series of asset backed securities. No other securities are outstanding that are backed by any titling company certificates.

       The following table illustrates the three potential owners of the titling company interest in a lease and the related leased vehicle assigned to a titling company.

Status	Ownership of Titling Company Interest

lease and leased vehicle are not designated as specified assets	Ford Credit, as holder of non-specified interest

lease and leased vehicle are designated as Series 2000-1 Assets	the holder or assignee of the Series 2000-1 Certificates

lease and leased vehicle are designated as specified assets relating to another securitization	the holder or assignee of the titling company certificates issued for that securitization

       Designation of additional series. From time to time, Ford Credit, as holder of the non-specified interests of the titling companies, may create one or more additional specified interests and designate some assets of one or more titling companies as specified assets of those specified interests. At the same time, Ford Credit will receive titling company certificates representing the newly designated specified interests from those titling companies. No titling company certificates, including the Series 2000-1 Certificates, may be issued unless a written opinion of counsel is delivered that the issuance of the titling company certificates will not:

•	cause any of the titling companies to be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes; and

•	have a material adverse effect on the federal income tax classification of any previously issued titling company certificates or any outstanding securities whose payment is based on those previously issued titling company certificates.

       Holders of titling company certificates have the right to proceeds from the related leases and leased vehicles only. The holders of Series 2000-1 Certificates have the entire titling company interest in the Series 2000-1 Assets and will:

•	receive the proceeds of the Series 2000-1 Assets, including the collections from the related consumer lessee; and

•	be entitled to direct the related titling company to take actions relating to the Series 2000-1 Assets, including the right to direct the titling company to reallocate or distribute any of the Series 2000-1 Assets.

The holders of Series 2000-1 Certificates will not receive proceeds from any non-specified assets or from any specified assets allocated to specified interests not represented by the Series 2000-1 Certificates.

The Titling Company Agreements

       Duties and powers of trustee or administrator of a titling company. In carrying out their duties as described in the FCTT agreement, the FCMTT agreement, the FCAL agreement and the FCALM agreement — which we collectively refer to in this prospectus as the titling company agreements — the FCTT trustee, the FCMTT trustees, the FCAL administrator and the FCALM administrator, as applicable, are required to exercise the same degree of care and skill that a prudent person would exercise in the conduct of that person’s own affairs.

       None of the FCTT trustee, the FCMTT trustees, the FCAL administrator or the FCALM administrator will:

•	make representations as to the validity or sufficiency of the Series 2000-1 Certificates or of any Series 2000-1 Lease, Series 2000-1 Leased Vehicle or related document;

•	be responsible for performing any of the duties of the holder of the non-specified interest in the related titling company or the administrative agent;

•	be accountable for the use and application by the transferor, the issuer or the indenture trustee of the Series 2000-1 Assets of the related titling company or any funds paid relating to the Series 2000-1 Assets of the related titling company or the investment of any of those monies before they are deposited into the collection account; and

•	independently verify the Series 2000-1 Leases or the related Series 2000-1 Leased Vehicles.

       The duties of each of these trustees and administrators will generally be limited to the following:

•	the issuance and authentication of the titling company certificates including the Series 2000-1 Certificates;

•	the creation and maintenance of the applicable titling company account; and

•	the receipt of the various titling company certificates, reports or other instruments required to be furnished to their titling company under the applicable titling company agreement, in which case they will only be required to examine them to determine whether those documents conform to the requirements of the applicable titling company agreement.

       Unless sufficient security or indemnity has been provided to it, none of the FCTT trustee, the FCMTT trustees, the FCAL administrator or the FCALM administrator will have any obligation to do any of the following:

•	exercise any of the rights or powers vested in them by the applicable titling company agreement;

•	make any investigation of any matters arising under the applicable titling company agreement; or

•	institute, conduct or defend any litigation under the applicable titling company agreement at the request, order or direction of the administrative agent or the holder of a Series

2000-1 Certificate issued by that titling company, unless that party has offered to the trustee or the administrator, as applicable, reasonable security or indemnity against any costs, expenses or liabilities that may be incurred by the litigation.

       Removal of trustee or administrator of a titling company. The FCTT trustee, the FCMTT trustees, the FCAL administrator or the FCALM administrator may be replaced by Ford Credit, as the holder of the non-specified interest in the related titling company if:

•	it ceases to be qualified under the terms of the applicable titling company agreement; or

•	it becomes bankrupt or insolvent.

       Indemnity of trustee or administrator of a titling company. The holder of the Series 2000-1 Certificates — which holder for this purpose will be the transferor and the issuer — will indemnify the FCTT trustee, the FCMTT trustees, the FCAL administrator or the FCALM administrator, as applicable, to the extent any of these trustees or administrators incur any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation, in connection with the Series 2000-1 Assets owned by the related titling company.

       Ford Credit, as the holder of the non-specified interest in each titling company, will indemnify the FCTT trustee, the FCMTT trustees, the FCAL administrator or the FCALM administrator, as applicable, to the extent any of these trustees or administrators incur any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation, relating to the non-specified assets owned by the related titling company.

       Despite the discussion in the two preceding paragraphs, none of the FCTT trustee, the FCMTT trustees, the FCAL administrator or the FCALM administrator will be indemnified for the loss:

•	incurred by reason of its willful misfeasance, bad faith or negligence; or

•	incurred by reason of its breach of the respective representations and warranties made in the applicable titling company agreement.

       Termination. If no titling company certificate of a titling company is outstanding, that titling company may be dissolved and the applicable titling company agreement will terminate at the direction of Ford Credit as the holder of the non-specified interest. So long as a titling company certificate is outstanding, the titling company which issued that certificate will not dissolve and that titling company will be in effect until all of its assets are distributed.

       A titling company agreement may be terminated with respect to the Series 2000-1 Certificates issued by that titling company only when the trustee or the administrator of that titling company receives written direction to that effect from the holders of all of the Series 2000-1 Certificates issued by that titling company — which holder for this purpose will be the transferor and the indenture trustee acting at the direction of the senior noteholders. All Series 2000-1 Assets held by that titling company will be distributed to the holders of the Series 2000-1 Certificates upon that termination. If the senior noteholders direct a distribution upon termination of a titling company, the costs and expenses of retitling the related Series 2000-1 Leased Vehicles will be borne by the issuer and would reduce funds available for payments on the senior notes.

The Titling Company Agent

       Under the titling company agreements, all of the titling companies have appointed U.S. Bank National Association to act as the titling company agent. The primary duty of the titling company agent is to act as common agent of the titling companies and of the holders of the titling company certificates, including the holders of the Series 2000-1 Certificates, in their dealings with the administrative agent. Only the holders of all of the titling company certificates issued under the same supplement to the administrative agency agreement may direct the titling company agent to take action relating to any specified assets relating to those titling company certificates. For example, the holders of all of the Series 2000-1 Certificates can direct the titling company agent to take action relating to any Series 2000-1 Assets.

       The titling company agent may not resign without the consent of the titling companies unless the titling company agent is no longer eligible to act, is incapable of acting or it would be illegal for it to act as titling company agent. The holders of the non-specified interests of the titling companies may remove the titling company agent and appoint a successor titling company agent.

THE TRANSFEROR

Delaware Business Trust

       RCL Trust 2000-1 is a business trust formed under the laws of the State of Delaware for the purpose of the transactions described in this prospectus. The transferor will be governed by an amended and restated trust agreement, dated as of             , 2000, between Ford Credit, as sole beneficiary, and First Union Trust Company, National Association, as trustee — which we refer to in this prospectus as the transferor trust agreement. The transferor trust agreement, together with the indenture, the administrative agency agreement, the Series 2000-1 supplement, the program operating lease, the titling company agreements, the issuer trust agreement, the asset contribution agreement and the transfer agreement are called the basic documents.

       The activities of the transferor are limited to:

•	acquiring from Ford Credit and transferring to the issuer the Series 2000-1 Certificates and performing its obligations under the program operating lease;

•	acting as depositor to the issuer and entering into the issuer trust agreement and acquiring all of the senior notes, the subordinated notes and the lease trust certificates;

•	selling the senior notes to the underwriters listed on the cover page of this prospectus, selling $ principal balance of lease trust certificates in a private transaction and retaining the subordinated notes; and

•	making distributions and executing agreements as are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

Trustee of the Transferor

       The trustee of the transferor is First Union Trust Company, National Association, a national banking association. First Union administers its corporate trust business at One Rodney Square, 920 King Street, Wilmington, Delaware 19801. Ford Credit and its affiliates maintain normal commercial banking relationships with First Union and its affiliates. Ford Credit, as sole beneficiary of the transferor, will pay the fees and expenses of First Union.

Role of the Transferor

       The primary obligation of the transferor after the closing date is to make monthly rent payments under the program operating lease. The transferor will use the following sources of income to make monthly rent payments under the program operating lease:

•	the interest it has as lessee of the Series 2000-1 Certificates under the program operating lease;

•	its interest in the cash collateral account; and

•	the subordinated notes.

See “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor” for more discussion of the transferor’s primary obligations.

SERIES 2000-1 CERTIFICATES

Issuance of the Series 2000-1 Certificates to Ford Credit

       Under the Series 2000-1 supplement, each of the titling companies will issue a Series 2000-1 Certificate to Ford Credit on the closing date, which will reduce the non-specified interest in each titling company held by Ford Credit. Each Series 2000-1 Certificate will represent:

•	the titling company interest in the assets of the related titling company designated as initial Series 2000-1 Assets according to the initial Specification Notice delivered to each titling company on or before the closing date; and

•	the titling company interest in additional assets of the related titling company to be designated from time to time as additional Series 2000-1 Assets according to the additional Specification Notices to be delivered during the Revolving Period.

       Holders of the Series 2000-1 Certificates will have no interest in non-specified assets or in specified assets allocated to other outstanding titling company certificates, including any payments made on or proceeds from those assets.

       Additional Series 2000-1 Assets will be added during the Revolving Period. On the first day of each month during the Revolving Period, the administrative agent will apply an amount approximately equal to the Monthly Pool Balance Decline to acquire the titling company interest in additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicles on behalf of the holders of the Series 2000-1 Certificates. Upon designation of a lease as an additional Series 2000-1 Lease and the related leased vehicle as an additional Series 2000-1 Leased Vehicle, the Series 2000-1 Certificates will represent the titling company interest in that additional lease and leased vehicle, which will be subject to the program operating lease.

       Generally, the amount of the Monthly Pool Balance Decline for a month equals the decline in the Securitization Value of the Series 2000-1 Assets during that month. This decline results from the following:

•	Monthly Payments received from the consumer lessees of Series 2000-1 Leases during that month; plus

•	Monthly Payment Advances made by the administrative agent for delinquent portions of the Monthly Payments due under the Series 2000-1 Leases during that month; plus

•	Sale Proceeds Advances made by the administrative agent relating to each Series 2000-1 Leased Vehicle sold or otherwise disposed of during that month — or if no Sale Proceeds Advance was made for any of these leased vehicles, the Sale Proceeds and Liquidation Proceeds received from the sale or other disposition; plus

•	the Administrative Purchase Amounts paid by the administrative agent to purchase the titling company interest in Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which an uncured breach of its representations and warranties or servicing covenants has occurred; plus

•	the Securitization Value of any Series 2000-1 Assets charged off during that month for which no Sale Proceeds Advance has been made.

Because the Monthly Pool Balance Decline will not exactly equal the total Securitization Value of the leases and leased vehicles available for designation as additional Series 2000-1 Assets during that month, a small portion of the Monthly Pool Balance Decline will be held as an Excess Cash Amount and will not be used to purchase a titling company interest in a lease or leased vehicle during that month. The Excess Cash Amount for any month generally will be less than the Securitization Value of a single eligible lease. During the Revolving Period, the administrative agent will select leases and leased vehicles for designation as additional Series 2000-1 Assets in a manner as to minimize the Excess Cash Amount for any month.

       Selection of additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicles. The administrative agent, in its sole discretion, will select which titling company leases and leased vehicles will be purchased so long as the additional Series 2000-1 Leases and the additional Series 2000-1 Leased Vehicles meet the following criteria:

•	the eligibility criteria; and

•	the additional eligibility criteria.

For further discussion of these criteria, see “The Leases and Leased Vehicles — Eligibility Criteria” and “Additional Document Provisions — Representations, Warranties and Covenants.”

       Composition of the Series 2000-1 Assets. The Series 2000-1 Assets will generally consist of the Series 2000-1 Leases, the Series 2000-1 Leased Vehicles and all proceeds and payments on those leases or leased vehicles received or due on or after the related cutoff date and all other related Series 2000-1 Assets, including:

•	amounts in the collection account received for the Series 2000-1 Leases or the sale of the Series 2000-1 Leased Vehicles;

•	proceeds from any insurance policy covering the Series 2000-1 Leases, the Series 2000-1 Leased Vehicles or the related consumer lessees; and

•	all proceeds of the above.

       Cutoff Dates. The initial cutoff date for the initial Series 2000-1 Assets will be [            ], 2000. The additional cutoff date for any additional Series 2000-1 Assets allocated during any month will be the first day of that month.

Contribution of the Series 2000-1 Certificates to the Transferor

       Absolute transfer of the Series 2000-1 Certificates. On the closing date, Ford Credit will convey all of the Series 2000-1 Certificates issued to it to the transferor under the terms of the asset contribution agreement. Ford Credit will covenant to treat the conveyance of the Series 2000-1 Certificates to the transferor as an absolute transfer for all purposes. Upon the conveyance of the Series 2000-1 Certificates, the value of the beneficial interest of Ford Credit in the transferor will be increased by the value of the Series 2000-1 Certificates. See “The Transferor” for a more detailed description of the transferor.

       Representations, warranties and covenants. The administrative agent in the Series 2000-1 supplement to the administrative agency agreement and Ford Credit in the asset contribution agreement will make representations, warranties and covenants about the characteristics of the

Series 2000-1 Leases and Series 2000-1 Leased Vehicles. For the initial Series 2000-1 Leases and Series 2000-1 Leased Vehicles, these representations and warranties apply as of the closing date. For any additional Series 2000-1 Leases and Series 2000-1 Leased Vehicles, these representations and warranties apply as of the date those additional leases and leased vehicles are allocated to the Series 2000-1 Certificates, which will be the first day of each month during the Revolving Period. See “The Leases and Leased Vehicles — Eligibility Criteria” and “Additional Document Provisions — Representations, Warranties and Covenants” for further discussions on the eligibility criteria for the Series 2000-1 Leases and Series 2000-1 Leased Vehicles.

       For any Series 2000-1 Assets, the covenants made by Ford Credit as administrative agent apply on an ongoing basis. A breach by the administrative agent of any of its representations, warranties or covenants may result in an obligation on the administrative agent’s part to purchase the titling company interest in the related Series 2000-1 Asset. See “Description of the Administrative Agency Agreement — Administrative Purchases.”

Transfer of the Series 2000-1 Certificates to the Issuer

       On the closing date, immediately following the conveyance of the Series 2000-1 Certificates to the transferor, the transferor will transfer the Series 2000-1 Certificates to the issuer under the terms of the transfer agreement. The transferor also will assign to the issuer the rights under the administrative agency agreement and the Series 2000-1 supplement conveyed to it by Ford Credit under the asset contribution agreement. In exchange, the issuer:

•	will pay to the transferor the proceeds from the sale of the senior notes and $ principal balance of lease trust certificates; and

•	will issue to the transferor the subordinated notes and $ principal balance of lease trust certificates.

       The Issuer, as holder of the Series 2000-1 Certificates, will be entitled to receive the following monthly collections from the Series 2000-1 Assets:

•	all Monthly Payments and applied Payahead Credits;

•	all Monthly Payment Advances;

•	all Administrative Purchase Amounts paid by the administrative agent to purchase the titling company interest in Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which an uncured breach of its representations and warranties or servicing covenants has occurred;

•	all Sale Proceeds Advances;

•	all Monthly Termination Sale Proceeds with respect to Series 2000-1 Leased Vehicles for which no Sale Proceeds Advance has been made;

•	all Liquidation Proceeds with respect to the Series 2000-1 Leased Vehicles for which no Sale Proceeds Advance has been made;

•	the Aggregate Excess Proceeds; and

•	all Recoveries.

Pledge of the Series 2000-1 Certificates to the Indenture Trustee

       Immediately following the transfer of the Series 2000-1 Certificates to the issuer, the issuer will pledge its interest in the Series 2000-1 Certificates as part of the Issuer Trust Estate pledged to the indenture trustee as security for the repayment of the senior notes. See “Property of the Issuer” for a description of the assets of the issuer.

Lease of the Series 2000-1 Certificates Back to the Transferor

       The transferor will be the lessee of the Series 2000-1 Certificates under the program operating lease. Immediately following the transfer of the Series 2000-1 Certificates to the issuer and the pledge to the indenture trustee of the issuer’s interest in the Series 2000-1 Certificates, the issuer and the transferor will enter into the program operating lease. Under the program operating lease, the transferor will lease the Series 2000-1 Certificates from the issuer for the term of the program operating lease. As lessee, the transferor:

•	will be entitled to receive all proceeds from the Series 2000-1 Certificates during the term of the program operating lease; and

•	will be required to make monthly rent payments under the program operating lease.

       The term of the program operating lease. The program operating lease in its entirety will expire 60 days after the latest scheduled lease end date of any Series 2000-1 Lease. In the meantime, the program operating lease will individually expire with respect to any right to receive payments on the Series 2000-1 Certificates relating to each Series 2000-1 Leased Vehicle on the business day immediately preceding the earliest of:

•	the date a Sale Proceeds Advance is made relating to that Series 2000-1 Leased Vehicle;

•	the date that a Series 2000-1 Leased Vehicle is sold; or

•	in the case where the related Series 2000-1 Lease became a Liquidated Lease, the date that lease is terminated.

       During the term of the program operating lease, the transferor will receive and simultaneously deposit into the cash collateral account the following:

•	Monthly Payments relating to the Series 2000-1 Leases; and

•	amounts collected relating to excess wear and use and excess mileage.

       Excess wear and use and excess mileage, with respect to any lease and leased vehicle, are amounts due from a consumer lessee upon termination of the lease as a result of excess wear and use of the related leased vehicle and usage of that vehicle in excess of the minimum mileage specified in the related lease.

       Any Monthly Payment received on the day a Sale Proceeds Advance was made will be considered to have been made before the program operating lease terminated with respect to the related Series 2000-1 Lease and will be deposited into the cash collateral account. If no Sale Proceeds Advance was made, any Monthly Payment received on the day the related Series 2000-1 Leased Vehicle was sold or on the day the related Series 2000-1 Lease was deemed to be terminated as a Liquidated Lease will be considered to have been made before the program operating lease terminated with respect to that Series 2000-1 Lease and will be deposited into the cash collateral account.

       Monthly rent payments under the program operating lease. The transferor is obligated to make monthly rent payments under the program operating lease to the issuer on or before each payment date. The monthly rent payment will consist of a Required Payment and an Additional Payment.

       Required Payment. The Required Payment for any payment date equals the sum of:

•	the administrative agent fee; plus

•	the sum of the Monthly Payment Advances which the administrative agent has determined will not be reimbursed from collections on the related Series 2000-1 Leases; plus

•	the excess of the Sale Proceeds Advances made for any Series 2000-1 Leased Vehicles which were sold during the preceding month minus the Sale Proceeds received during that month from the sale of those Series 2000-1 Leased Vehicles; plus

•	the amount of interest accrued on the outstanding senior notes, subordinated notes and lease trust certificates since the preceding payment date plus any overdue interest and interest on that overdue interest at the interest rate of the applicable security; plus

•	the Monthly Pool Balance Decline; plus

•	any unpaid amount of any principal of the senior notes, the subordinated notes or the lease trust certificates due on a previous payment date; minus

•	an amount equal to the Available Sale Proceeds on deposit in the payment account on that payment date, before any withdrawals from or deposits to the payment account on that payment date.

       Additional Payment. The Additional Payment for any payment date will be an amount equal to:

•	the amounts on deposit in the cash collateral account for that payment date — after the withdrawal to pay the Required Payment and after any deposit to the cash collateral account on that payment date, including deposit of payments made on the subordinated notes on that payment date; minus

•	the minimum amount required to be maintained in the cash collateral account for that payment date as described in “Description of the Senior Notes — Cash Collateral Account; Credit Enhancement.”

If, on any payment date, Available Funds are less than the Required Payment, the Additional Payment will be zero.

       The indenture trustee withdraws these monthly rent payments from the cash collateral account. On the business day preceding each payment date, the indenture trustee will withdraw from the cash collateral account and deposit into the payment account:

•	the Cash Collateral Required Draw Amount, which, if sufficient funds are available in the cash collateral account, will be considered to constitute the payment by the transferor to the issuer of the Required Payment portion of the monthly rent payment under the program operating lease for that payment date.

On each payment date, the indenture trustee will withdraw from the cash collateral account and apply to make the payments required on that payment date:

•	the Cash Collateral Additional Draw Amount, which will be considered to constitute the payment by the transferor to the issuer of the Additional Payment portion of the monthly rent payment under the program operating lease for that payment date.

See the definitions of Cash Collateral Required Draw Amount and Cash Collateral Additional Draw Amount in the “Glossary of Terms” for a description of how they are calculated and “Description of the Senior Notes — Distributions” for a more detailed description of how they are applied.

       Remittance back to the transferor. On each payment date (1) during the Revolving Period and (2) during the Amortization Period until the total Securitization Value of the Series 2000-1 Assets has been reduced to      % of the total Securitization Value on the initial cutoff date and so long as no Early Amortization Event has occurred, the following amount will be deposited to the lease trust distribution account:

•	an amount equal to the portion of the Cash Collateral Additional Draw Amount remaining after payment of the administrative agent fee, reimbursement of Monthly Payment Advances and Sale Proceeds Advances, payments on the senior notes and the lease trust certificates and the required deposit to the cash collateral account.

On each payment date during these periods, as an adjustment to the monthly rent payment under the program operating lease, the issuer will pay to the transferor this amount deposited to the lease trust distribution account on that payment date. The transferor will not deposit this amount to the cash collateral account and that amount will not be available to make payments on the senior notes.

       Events of default under the program operating lease. The events of default under the program operating lease include:

•	the failure by the transferor to pay the Required Payment portion of the monthly rent payment under the program operating lease to the issuer;

•	the breach by the transferor of any representation or warranty made by it in the program operating lease or any other basic documents in any material respect unless the breach is cured within 30 days;

•	the failure of the transferor to observe or perform any covenants relating to the issuer’s rights to the Series 2000-1 Certificates;

•	the failure of the transferor to observe or perform any other material covenants for 30 days after notice; or

•	the occurrence of an Insolvency Event with respect to the transferor or an event of default under the indenture.

       An event of default under the program operating lease triggers the termination of the program operating lease, which will trigger an event of default under the indenture. If an event of default occurs under the program operating lease, the indenture trustee — as assignee of the issuer’s rights as the lessor under the program operating lease pursuant to the pledge of the Issuer Trust Estate — would be entitled to terminate the program operating lease. Once this happens, the issuer would receive directly all distributions relating to, or would have the right to sell, the Series 2000-1 Certificates and to apply the amounts on deposit in the cash collateral account to pay interest on and principal of the senior notes, the subordinated notes and the lease trust certificates. Under those circumstances, an event of default would occur under the indenture which would permit the senior noteholders to:

•	accelerate the maturity of the senior notes; and

•	in some circumstances, cause the sale of the Issuer Trust Estate.

See “Description of the Senior Notes — Indenture” for a description of the events of default under the indenture.

       The rights of the senior noteholders if an event of default under the program operating lease occurs. If, following an event of default under the program operating lease, the senior noteholders holding at least a majority of the outstanding principal amount of the senior notes accelerate the maturity of the senior notes, the indenture trustee, as assignee of the issuer, would be entitled to demand that the transferor pay:

•	all delinquent monthly rent payments under the program operating lease; plus

•	as liquidated damages, an amount equal to the sum of:

—	any interest due and unpaid on the senior notes, the subordinated notes and the lease trust certificates;

—	the remaining principal balance of the senior notes, the subordinated notes and the lease trust certificates; and

—	any other amounts payable by the transferor under the basic documents.

The transferor would be entitled to receive the Series 2000-1 Certificates upon payment of the above amounts.

       The transferor has the option to purchase leased vehicles. Under the program operating lease, if a Series 2000-1 Lease terminates and all amounts due under that lease have been paid in full, the transferor has the option to purchase the issuer’s titling company interest in the related Series 2000-1 Leased Vehicle that was not purchased by the consumer lessee or dealer. If the transferor elects to purchase, it will pay the issuer a purchase price equal to:

•	the Residual Value of that leased vehicle minus any amounts due from the related consumer lessee for uncollected excess wear and use and excess mileage for that leased vehicle.

The transferor generally will exercise this option if:

•	the Series 2000-1 Leased Vehicle is sold at auction; and

•	the proceeds from the sale of that Series 2000-1 Leased Vehicle — including any insurance proceeds — exceed the purchase price to the transferor.

Because the transferor intends to exercise this purchase option whenever available, the proceeds received by the issuer relating to the sale of any Series 2000-1 Leased Vehicle will not exceed this purchase price.

       Upon exercise by the transferor of this purchase option, the administrative agent will apply from Sale Proceeds the amount equal to any Sale Proceeds Advance relating to that Series 2000-1 Leased Vehicle as full reimbursement of the Sale Proceeds Advance. Any remaining portion of the purchase price will be deposited into the collection account. If no Sale Proceeds Advance is outstanding relating to that leased vehicle, then the transferor will deposit this purchase price into the collection account.

       For each Series 2000-1 Leased Vehicle for which the transferor exercises its purchase option, the transferor will realize a gain equal to the excess of the proceeds from the sale of that leased vehicle over the purchase price the transferor paid. The administrative agent, on behalf of the transferor, will deposit this gain into the cash collateral account until the cumulative gains deposited into the cash collateral account equals $          , which is      % of the total Securitization Value of the Series 2000-1 Assets as of the initial cutoff date. Thereafter, the administrative agent will remit directly to the transferor the amount of any gain and those amounts will not be deposited into the cash collateral account nor will they be available to pay interest on or principal of the senior notes, the subordinated notes or the lease trust certificates.

THE LEASES AND LEASED VEHICLES

Origination Procedures

       Ford Credit Red Carpet Lease Plan. The leases that are assigned to the titling companies, including the Series 2000-1 Leases, were — or will be, in the case of any additional Series 2000-1 Leases — originated under the Ford Credit Red Carpet Lease Plan. This plan is one of a number of financing programs offered by dealers to assist their customers in the acquisition of new automobiles and light-duty trucks. Under this plan, a consumer lessee enters into a lease that requires the consumer lessee to make Total Monthly Payments for the scheduled term of the lease — which we refer to in this prospectus as the lease term — in return for the use of the related leased vehicle. At the end of the lease term, the consumer lessee has the option to purchase the leased vehicle at a price equal to the residual value stated in the lease or return it to Ford Credit through the dealer. Dealers negotiate the terms of the lease with prospective consumer lessees according to guidelines set by Ford Credit.

       Underwriting. Ford Credit uses underwriting standards and credit evaluation criteria which emphasize the consumer lessee’s creditworthiness, its ability to make timely payments on the lease, the probability that the consumer lessee will make the payments on the lease and the value of the leased vehicle. Each applicant for a lease completes a credit application with the dealer. The dealer submits the credit application to Ford Credit. Ford Credit evaluates the application following credit risk rating guidelines and uses of an external credit bureau to review the applicant. The credit risk rating guidelines are described in the following paragraph. The external credit bureau review and the internal credit risk rating guidelines are used to assess the degree of risk associated with each credit application for a lease. In addition, the final decision on the credit application may reflect other factors, including Ford Credit’s relationship with the dealer and the judgment of a credit analyst.

       Ford Credit uses 14 different lease specific credit risk rating guidelines to match the applicant with a particular segment of the customer population with similar credit risk characteristics. Traditionally, each segment of the customer population has unique payment patterns. Ford Credit’s portfolio performance confirms that credit applicants with similar credit risk characteristics liquidate their leases similarly. These credit risk rating guidelines are reviewed quarterly and are updated every 18 to 24 months. The last updates to the credit risk rating guidelines were in April 1999.

       One of Ford Credit’s latest credit risk rating guidelines incorporates the automobile-specific, FICO credit bureau score. FICO is an acronym for the Fair, Isaac Company. The Fair, Isaac Company designs and develops credit risk assessment tools such as credit risk rating guidelines. The FICO credit bureau score is a credit risk rating guideline solely derived from the information possessed by the Fair, Isaac Company and is based primarily on the applicant’s previous credit performance experience, the applicant’s current debt load, the length of time the credit line has been in use and the pursuit of new credit based on the applicant’s credit inquiries. Many finance providers use the FICO credit bureau score as the sole determinant in deciding whether to extend credit to their customers. Unlike these providers, Ford Credit utilizes additional credit risk rating guidelines provided by additional credit bureaus, Ford Credit’s own contracts and credit application data along with the FICO credit bureau score to evaluate credit applications. Ford Credit’s experience has shown that Ford Credit’s own contract and application data adds substantial predictive power to the 14 credit risk rating guidelines.

       During the evaluation process, Ford Credit uses the selected credit risk rating guideline to evaluate each credit application based on the credit bureau, contract and application characteristics. If the credit application meets the pre-determined criteria, the applicant may be automatically approved under Ford Credit’s electronic credit approval program. A sampling of Ford Credit’s electronic credit approvals are reviewed by department supervisors on a weekly basis to ensure the integrity of the information contained in the credit applications submitted by the dealers. Credit applications that do not qualify for Ford Credit’s electronic credit approval are reviewed by a credit analyst in the local branch of Ford Credit. The credit analyst will make the credit decision and inform the dealer of that decision.

       Approval of lease applications; documentation. Once an offered lease has been approved, the dealer submits the lease contract and the credit application to be checked by Ford Credit for accuracy and regulatory compliance. The dealer is required to perfect the security interest of the related titling company in the leased vehicles. Before the consumer lessee takes possession of the leased vehicle, Ford Credit requires that the dealer:

•	collect the first Total Monthly Payment, including a refundable security deposit — which sometimes may be waived;

•	obtain written evidence that the consumer lessee has purchased adequate insurance coverage; and

•	ensure that all required license fees, registration fees and up-front taxes are paid.

Some fees and warranties may be financed by the dealer and included in the consumer lessee’s Total Monthly Payment.

       Titling. The leased vehicle will be titled in the name of Ford Credit or the related titling company, depending on whether the jurisdiction is one in which the related titling company is authorized to hold the certificate of title. All the Series 2000-1 Leased Vehicles are titled in the name of a titling company. Certificates of title are mailed directly to and held by the appropriate Ford Credit branch office or to a central office of an independent contractor hired by Ford Credit.

Servicing Procedures

       The leases, including the Series 2000-1 Leases, are serviced through Ford Credit’s regional service centers and branch offices. Approximately 19 days before a Total Monthly Payment is due, Ford Credit sends the consumer lessee an invoice. The invoice instructs the consumer lessee to send the Total Monthly Payment to one of several regional lockboxes dedicated to the collection of payments for leases and retail installment contracts.

       If a consumer lessee does not make the payment within 10 days of its due date, a late fee will be assessed. At that time, Ford Credit will initiate collection procedures by mailing a past due notice to the consumer lessee. In some cases, such as chronic delinquency, payment default, multiple returned checks or bankruptcy, a lease generally will be assigned to a Ford Credit customer service representative after it has become 15 days or less delinquent. In other cases, collection assignments are issued when a lease becomes 22 days delinquent. Ford Credit will contact the consumer lessee to determine the cause of the delinquency and to help the consumer lessee develop plans to resolve it. If the consumer lessee cannot make the past due payment, Ford Credit will either grant a Payment Extension or repossess the leased vehicle. If a Payment Extension is granted, the consumer lessee will be assessed a fee and the term of the lease will be extended. The consumer lessee, however, is obligated to return the leased vehicle on or before the original scheduled lease end date and is not permitted to drive the leased vehicle more than the originally agreed upon number of miles without incurring charges for excess mileage. If repossession is necessary, the consumer lessee may agree to return the leased vehicle or a contractor hired by Ford Credit will repossess the leased vehicle. See “Description of the Administrative Agency Agreement” for detailed descriptions of Ford Credit’s servicing obligations for the Series 2000-1 Leases and Series 2000-1 Leased Vehicles.

       Early termination of Series 2000-1 Leases will cause prepayments on senior notes. Any consumer lessee not in default may cause a Voluntary Early Termination of his lease before the scheduled lease end date if the consumer lessee:

•	returns the leased vehicle to the dealer;

•	pays to Ford Credit the difference between:

—	the sum of the Unpaid Adjusted Capitalized Cost and any overdue Total Monthly Payments; and

—	the fair market wholesale value of the leased vehicle as agreed to by the consumer lessee and the dealer, or if the consumer lessee and dealer fail to agree, the amount received at auction; and

•	pays a fee of $200.

The dealer will pay an amount equal to the agreed fair market wholesale value, or if the lessee and the dealer failed to agree, the amount received at auction, to Ford Credit or the applicable titling company, as the case may be.

       A consumer lessee also may cause an Early Normal Termination of his lease before the scheduled lease end date if the consumer lessee:

•	returns the leased vehicle to the dealer; and

•	pays all Monthly Payments owed or to be owed under the lease in full.

       See “Maturity, Prepayment and Yield Considerations” for a discussion of the effect of the Voluntary Early Termination or Early Normal Termination of the Series 2000-1 Leases on the payment of principal of the senior notes.

       Consumer lessees and dealers have the right to purchase leased vehicles. On or before the scheduled lease end date, so long as all scheduled and delinquent payments due under the lease have been paid in full, the consumer lessee may:

•	purchase the leased vehicle for an amount equal to its Residual Value; or

•	return the leased vehicle to the dealer.

If the consumer lessee returns the leased vehicle to the dealer, the dealer may:

•	purchase the leased vehicle for an amount determined by the administrative agent according to accepted servicing practices, which amount may be less than the Residual Value of the returned vehicle; or

•	return the leased vehicle to Ford Credit to be sold at auction.

If the dealer does not purchase the leased vehicle, the dealer will inspect the leased vehicle, complete a vehicle condition report and submit the report to Ford Credit. The dealer will assess any additional charges for excess wear and use and excess mileage on the basis of the vehicle condition report. See “Description of the Administrative Agency Agreement — Duties of the Administrative Agent” for a description of the accepted servicing practices. See “Description of the Senior Notes — Distributions” and “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor — The transferor has the option to purchase leased vehicles” for a description of the circumstances under which the transferor may exercise its option to purchase the Series 2000-1 Leased Vehicles.

       Auction of returned vehicles. All leased vehicles that are returned to Ford Credit will be inspected to ensure that:

•	the vehicle condition report properly reflects the condition of the leased vehicle; and

•	the dealer has billed the consumer lessee for all excess wear and use and excess mileage charges due.

If the vehicle condition report does not properly reflect the condition of the leased vehicle, Ford Credit may seek reimbursement for any discrepancies from the returning dealer. Ford Credit will then ship the leased vehicle to one of several Ford Credit regional auction locations. In an attempt to maximize proceeds from the auction of leased vehicles, Ford Credit has established an Extra Step program to refurbish and recondition vehicles returned to Ford Credit. Ford Credit will generally transport leased vehicles to the regional auction location where Ford Credit management believes the highest auction proceeds will be realized. Ford Credit will monitor the results of each auction.

       Repossession and Write-off Policies of Ford Credit. Ford Credit makes reasonable efforts to collect on delinquent accounts and keep consumer lessees’ accounts current. Ford Credit considers repossession a last resort when:

•	the consumer lessee has demonstrated the inability to pay or the intention not to pay;

•	the security interest in the leased vehicle is impaired; and/or

•	the consumer lessee has not complied with specific contract provisions.

       Upon repossession or voluntary surrender of a leased vehicle, a condition report is prepared. A repossessed vehicle is sold at an auction and the proceeds are applied to the outstanding balance of the related lease. Ford Motor Company’s Vehicle Remarketing Department manages the disposal of repossessed leased vehicles and seeks to obtain the highest net price for the leased vehicle. The net price for a leased vehicle is the gross auction proceeds less auction fees and costs for reconditioning and transportation.

       All collection activities for accounts that have been written off by Ford Credit are consolidated and performed by Ford Credit at its facilities in Mesa, Arizona. Collection activities are continued until an account is paid or settled in full, or is deemed to be legally uncollectible due to bankruptcy of the consumer lessee, the death of the consumer lessee without a collectible estate or the expiration of the statute of limitations.

       Uniform servicing procedures for leases. The procedures that Ford Credit has applied and will apply in originating and servicing the leases assigned to a titling company — including the Series 2000-1 Leases — will be consistent with those that Ford Credit has applied and will apply to leases under the Ford Credit Red Carpet Lease Plan that are not assigned to a titling company. For convenience, the discussion under this heading “— Servicing Procedures” and under the heading “— Origination Procedures,” above, uses capitalized terms which have meanings defined with respect to leases assigned to a titling company. These terms have equivalent meanings when applied to leases under that plan that are not assigned to a titling company.

Delinquency and Loss Data

       Delinquency and loss experience of Series 2000-1 Leases may differ from the loss experience of Ford Credit Red Carpet Lease portfolio and may further change in the future. The following tables describe the delinquency and loss experience of Ford Credit with its portfolio of U.S. retail lease contracts for automobiles and light-duty trucks, which were originated under the Ford Credit Red Carpet Lease Plan. Those leases include previously sold leases which Ford Credit continues to service. For the three months ended on March 31, 2000, approximately 70%

of the leases in the tables below under the headings “Average leases outstanding” and “Average balance of leases outstanding” were originated in one of the 25 states in which leases are currently assigned to the titling companies. The tables below include data for new and used leased vehicles; however, only leases on vehicles not previously titled are part of the securitization structure described in this prospectus. Delinquency and loss experience may be influenced by a variety of economic, social, geographic and other factors. There is no assurance that the delinquency, repossession or loss experience of the Series 2000-1 Leases will be similar to Ford Credit’s historical experience described below.

       Because Ford Credit has not historically maintained separate records based on the term of leases, the data illustrated in the following tables include data for finance leases and operating leases. Finance leases have a term of more than 36 months and operating leases have a term of 36 months or less. In the following tables, approximately 98% to 99% of the leases were operating leases each year. All of the Series 2000-1 Leases are operating leases.

       Historical delinquency experience. Ford Credit tracks delinquency information for periods of 31 to 60 days, 61 to 90 days, and over 90 days. As of March 31, 2000, delinquencies of between 61 and 90 days as a percentage of average leases outstanding were about 0.32%. As of March 31, 2000, delinquencies of over 90 days as a percentage of average leases outstanding were about 0.10%. Additional detail and historical information on delinquencies is set forth in the table below.

       In the following delinquency experience table:

•	delinquencies represent the daily average balance of leases delinquent; and

•	where bankruptcy proceedings have been commenced against the related consumer lessees, those leases have been excluded.

RED CARPET LEASE PORTFOLIO

Historical Delinquency Experience

	Three Months
	Ended
	March 31,		Calendar Year

	2000	1999	1999	1998	1997	1996	1995

Average leases outstanding	1,161,213	1,178,037	1,173,895	1,274,828	1,320,146	1,203,199	1,122,871

Average daily delinquencies as a percentage of average leases outstanding 31-60 days past due	2.41%	2.56%	2.54%	2.42%	2.28%	2.03%	1.69%

61-90 days past due	0.32%	0.32%	0.29%	0.29%	0.28%	0.22%	0.16%

Over 90 days past due	0.10%	0.11%	0.09%	0.09%	0.08%	0.06%	0.04%

       As described in the preceding table, average daily delinquencies have increased each year since 1995. Ford Credit management believes that this is due to a shift in consumers’ preference to longer-term operating leases over shorter-term operating leases. From 1995 through 1999, the proportion of originations of operating leases with 36-months lease term to operating leases with 24-months lease term in the Ford Credit Red Carpet Lease portfolio has increased substantially. The proportion of originations which were leases with 36-months lease terms to the total number of the leases with the 24-and 36-months lease term was approximately 7.0% in 1995, 9.0% in 1996, 11.5% in 1997, 40.7% in 1998 and 62.0% in 1999. In the opinion of Ford Credit management, there is a positive correlation between increased credit risk and the duration of the lease. Ford Credit management believes that the increasing trend in average daily delinquencies, however, has been neutralized by actions taken by Ford Credit to improve collection procedures and has not had a substantial impact on Net Credit Losses as a percentage of average balance of leases outstanding as shown in the Historical Credit Loss and Repossession Experience table below.

       Historical loss analysis. In the following credit loss and repossession experience table:

•	Net Credit Losses mean, for any period:

—	the total Unpaid Adjusted Capitalized Costs of all leases and the related leased vehicles which are determined to be uncollectible during the period; plus

—	the total amount of uncollected charges for excess wear and use and excess mileage relating to leases which terminated during the period for which proceeds from the sale of the related leased vehicle were received in the period; plus

—	any uncollected scheduled Monthly Payments in the period relating to leased vehicles sold during the period; minus

—	all amounts received in the period relating to leases and related leased vehicles which were determined to be uncollectible during the period and Recoveries received in the period on leases and related leased vehicles charged-off in the period or any previous period;

•	totals may not equal the sum of the respective columns due to rounding; and

•	the percentages for the three months ended March 31, 2000 or March 31, 1999 are annualized figures.

RED CARPET LEASE PORTFOLIO

Historical Credit Loss and Repossession Experience

	Three Months Ended
	March 31,		Calendar Year

	2000	1999	1999	1998	1997	1996	1995

Average leases outstanding	1,161,213	1,178,037	1,173,895	1,274,828	1,320,146	1,203,199	1,122,871

Average balance of leases outstanding ($000)	$23,309,384	$23,919,250	$23,746,541	$25,067,735	$25,120,770	$21,092,911	$18,256,347

Net Credit Losses as a percentage of average balance of leases outstanding	0.80%	0.80%	0.79%	0.79%	0.80%	0.68%	0.50%

Repossessions as a percentage of average leases outstanding	2.74%	3.12%	2.81%	3.02%	2.99%	2.96%	2.53%

Average gross loss per repossession	$5,508	$4,985	$4,877	$4,818	$4,641	$3,887	$3,462

       As described in the preceding table, Net Credit Losses as a percentage of average balance of leases outstanding have remained relatively flat during the period from 1997 to 1999. This is due to a decrease in the number of leased vehicles being repossessed, as a percentage of the number of leases outstanding. Ford Credit management believes that this trend is a result of actions taken to improve procedures relating to credit quality and collection procedures. In particular, efforts have been made to introduce improved risk rating guidelines and to contact consumer lessees promptly on delinquent accounts. In addition, the general improvement in the economy has had a positive effect on Net Credit Losses. Moreover, in 2000, although Net Credit Losses as a percentage of average balance of leases outstanding are expected to remain at the same level as in the period from 1997 to 1999, Ford Credit management anticipates that Average gross loss per repossession in 2000 will be greater than its historical experience in the period from 1997 to 1999 due to greater weakness in used car prices.

Residual Value and Residual Loss Analysis

       The following table provides residual value and residual loss information for each of the periods shown relating to the portion of the leases under the Ford Credit Red Carpet Lease Plan. In the following table:

•	leases on new and used vehicles — including those leases that permit the consumer lessees to prepay all Monthly Payments in a single payment generally discounted to reflect the present value of the single payment and the reduction in the risk of credit loss — are included. Only leased vehicles not previously titled and only leases which do not permit prepayment of all Monthly Payments in a single payment are included in the Series 2000-1 Assets;

•	finance leases and operating leases are included;

•	MSRP means the Manufacturer’s Suggested Retail Price, which will generally exceed the Adjusted Capitalized Cost at the origination of a lease;

•	previously sold leases which Ford Credit continues to administer are included;

•	total number of leases scheduled to terminate indicates the total number of leases for which the scheduled termination date, as specified in the lease contract — subject to permitted extensions — occurred during the stated period.

•	Residual Loss means with respect to any month and any leased vehicle for which the related lease terminated during that month, the amount, if positive, equal to (1) the Residual Value of that leased vehicle, plus excess wear and use and excess mileage with respect to that leased vehicle, whether collected or not minus (2) the Net Auction Proceeds with respect to that leased vehicle. Residual Loss excludes those leased vehicles for which the related lease terminated following a Voluntary Early Termination or became a Liquidated Lease;

•	Total Number of Returned Vehicles Sold by Ford Credit excludes the leased vehicles for which the related lease terminated following a Voluntary Early Termination or became a Liquidated Lease;

•	Residual Loss as a Percentage of Residual Value of Scheduled Termination indicates the ratio of total losses on returned vehicles sold by Ford Credit during the stated period to the Residual Value of all vehicles for which the related lease was scheduled to terminate during the stated period;

•	Residual Loss as a Percentage of Residual Value of Returned Vehicles Sold by Ford Credit indicates the ratio of total Residual Losses on returned vehicles sold by Ford Credit during the stated period to the Residual Value of all returned vehicles sold by Ford Credit whether or not the vehicle was sold for a gain or a loss; and

•	Return Ratio indicates the ratio of Total Number of Returned Vehicles Sold by Ford Credit during the stated period to the total number of leases scheduled to terminate during the stated period.

RED CARPET LEASE PORTFOLIO

Residual Value Analysis

	Three Months Ended
	March 31,		Calendar Year

	2000	1999	1999	1998	1997	1996	1995

Residual Value of all leased vehicles scheduled to terminate in stated period ($000)	$1,952,572	$3,329,826	$10,357,564	$9,850,725	$8,463,271	$7,765,804	$5,459,441

MSRP of all leased vehicles scheduled to terminate in stated period ($000)	$3,335,296	$5,407,336	$17,312,151	$16,565,518	$14,396,193	$13,938,985	$10,433,805

Residual Value as a percentage of MSRP for all leased vehicles scheduled to terminate	59%	62%	60%	59%	59%	56%	52%

Total number of leases scheduled to terminate	124,403	207,461	650,164	626,266	578,557	595,594	463,080

Total Number of Returned Vehicles Sold by Ford Credit	83,795	134,964	436,233	387,869	336,142	209,660	132,098

Return Ratio	67%	65%	67%	62%	58%	35%	29%

Total Residual Losses on returned vehicles sold by Ford Credit ($000)	$207,792	$401,948	$1,109,383	$1,004,991	$901,241	$499,111	$267,980

Average Residual Loss on returned vehicles sold by Ford Credit	$2,480	$2,978	$2,543	$2,591	$2,681	$2,381	$2,029

Residual Loss as a Percentage of Residual Value of Scheduled Termination	10.6%	12.1%	10.7%	10.2%	10.6%	6.4%	4.9%

Residual Loss as a Percentage of Residual Value of Returned Vehicles Sold by Ford Credit	14.4%	17.3%	15.0%	16.0%	17.3%	15.9%	14.4%

Residual Loss as a percentage of average balance of leases outstanding: annualized	3.6%	6.7%	4.7%	4.0%	3.6%	2.4%	1.5%

       Because consumer lessees and dealers have an option to purchase leased vehicles first, Ford Credit historically has realized losses more frequently than gains on returned leased vehicles. Based on results for the leases included in the preceding tables, from 1995 through 1999, in each year:

•	an average of 29%, 35%, 58%, 62% and 67%, respectively, of all Ford Credit leased vehicles for which the related lease was scheduled to terminate on the scheduled lease end date or for which the related lease terminated as an Early Normal Termination were not purchased either by the consumer lessee or the dealer and were returned to Ford Credit and subsequently sold by Ford Credit to a third party; and

•	of those leased vehicles returned on or after their scheduled lease end dates and subsequently sold by Ford Credit at auction, substantially all of them were sold for a loss.

Due to the consumer lessees’ and the dealers’ rights to purchase the leased vehicles at the end of their scheduled lease end dates, the opportunity to realize a gain on a leased vehicle is given first to the consumer lessee, then to the related dealer, and finally to Ford Credit.

       Based on results for the leases included in the preceding table, during the period 1995 through 1999:

•	a total of 2,913,661 leased vehicles with a residual exposure — the sum of the residual values of vehicles under leases which terminated in that period — of $41.9 billion experienced total residual losses of $3.8 billion; and

•	for all of those leased vehicles with 24-, 27-, 30-, 33- and 36-month leases which terminated from January 1, 1995 through December 31, 1999, annual total residual losses as a percent of the total Residual Value of all leased vehicles scheduled to terminate during that year were 4.9% in 1995, 6.4% in 1996, 10.6% in 1997, 10.2% in 1998 and 10.7% in 1999.

       The residual value loss experience has generally increased during the period 1995 through 1999. Residual losses result when leased vehicles at the termination of the related lease contract are disposed of by or on behalf of Ford Credit through means that result in net sale proceeds which are less than the contractually established Residual Value. Whether a leased vehicle is returned rather than purchased is affected by a variety of factors including:

•	prices in the new and used car markets for comparable vehicles, which may influence the related leased vehicles’ market values at the related termination date relative to their Residual Values; and

•	the duration of the lease contract — leased vehicles that have shorter term leases historically have a greater likelihood of being returned rather than purchased.

Ford Credit management believes that the increase in residual value losses from January 1995 through December 1999 was due to a combination of:

•	the increase in number of leases that were scheduled to terminate in each succeeding year;

•	overly optimistic projections of leased vehicle prices at the end of their respective lease terms — which projections were based on the assumption of higher inflation over that period; and

•	higher level of residual subvention in the past to support marketing programs.

In addition, Ford Credit management believes that the increasing trend in return rate of leased vehicles to Ford Credit at the end of their respective lease terms is attributable to the residual subvention, which meant the contractually established Residual Values of leased vehicles frequently exceeded the market values of those vehicles, making it less likely that the consumer lessees or dealers would purchase the leased vehicles.

Eligibility Criteria

       The initial Series 2000-1 Leases and related Series 2000-1 Leased Vehicles were, and the additional Series 2000-1 Leases and related Series 2000-1 Leased Vehicles will be, purchased by Ford Credit as administrative agent on behalf of the titling companies in the ordinary course of business, according to the origination procedures described earlier. The initial Series 2000-1

Leases and related Series 2000-1 Leased Vehicles were selected from the leases in the titling companies’ portfolios by the following eligibility criteria:

•	about each Series 2000-1 Lease:

—	was entered into by a dealer located in, and the consumer lessee with a billing address in, a state in which the related titling company was qualified and authorized to maintain evidence of ownership interest in the related Series 2000-1 Leased Vehicle;

—	was originated by a dealer in the ordinary course of its business and in compliance with the administrative agent’s normal credit and collection policies and practices and contains customary and enforceable provisions;

—	was originated on or after , 1999 and has an original lease term of at most 36 months;

—	as of the applicable cutoff date, was not more than 30 days past due and was not in default;

—	at its origination, complied in all material respects with all requirements of applicable federal, state, and local laws and regulations;

—	provides for Constant Yield Payments that fully amortize the Adjusted Capitalized Cost of the Series 2000-1 Lease to a final payment equal to the Residual Value of the related Series 2000-1 Leased Vehicle over the lease term;

—	has a Retail Operating Lease Factor equal to or greater than %;

—	does not permit the consumer lessee to prepay all Monthly Payments in a single advance payment and does not provide for credit-related recourse to the related dealer;

—	was not subject to any Payment Extension exceeding one month nor any Term Extension before the applicable cutoff date;

—	is not subject to a holdback of any amount withheld from the total amount paid to the related dealer in connection with assignment of the Series 2000-1 Lease and Series 2000-1 Leased Vehicle;

—	is a true lease for federal income tax purposes and constitutes chattel paper as defined in the UCC;

—	is not an obligation of the United States of America or any state or of any agency, department, or instrumentality of the United States of America or any state;

—	as of the related cutoff date, (1) no Series 2000-1 Lease had been satisfied, subordinated, rescinded, cancelled or terminated, (2) no provision, except the assessment of a security deposit, of a Series 2000-1 Lease has been waived and (3) no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any Series 2000-1 Lease; and

—	there is only one original of each Series 2000-1 Lease, which is held by the administrative agent on behalf of the applicable titling company;

•	about the initial Series 2000-1 Leases as a group:

—	% of those leases were originated in Michigan — by Securitization Value;

—	% of those leases were originated in California — by Securitization Value;

—	no more than % of those leases were originated in the same titling state, except Michigan and California — by Securitization Value; and

—	% of those leases have an original lease term of no more than [ ] months — by Securitization Value;

•	about each Series 2000-1 Leased Vehicle:

—	was an automobile or light-duty truck which, before the origination of the related Series 2000-1 Lease, had never been titled;

—	was titled according to the related titling company agreement and in a manner acceptable to the relevant governmental authority; and

—	its Residual Value does not exceed the estimate of its wholesale market price at the end of the original lease term, which estimate was established by the administrative agent consistent with its policies and practices regarding the setting of Residual Values as applied with respect to closed-end retail automobile and light-duty truck leases;

•	about the initial Series 2000-1 Leased Vehicles as a group:

—	% of those vehicles are Lincoln models;

—	% of those vehicles are either Lincoln models or Mercury models combined; and

—	the total Residual Value of those vehicles is % of their total Securitization Value;

•	about each consumer lessee:

—	represents the genuine, legal, valid and binding payment obligation in writing of the related consumer lessee, enforceable by the holder of the Series 2000-1 Lease according to its terms, subject to the effect of the federal bankruptcy laws or similar applicable state laws affecting the enforcement of creditors’ rights generally and general principles of equity; and

—	to the best knowledge of the administrative agent, has obtained or agreed to obtain physical damage insurance and liability insurance covering the Series 2000-1 Leased Vehicle as required under the related Series 2000-1 Lease;

•	about the dealer:

—	all of the originating dealer’s right, title and interest in each Series 2000-1 Lease and the related Series 2000-1 Leased Vehicle was validly assigned by the dealer to a titling company which is qualified and authorized to maintain evidence of ownership interest in that Series 2000-1 Leased Vehicle in the state in which the dealer was located and the consumer lessee had a billing address.

—	no Series 2000-1 Asset has been sold, transferred, assigned, or pledged by any dealer to any person or entity other than the applicable titling company; and

—	no dealer has entered into any agreement with any consumer lessee that prohibits, restricts or conditions the assignment of any portion of a Series 2000-1 Lease; and

•	about the titling company:

—	the applicable titling company has good and marketable title to each Series 2000-1 Lease and each Series 2000-1 Leased Vehicle, free and clear of all liens, encumbrances, security interests, and rights of others, including liens or claims for work, labor or material relating to that Series 2000-1 Leased Vehicle;

—	no Series 2000-1 Leased Vehicle or Series 2000-1 Lease is subject to the laws of, and no Series 2000-1 Lease was originated in, any jurisdiction under which the sale, transfer, and assignment of that lease and leased vehicle to the applicable titling company or of a titling company interest in that lease and leased vehicle according to transfers of Series 2000-1 Certificates is unlawful, void, or voidable; and

—	all filings, including UCC filings, necessary in any jurisdiction to give the applicable titling company a first perfected ownership interest in each Series 2000-1 Lease have been made.

       Likewise, each additional Series 2000-1 Lease and related Series 2000-1 Leased Vehicle will be selected by the same eligibility criteria listed above except the eligibility criteria applicable solely to the initial Series 2000-1 Leases and the initial Series 2000-1 Leased Vehicles as a group. In addition, the additional Series 2000-1 Leases and the additional Series 2000-1 Leased Vehicles allocated to the Series 2000-1 Certificates during any one month also will be required to satisfy the following additional eligibility criteria as a group:

•	not more than % of those vehicles are Lincoln models;

•	not more than % of those vehicles are either Lincoln models or Mercury models combined;

•	not more than % of those leases were originated in Michigan — by Securitization Value;

•	not more than % of those leases were originated in California — by Securitization Value;

•	not more than % of those leases were originated in the same titling state, except Michigan and California — by Securitization Value;

•	not more than % of those leases have an original lease term of months — by Securitization Value;

•	the total Residual Value of those vehicles is not greater than % of their total Securitization Value; and

•	no additional Series 2000-1 Lease will be originated more than nine months before the date it is allocated to the Series 2000-1 Certificates.

(Series 2000-1 Supplement, Sections 3.1 and 3.2; Asset Contribution Agreement, Sections 3.2 and 3.3). Ford Credit has not and will not use any selection procedures believed to be adverse to the senior noteholders in selecting the Series 2000-1 Leases, including additional Series 2000-1 Leases, from qualifying leases.

Characteristics of the Initial Series 2000-1 Assets

       The following tables provide data with respect to the composition of the initial Series 2000-1 Assets. The Weighted Average Retail Operating Lease Factor excludes the Additional Fee included in the determination of the amount of the Monthly Payment for the Series 2000-1 Leases originated before October 1999 because including this Additional Fee would have the effect of increasing the yield of the initial Series 2000-1 Assets. Since October 1999, no Additional Fee has been included in the Monthly Payments for the Series 2000-1 Leases. In the immediately following table, the weighted data are weighted by Securitization Value of each Series 2000-1 Lease as of the initial cutoff date.

Composition of the Initial Series 2000-1 Assets: Discounted

Total Securitization Value	$

Number of Initial Series 2000-1 Leases

Weighted Average Securitization Value	$

Weighted Average Original Lease Term		months

Weighted Average Remaining Lease Term		months

Weighted Average Retail Operating Lease Factor			%

Weighted Average MSRP	$

Total Residual Value as a Percent of Total MSRP			%

Residual Value as a Percent of the Total Securitization Value as of the initial cutoff date			%

Composition of the Initial Series 2000-1 Assets: Not Discounted

Total Unpaid Adjusted Capitalized Cost as of the Initial Cutoff Date	$

Number of Initial Series 2000-1 Leases

Average Unpaid Adjusted Capitalized Cost as of the Initial Cutoff Date	$

Average Adjusted Capitalized Cost	$

Residual Value as a Percent of the Total Unpaid Adjusted Capitalized Cost as of the Initial Cutoff Date		%

       The following tables show the distribution of the initial Series 2000-1 Assets by geographic location, Retail Operating Lease Factor, lease term and vehicle type. Percentages may not add up to 100% due to rounding. Light-Duty Truck includes sports utility vehicles, minivans and light-duty pick-up trucks. Concentration of the leases in any geographic area can expose the return on the leases, and thus the return on the senior notes, to risks particular to that geographic area, such as region-specific or state-specific economic trends or changes in laws. See “Risk Factors — The geographic concentration of specified leases, economic factors and the used car market could negatively affect the issuer’s assets” and “Legal Aspects of the Leases and Leased Vehicles.”

Distribution of the Initial Series 2000-1 Assets by Geographic Location

		Total	Percentage of
		Securitization	Total Securitization
	Number of	Value as of Initial	Value as of
	Leases	Cutoff Date	Initial Cutoff Date

Arizona		$	%

Arkansas

California

Colorado

Delaware

Florida

Georgia

Indiana

Kansas

Maryland

Michigan

Minnesota

Missouri

Nebraska

Nevada

New Mexico

New York

North Dakota

Ohio

Oklahoma

Pennsylvania

South Carolina

South Dakota

Virginia

Washington

Total		$	%

Distribution of the Initial Series 2000-1 Assets by Retail Operating Lease Factor

		Total	Percentage of
		Securitization	Total Securitization
	Number of	Value as of Initial	Value as of
	Leases	Cutoff Date	Initial Cutoff Date

0.25% to 0.50%		$	%

0.51 to 1.00

1.01 to 1.50

1.51 to 2.00

2.01 to 2.50

2.51 to 3.00

3.01 to 3.50

3.51 to 4.00

4.01 to 4.50

4.51 to 5.00

5.01 to 5.50

5.51 to 6.00

6.01 to 6.50

6.51 to 7.00

7.01 to 7.50

7.51 to 8.00

8.01 to 8.50

8.51 to 9.00

9.01 to 9.50

9.51 to 10.00

10.01 to 10.50

10.51 to 11.00

11.01 to 11.50

11.51 to 12.00

12.01 and above

Total		$	%

Distribution of the Initial Series 2000-1 Assets by Lease Term

		Total	Percentage of
		Securitization	Total Securitization
	Number of	Value as of Initial	Value as of
	Leases	Cutoff Date	Initial Cutoff Date

24 months		$	%

27 months

30 months

33 months

36 months

Total		$	%

Distribution of the Initial Series 2000-1 Assets by Vehicle Type

		Percentage	Total	Percentage of
		of Total	Securitization	Total Securitization
	Number of	Number	Value as of Initial	Value as of
	Leases	of Leases	Cutoff Date	Initial Cutoff Date

Ford Automobile			$	%

Ford Light-Duty Truck

Mercury Automobile

Mercury Light-Duty Truck

Lincoln Automobile

Lincoln Light-Duty Truck

Other

Total			$	%

Characteristics of the Additional Series 2000-1 Assets

       Because none of the additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicles have been identified, specific characteristics of those assets are not available now. Each additional Series 2000-1 Lease and related Series 2000-1 Leased Vehicle, however:

•	will be selected based on the same eligibility criteria used to select the initial Series 2000-1 Leases and related Series 2000-1 Leased Vehicles, except the eligibility criteria applicable solely to the initial Series 2000-1 Leases and the initial Series 2000-1 Leased Vehicles as a group; and

•	will be allocated to the Series 2000-1 Certificates on the date specified in the additional Specification Notice.

The additional Series 2000-1 Leases and the additional Series 2000-1 Leased Vehicles for any month also will be required to satisfy as a group, the additional eligibility criteria.

       The composition of each pool of additional Series 2000-1 Assets may differ substantially from the initial Series 2000-1 Assets at the end of the Revolving Period and the entire pool of Series 2000-1 Assets at the end of the Revolving Period. The amounts paid down on the initial Series 2000-1 Leases and additional Series 2000-1 Leases already added will be used to purchase the additional Series 2000-1 Leases during the Revolving Period. Therefore, on average, each pool of additional Series 2000-1 Leases and Series 2000-1 Leased Vehicles added to the Series 2000-1 Certificates will be less seasoned than the initial Series 2000-1 Leases at the time of the addition and also will be less seasoned than the additional Series 2000-1 Leases added previously.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

       In general, during the Amortization Period, the rate of payment of principal and the yield to maturity on each class of senior notes will be directly related to the rate at which payments on the Series 2000-1 Leases and in respect of the Series 2000-1 Leased Vehicles are made. No payment of principal on the senior notes will be made during the Revolving Period. The Revolving Period, however, will end earlier than scheduled if an Early Amortization Event occurs. The following discussion, therefore, is only relevant to the Amortization Period.

       Final payment date for senior notes depends on prepayment of Series 2000-1 Leases. During the Amortization Period, to the extent that:

•	the consumer lessees make Total Monthly Payments when due or the administrative agent makes Monthly Payment Advances for the delinquent Total Monthly Payments; and

•	the Series 2000-1 Leased Vehicles are sold on or after their respective scheduled lease end dates the minimum rate of payment of principal to senior noteholders can be determined with certainty. The minimum rate of payment of principal is reflected in the data in the column headed “0.0% ABS” in the Percentage of Senior Note Balance Outstanding tables below. However, during the Amortization Period, the rate of payment of principal on the senior notes may be accelerated to the extent that any Series 2000-1 Lease is prepaid in full, whether due to the receipt of:

•	proceeds resulting from a Voluntary Early Termination of the lease;

•	proceeds resulting from an Early Normal Termination of the lease;

•	Liquidation Proceeds following a default by or bankruptcy of the consumer lessee; or

•	the Administrative Purchase Amounts paid by the administrative agent to purchase the titling company interest in Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which an uncured breach of its representations and warranties or servicing covenants has occurred.

Partial prepayments will be treated as Payaheads and will not increase the rate of payment of principal of the senior notes because those payments will be held and paid out to senior noteholders as principal only when required to meet a shortfall in a subsequent payment from the related consumer lessee.

       Prepayment of Series 2000-1 Leases also affects the yield on senior notes. Additionally, an investor’s expected yield will be affected by:

•	the price the investor paid for the senior notes;

•	the rate of prepayments of the Series 2000-1 Leases; and

•	the investor’s assumed reinvestment rate.

For example, if prepayments on the Series 2000-1 Leases during the Amortization Period are slower than anticipated, the investor’s yield will be lower if interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if prepayments on the Series 2000-1 Leases during the Amortization Period are faster than anticipated, the investor’s yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.

       Rate of prepayment on leases depends on many factors. During the Amortization Period, the prepayment rate on the Series 2000-1 Leases may be influenced by a variety of economic, social and other factors including the availability of more competitive finance products and the conditions in the used car market. For 24-month leases originated between 1995 and 1999, during the similar period, Ford Credit management believes approximately      % of the leases prepaid in full before their respective scheduled lease end dates. For 36-month leases originated between 1995 and 1999, during the similar period, Ford Credit management believes approximately      % of the leases prepaid in full before their respective scheduled lease end dates.

       Additionally, during the Amortization Period after the total Securitization Value of the Series 2000-1 Assets becomes less than      % of the total Securitization Value on the initial cutoff date, the rate of payment of principal on each class of senior notes will be accelerated.

The acceleration occurs because, in addition to the payment of principal in the amount of the Monthly Pool Balance Decline on the senior notes, an amount equal to the Additional Payment will be paid to the senior noteholders as an additional principal payment.

       To the extent Series 2000-1 Leases which have higher Retail Operating Lease Factors are prepaid faster than others during the Amortization Period, the amount of that additional portion of the Available Funds plus the Cash Collateral Additional Draw Amount available to pay principal of the senior notes will be reduced. See “Description of the Senior Notes — Distributions” for a discussion on Available Funds and the Cash Collateral Additional Draw Amount.

Weighted Average Life of the Senior Notes

       The following information is provided solely to illustrate the effect of prepayments of the Series 2000-1 Leases and the related Series 2000-1 Leased Vehicles on the unpaid principal amounts of the senior notes and the weighted average life of the senior notes under the assumptions stated below. Payment dates during the Revolving Period — from                , 2000 to                , 2000 — are intentionally omitted because no principal payments will be made during this period unless an Early Amortization Event occurs. The following information is not a prediction of the prepayment rates that might actually be experienced with respect to the Series 2000-1 Leases.

       Prepayment Assumption.  Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is expressed in terms of percentage of ABS, which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. We assume that for any twenty four month lease the original principal balance of the lease will prepay as follows:

•	In month one, prepayments will occur at [ ]% ABS and remain at that level until the [ ]th month of the lease term.

•	In month [ ], prepayments increase by approximately [ ]% ABS each month until reaching [ ]% ABS in the [ ]th month of the lease term.

•	In month [ ], prepayments will remain at [ ]% ABS until the original principal balance of the lease has been paid in full.

       We assume that for any thirty six month lease the original principal balance of the lease will prepay as follows:

•	In month one, prepayments will occur at [ ]% ABS and remain at that level until the [ ]th month of the lease term.

•	In month [ ], prepayments increase by approximately [ ]% ABS each month until reaching [ ]% ABS in the [ ]th month of the lease term.

•	In month [ ], prepayments will remain at [ ]% ABS until the original principal balance of the lease has been paid in full.

       Neither any ABS rate nor the prepayment assumptions stated above purport to be an historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the Series 2000-1 Leases. We cannot assure you that the Series 2000-1 Leases will prepay at the levels assumed above or at any other rate.

       The “Percentage of Senior Note Balance Outstanding” tables below were prepared on the basis of the following assumptions:

•	all collections are timely received and no Series 2000-1 Lease is ever delinquent;

•	none of the Series 2000-1 Leases is repurchased by the administrative agent;

•	there are no Series 2000-1 Securitization Net Credit Losses or Series 2000-1 Residual Losses;

•	the administrative agent does not exercise its option to purchase the Series 2000-1 Certificates as described in this prospectus;

•	distribution of principal and interest on the senior notes, the subordinated notes and the lease trust certificates is made on the fifteenth day of each month of each year;

•	the Monthly Pool Balance Decline reduced by an assumed Excess Cash Amount of $5,000 is invested on each payment date during the Revolving Period in a pool of additional Series 2000-1 Leases which mirrors the initial Series 2000-1 Leases in distribution by

—	Retail Operating Lease Factor;

—	average Adjusted Capitalized Cost; and

—	remaining term to maturity;

•	payments in respect of the subordinated notes are deposited to the cash collateral account and applied as a portion of the Cash Collateral Additional Draw Amount;

•	the administrative agent fee is 1% per annum;

•	all prepayments are prepayments in full;

•	all monthly rent payments under the program operating lease are made when due;

•	no Early Amortization Event occurs; and

•	the cash collateral account is funded in an amount equal to the amount required to be maintained in the cash collateral account as described in “Description of the Senior Notes — Cash Collateral Account; Credit Enhancement.”

       No representation is made as to what the actual levels of losses and delinquencies on the Series 2000-1 Leases will be. Because payments on the Series 2000-1 Leases and the Series 2000-1 Leased Vehicles will differ from those used in preparing the following tables, distributions of principal of the senior notes may be made earlier or later than as described in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under the assumptions described in this section.

       The following tables illustrates the percentages of the unpaid principal amount of each class of the senior notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the prepayment assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayment on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the assumed prepayment rate described above, “100% Prepayment Assumption” assumes that a lease will prepay the assumed rate described above and so forth. Also, the weighted average life of each class of senior notes is determined by:

•	multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of the senior notes to the related payment date;

•	adding the results; and

•	dividing the sum by the total distributions in reduction of principal balance.

Percentage of Senior Note Balance Outstanding

Class A-1 Senior Notes

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%

Initial	100.00	100.00	100.00	100.00	100.00

/ /01	100.00	100.00	100.00	100.00	100.00

/ /01

/ /01

/ /01

/ /01

/ /01

/ /01

/ /02

/ /02

/ /02

Weighted Average Life (years)

Class A-2 Senior Notes

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%

Initial	100.00	100.00	100.00	100.00	100.00

/ /01	100.00	100.00	100.00	100.00	100.00

/ /01

/ /01

/ /01

/ /01

/ /01

/ /01

/ /02

/ /02

/ /02

Weighted Average Life (years)

Class A-3 Senior Notes

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%

Initial	100.00	100.00	100.00	100.00	100.00

/ /01	100.00	100.00	100.00	100.00	100.00

/ /01

/ /01

/ /01

/ /01

/ /01

/ /01

/ /02

/ /02

/ /02

Weighted Average Life (years)

Class A-4 Senior Notes

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%

Initial	100.00	100.00	100.00	100.00	100.00

/ /01	100.00	100.00	100.00	100.00	100.00

/ /01

/ /01

/ /01

/ /01

/ /01

/ /01

/ /02

/ /02

/ /02

Weighted Average Life (years)

Class A-5 Senior Notes

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%

Initial	100.00	100.00	100.00	100.00	100.00

/ /01	100.00	100.00	100.00	100.00	100.00

/ /01

/ /01

/ /01

/ /01

/ /01

/ /01

/ /02

/ /02

/ /02

Weighted Average Life (years)

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT

OUTSTANDING ON THE SENIOR NOTES

       The administrative agent will compute a pool factor which you can use to compute your portion of the principal amount outstanding on your class of senior notes.

       The administrative agent will compute a separate pool factor for each class of senior notes. The administrative agent will compute the seven-digit decimal pool factor for each class for each payment date relating to that class of the senior notes. The pool factor will indicate the remaining outstanding principal amount of that class as of the applicable payment date. The pool factor will be computed after all payments have been made on that payment date, as a fraction of the initial outstanding principal amount of that class of the senior notes.

       Your portion of outstanding amount of senior notes. For each senior note you own, your portion of that class of the senior notes is the product of:

•	the original denomination of your senior note; and

•	the pool factor relating to your class of the senior notes computed by the administrative agent in the manner described above.

       The pool factors described above will decline as the issuer makes payments on senior notes. The pool factor described above will initially be 1.0000000. The pool factor will be reduced over time to reflect reductions in the outstanding principal balance of the applicable class of the senior notes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

       The issuer’s primary sources of capital will be:

•	the net proceeds of the senior notes offered by this prospectus;

•	the net proceeds of $ principal balance of the lease trust certificates sold to third party investors; and

•	the subordinated notes and $ principal balance of the lease trust certificates issued to the transferor.

See “The Issuer — Capitalization of the Issuer.”

       The issuer’s primary sources of liquidity will be payments on the Series 2000-1 Certificates received either directly by the issuer or indirectly from payments under the program operating lease, including amounts available from the cash collateral account.

Results of Operations

       The issuer has no operating history. The issuer is newly formed and, accordingly, has no results of operations as of the date of this prospectus. Because the issuer does not have any operating history, there has not been included in this prospectus any historical or pro forma ratio of earnings to fixed charges.

       The issuer’s results of operations in the future will be determined by:

•	payments received under the program operating lease and payments on other assets owned by the issuer; and

•	the interest costs of the senior notes, the subordinated notes and the lease trust certificates.

       The income generated from the issuer’s assets will be used to pay:

•	interest on and principal of the senior notes and the subordinated notes;

•	related costs and expenses of the issuer — to the extent not included in items payable by the administrative agent under the administrative agency agreement;

•	distributions to the holders of the lease trust certificates; and

•	payments to the transferor.

The principal periodic expense of the issuer is expected to be, but is not limited to, the administrative agent fee.

DESCRIPTION OF THE SENIOR NOTES

General

       We will issue $          total principal balance of the senior notes under the indenture. The following summary describes the material terms of the senior notes and the indenture. Additional terms of the indenture and the senior notes which are material to the senior noteholders are described throughout the prospectus under the headings of “Series 2000-1 Certificates,” “Maturity Prepayment and Yield Considerations,” “Description of the Administrative Agency Agreement — Removal of the Administrative Agent,” and “Additional Document Provisions — Restrictions on Bankruptcy Filings.” This prospectus does not contain all of the provisions of the indenture and the senior notes. To see the complete provisions, you will have to read these documents in their entirety. Copies of the indenture, the senior notes and other basic documents may be obtained by request to the transferor at the address listed under “The Transferor.”

       The senior notes will be issued in five classes:

•	$ total principal balance of Class A-1 senior notes;

•	$ total principal balance of Class A-2 senior notes;

•	$ total principal balance of Class A-3 senior notes;

•	$ total principal balance of Class A-4 senior notes; and

•	$ total principal balance of Class A-5 senior notes.

Payment of Interest

       Interest rate. The senior notes will bear interest at the following annual rates:

•	Class A-1 senior notes: %;

•	Class A-2 senior notes: %;

•	Class A-3 senior notes: %;

•	Class A-4 senior notes: %; and

•	Class A-5 senior notes: %.

(Indenture, Section 2.1).

       Interest payment date and record date. Interest on the outstanding principal balance of the senior notes will accrue at the applicable interest rate and will be payable to the applicable senior noteholders on the 15th day of each month. If the 15th day of the month is not a business day, the payment will made on the next following business day. For the transaction described in this prospectus, a business day excludes any Saturday or Sunday or any day that banks or trust companies in Michigan, New York, Delaware or any other state where the titling company agent is located are authorized or required to close. The first interest payment will be made on             , 2000. Payments will be made to senior noteholders as of each record date. The record date will be the 14th day of each month. However, if senior notes in fully registered, certificated form — which we refer to in this prospectus as definitive senior notes — are issued, the record date will become the last day of the preceding calendar month.

       Calculation of interest. Interest will accrue during each interest period and will be calculated on the senior notes on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with, to the extent lawful, interest on that amount at the rate equal to the interest rate for that class. (Indenture, Section 2.7).

       Interest periods. Interest payable on the senior notes on each payment date will accrue from the 15th of the month preceding the payment date through the 14th of the month of the payment date. For the first payment date, interest will accrue from the closing date through             , 2000.

       Priority of interest payments. Funds to make interest payments on the senior notes will generally come from the Available Funds remaining after the reimbursement to the administrative agent of any outstanding advances and the payment of the administrative agent fee for the related month.

       Interest payments to all classes of senior noteholders will have the same priority and will be paid proportionally based upon the total amount of interest due on each class of the senior notes. Interest on the subordinated notes is subordinate to interest on the senior notes, will be deposited into the cash collateral account and while on deposit in the cash collateral account, will be available as credit enhancement for the senior notes. No interest will be paid on the subordinated notes on any payment date until interest on the senior notes on that payment date has been paid in full. If the amount available for interest payments is less than the amount of interest payable on the senior notes on any payment date:

•	each class of the senior notes will receive its proportional share of the total amount available to pay interest on the senior notes; and

•	no interest will be paid on the subordinated notes.

Interest on the lease trust certificates is subordinate to interest on the subordinated notes.

Payments of Principal

       During the Revolving Period, the amount equal to the Monthly Pool Balance Decline minus the related Excess Cash Amount will be used to purchase additional Series 2000-1 Leases and Series 2000-1 Leased Vehicles. During the Amortization Period, an amount equal to the Monthly Pool Balance Decline plus other available funds will be used to make principal payments sequentially on the senior notes, the subordinated notes and the lease trust certificates. For further discussion of the priority of payments during the Revolving Period and the Amortization Period, see “— Distributions — Step 4.”

       Priority. The issuer will make principal payments on the senior notes sequentially. The senior notes with the lowest numerical designation will be paid in full before those with the next higher numerical designation receive any payment of principal. (Indenture, Sections 5.4 and 8.4). However, if an event of default under the indenture has occurred and the maturity of the senior notes has been accelerated, principal payments will be made to the holders of all classes of the senior notes on a proportional basis based on their respective principal balances as of the date of the default without any distinction among classes. (Indenture, Sections 5.4 and 8.4). See “— Distributions” and “— Accounts — Cash Collateral Account” for more discussions on the distribution to the subordinated noteholders and the lease trust certificateholders.

Optional Redemption

       Administrative agent may trigger redemption of senior notes. The administrative agent may, at its option, purchase the Series 2000-1 Certificates on any payment date on which the total Securitization Value of the Series 2000-1 Assets has declined to 10% or less of the total Securitization Value on the initial cutoff date. If the administrative agent exercises this option:

•	the payment date on which the Series 2000-1 Certificates are purchased will be the redemption date; and

•	on this date, the issuer will redeem the senior notes in whole, but not in part, at a price equal to the outstanding principal amount of the senior notes plus overdue interest plus interest on any overdue interest to the date of redemption.

Unless the issuer defaults in the payment of the senior notes on the redemption date, no interest will accrue on the senior notes after the redemption date. The administrative agent or the trustee of the issuer will provide at least 45 days’ prior notice of the redemption of the senior notes to the indenture trustee. The indenture trustee will, in turn, provide at least 30 days’ notice to the senior noteholders. (Indenture, Section 10.1; Series 2000-1 Supplement, Section 7.1).

       Redemption is not likely to occur while senior notes remain outstanding. The initial principal balance of the subordinated notes and the lease trust certificates exceeds 10% of the total Securitization Value as of the initial cutoff date and no principal payments will be made on the subordinated notes and the lease trust certificates until the total principal balance of the senior notes has been paid in full. For this reason, unless there are substantial shortfalls in amounts available from the Series 2000-1 Certificates, it is likely that the senior notes will have been paid in full on or before the payment date on which the total Securitization Value of the Series 2000-1 Assets has declined to 10% or less of the total Securitization Value on the initial cutoff date. See “The Issuer — Capitalization of the Issuer.”

The Indenture Trustee

       The Chase Manhattan Bank is the indenture trustee under the indenture. The indenture trustee is a New York corporation and its corporate trust offices are located at 450 West 33rd Street, New York, New York 10001. The fees and expenses of the indenture trustee will be paid by the administrative agent, acting on behalf of the issuer. Ford Credit and its affiliates maintain normal commercial banking relationships with the indenture trustee and its affiliates.

Book-Entry Registration Instead of Definitive Senior Notes

       Each class of senior notes will be represented by one or more notes, in each case registered in the name of Cede & Co. as The Depository Trust Company’s nominee. The senior notes will be available for purchase in book-entry form only. Accordingly, Cede will be the holder of record of the senior notes. See “Settlement and Global Clearance” in Annex I to this prospectus.

Definitive Senior Notes

       Senior notes will be issued as definitive senior notes to senior noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrative agent determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the senior notes and the administrative agent is unable to locate a qualified successor and so notifies the trustee of the issuer in writing;

•	the administrative agent, at its option, elects to end the book-entry system through DTC; or

•	after the occurrence of an event of default under the indenture or an administrative agent event of default, holders representing at least a majority of the outstanding principal amount of the senior notes advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interest of the holders of those senior notes.

       If any event described in the immediately preceding paragraph occurs, the administrative agent will be required to notify all senior noteholders through participants of the availability of definitive senior notes. Upon surrender by DTC of the definitive certificates representing the senior notes and receipt of instructions for re-registration, the indenture trustee will reissue senior notes as definitive senior notes to the senior noteholders.

       Distributions of principal of, and interest on, definitive senior notes will thereafter be made by the indenture trustee according to the procedures described in the indenture directly to holders of definitive senior notes which were registered at the close of business on the record date. These distributions will be made by check mailed to the address of each holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive senior note, however, will be made only upon presentation and surrender of that definitive senior note at the office or agency specified in the notice of final distribution to the senior noteholders.

       Definitive senior notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive senior notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Accounts

       Five accounts will be established for the transactions described in this prospectus. All of these accounts will be established with the indenture trustee. The administrative agent will establish the collection account, the payment account and the payahead account in the name of the indenture trustee under the Series 2000-1 supplement. The transferor will establish the cash collateral account in the name of the transferor subject to the security interest of the indenture trustee and the issuer under the program operating lease. The trustee of the issuer will establish the lease trust distribution account in the name of that trustee under the issuer trust agreement.

       The function and operation of these five accounts are described below.

Accounts Relating to the Issuer

Collection Account	On the business day preceding each payment date, or on each business day if the Monthly Remittance Condition has not been satisfied, the administrative agent will deposit all collections relating to Series 2000-1 Assets into the collection account. On the same day, the administrative agent will withdraw the amounts described in “— Distributions — Step 2” below from the collection account and deposit them into the cash collateral account. The remaining funds in the collection account will be deposited to the payment account. See “— Distributions” for a description of the amounts to be deposited to and withdrawn from the collection account.

Payahead Account	The administrative agent is not required to deposit Payaheads in the payahead account on a daily basis so long as it meets the Monthly Remittance Condition. If it does not, Payaheads will be deposited daily. If a consumer lessee does not pay a Monthly Payment on a Series 2000-1 Lease, the administrative agent will apply Payahead Credits, to the extent the consumer lessee has made Payaheads, for the delinquent Monthly Payment on the following payment date.

Cash Collateral Account	Amounts on deposit in the cash collateral account are available to make the monthly rent payments under the program operating lease to the issuer. See “— Distributions” and “— Cash Collateral Account; Credit Enhancement” for a description of the amounts to be deposited to and withdrawn from the cash collateral account.

Payment Account	On each payment date, the funds deposited in the payment account will be used to make payments described in “— Distributions — Step 4” below. See “— Distributions” for a description of the amounts to be deposited to and withdrawn from the payment account.

Lease Trust Distribution Account	Amounts deposited in the lease trust distribution account under the terms of the indenture will be available for distribution to the transferor or the lease trust certificateholders on each payment date according to the terms of the issuer trust agreement.

       The amounts deposited in all of the five accounts will be invested in Permitted Investments with a maturity no later than one business day preceding the next payment date. Income, or losses, on the investments on deposit in the collection account and the cash collateral account will be credited, or charged, to the respective account. Income, or losses, on the investments on deposit in the payahead account will be credited, or charged, to Ford Credit. Income, or losses, on the investments on deposit in the payment account will be credited, or charged, to the administrative agent. Income, or losses, on the investments on deposit in the lease trust distribution account will be credited, or charged, to the cash collateral account.

       The collection account, the payahead account, the cash collateral account and the payment account will be under the sole dominion and control of the indenture trustee until the senior notes have been paid in full. The administrative agent may make deposits to these accounts but may make withdrawals only as expressly permitted by the basic documents. After the senior notes are paid in full, the trustee of the issuer will control those accounts. The lease trust distribution account, however, will be under the sole dominion and control of the trustee of the issuer. However, the administrative agent and The Chase Manhattan Bank, as paying agent for the subordinated noteholders and the lease trust certificateholders, may make withdrawals from the lease trust distribution account from time to time.

       The administrative agent will move all of these five accounts to another institution meeting the following criteria if the indenture trustee ceases to be a depository institution meeting the same criteria:

•	organized under the laws of the United States or any one of the states of the United States or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States, subject to supervision and examination by federal or state banking authorities;

•	at all times has a short-term deposit rating of P-1 and a long-term deposit rating of A2 by Moody’s and a short-term deposit rating of A-1+ by Standard & Poor’s; and

•	is an institution organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation or any successor to the FDIC.

Distributions

Step 1. Deposits to the Collection Account

       On the business day preceding each payment date, or on each business day if the Monthly Remittance Condition has not been satisfied, the administrative agent will deposit all collections relating to Series 2000-1 Assets into the collection account. (Series 2000-1 Supplement, Section 5.2).

       Administrative agent makes advances for Sale Proceeds and delinquent Lease Payments. On the business day preceding each payment date, the administrative agent will make a deposit into the collection account in an amount equal to the total Sale Proceeds Advances and make a deposit or withdrawal of the total Net Monthly Payment Advances to be made by the administrative agent for the preceding month. (Series 2000-1 Supplement, Sections 5.2 and 5.4).

       On or before the second business day preceding each payment date, the administrative agent, acting on behalf of the issuer, will deliver to the indenture trustee instructions providing the information necessary to make all disbursements and payments for that payment date. (Indenture, Section 8.3).

Step 2. Transfers to the Cash Collateral Account

       On the business day preceding each payment date, the administrative agent, on behalf of the transferor, will deposit into the cash collateral account any gains the transferor recognized from the sale of Series 2000-1 Leased Vehicles for which it exercised its purchase option. These gains will be paid to the transferor directly and not deposited into the cash collateral account once the total cumulative amount deposited in the cash collateral account from these gains equals $          , which is equal to      % of the total Securitization Value of the Series 2000-1 Assets as of the initial cutoff date. (Series 2000-1 Supplement, Section 5.3). See “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor — The transferor has the option to purchase leased vehicles” for a more detailed discussion of the transferor’s obligation to deposit some of its gains from the sale of the Series 2000-1 Leased Vehicles to the cash collateral account.

       On the business day preceding each payment date and before the indenture trustee’s withdrawal of any amounts from the cash collateral account on the same day, the administrative agent will withdraw from the collection account and deposit to the cash collateral account the following:

•	the collections relating to Series 2000-1 Assets except the Available Sale Proceeds;

•	the total Net Monthly Payment Advances; and

•	any investment earnings, net of losses and investment expenses, on funds on deposit in the collection account.

(Series 2000-1 Supplement, Section 5.2).

       On the business day preceding each payment date, the indenture trustee will withdraw from the lease trust distribution account and deposit to the cash collateral account any investment earnings, net of losses and investment expenses, on funds on deposit in the lease trust distribution account. (Indenture, Section 8.2).

Step 3.  Transfers to the Payment Account

       On the business day preceding each payment date, the administrative agent will withdraw from the collection account and deposit to the payment account the Available Sale Proceeds on deposit in the collection account. (Series 2000-1 Supplement, Section 5.2).

       On the business day preceding each payment date, the indenture trustee will withdraw from the cash collateral account and deposit to the payment account the Cash Collateral Required Draw Amount and apply that amount to make payments as described in Step 4 below. On each payment date, the indenture trustee will withdraw from the cash collateral account the Cash Collateral Additional Draw Amount and apply that amount to make Additional Payments as described in Step 4 below. (Indenture, Section 8.4).

Step 4.  Make Payments

       Payments during the Revolving Period. On each payment date during the Revolving Period, only after the Additional Fee portion of the Monthly Payments received during the prior month has been paid to the administrative agent, the indenture trustee will apply the remaining Available Funds deposited in the payment account in the following order:

(1)	to the administrative agent, an amount equal to any Monthly Payment Advances outstanding on the last day of the related month which the administrative agent has determined will not be reimbursed from future collections from the related Series 2000-1 Lease;

(2)	to the administrative agent, for each Series 2000-1 Leased Vehicle which was sold or otherwise disposed of by the administrative agent during the related month, an amount equal to the excess of the Sale Proceeds Advance made with respect to that vehicle sold over the proceeds received from the sale or other disposition, including the auction proceeds;

(3)	to the payment of the administrative agent fee with respect to that payment date;

(4)	to the payment of interest due to senior noteholders plus any overdue interest and to the extent permitted by law, interest on that overdue interest;

(5)	to the deposit to the cash collateral account, the interest due on the subordinated notes plus any overdue interest and to the extent permitted by law, interest on that overdue interest;

(6)	to the deposit to the lease trust distribution account, the interest due on the lease trust certificates plus any overdue interest and to the extent permitted by law, interest on that overdue interest;

(7)	to the administrative agent, an amount equal to the Monthly Pool Balance Decline minus the related Excess Cash Amount to pay for the titling company interest in additional leases and the related vehicles allocated to the Series 2000-1 Certificates and the Excess Cash Amount to the cash collateral account;

(8)	to the cash collateral account, to the extent the amount on deposit in that account is below $ ; and

(9)	any remaining funds to the lease trust distribution account for distribution to the transferor.

       If, however, an event of default under the indenture occurs and the senior notes are accelerated, the Revolving Period will end and the amounts described in clauses (7), (8) and (9) will be paid to the holders of all classes of the senior notes proportionally, without any distinction among the classes. See “— Indenture” for a description of the events of default under the indenture.

       Amounts deposited in the cash collateral account according to clause (5) above will be considered to have been distributed to the subordinated noteholders as payments of interest and overdue interest of the subordinated notes and the subordinated noteholders will not be entitled to any further interest on those amounts after the related payment date. For administrative convenience, amounts due to the transferor, as holder of the subordinated notes, in respect of payments on the subordinated notes on a payment date may be netted against Additional Payments owed by the transferor to the issuer for the same payment date. All those amounts will be recorded and accounted for as if they were paid separately.

       Payments during the Amortization Period. On each payment date during the Amortization Period, only after the Additional Fee portion of the Monthly Payments received during the prior month has been paid to the administrative agent, the indenture trustee will apply the remaining Available Funds deposited in the payment account in the following order:

(1)	to make the same payments described in clauses (1) through (6) above, in the same priority;

(2)	an amount equal to the Monthly Pool Balance Decline, plus, in the case of the first payment date in the Amortization Period, the Excess Cash Amount, to pay principal of each class of senior notes outstanding, sequentially beginning with the class with the lowest numerical designation until that class is paid in full, until all the senior notes have been paid in full;

(3)	to the cash collateral account, to the extent the amount on deposit in that account is below the lesser of $ and the total principal amount of subordinated notes and lease trust certificates;

(4)	if the total Securitization Value of the Series 2000-1 Assets has not been reduced to % or less of the total Securitization Value on the initial cutoff date, all remaining funds to the transferor; and

(5)	if the total Securitization Value of the Series 2000-1 Assets has been reduced to % or less of the total Securitization Value on the initial cutoff date, all remaining funds to make additional principal payment on each class of senior notes outstanding, sequentially beginning with the class with the lowest numerical designation until that class is paid in full, until all of the senior notes have been paid in full.

Once the senior noteholders are paid in full, any remaining funds will be distributed to the trustee of the issuer for distribution to the subordinated noteholders and the lease trust certificateholders according to the terms of the subordinated notes, the lease trust certificates and the issuer trust agreement.

       However, if the Amortization Period began earlier than scheduled due to the occurrence of an Early Amortization Event:

•	the maximum amount to be deposited in the cash collateral account pursuant to clause (3) above will be $ ; and

•	the amounts described in clause (4) above will be paid to the senior noteholders, sequentially, until all classes of the senior notes have been paid in full.

       All payments of principal on the senior notes will be made sequentially unless an event of default under the indenture occurs and the maturity of the senior notes is accelerated. In that event, the amounts described in clauses (2) through (5) will be paid to the holders of all classes of the senior notes proportionally, without any distinction among the classes.

Cash Collateral Account; Credit Enhancement

       The amounts deposited in the cash collateral account secure the transferor’s obligations under the program operating lease — which, in turn, secures the issuer’s obligations under the indenture. In addition, on each payment date, the monies deposited in the cash collateral account are available to make the monthly rent payments under the program operating lease. The amounts on deposit in the cash collateral account will be increased from time to time by the deposit in the cash collateral account of the following amounts for each month:

•	all collections relating to the Series 2000-1 Assets other than the Available Sale Proceeds;

•	the total Net Monthly Payment Advances;

•	as described in “— Distributions — Step 2” above, any gains the transferor recognized from the sale of Series 2000-1 Leased Vehicles for which the transferor exercised its purchase option until the total cumulative amount deposited from these gains equals $ ;

•	payments of interest on and, after the senior notes are paid in full, principal of the subordinated notes; and

•	any investment earnings, net of losses and investment expenses, on funds on deposit in the lease distribution account and the cash collateral account.

       On each payment date, as described in “— Distributions — Step 3” above, the amounts on deposit in the cash collateral account will be decreased by the amount of the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount for each payment date and be used to make the monthly rent payments under the program operating lease.

       Amount required to be maintained in the cash collateral account. The amount required to be maintained in the cash collateral account on any payment date is described below:

Period	Required Amount

Revolving Period	the sum of (1) % of the total Securitization Value as of the initial cutoff date and (2) any Excess Cash Amount for the prior month

Amortization Period has begun as scheduled and outstanding amount of senior notes — determined before any payments on that payment date — is greater than zero	the lesser of (1) % of the total Securitization Value as of the initial cutoff date and (2) the total outstanding amount of the senior notes, the subordinated notes and the lease trust certificates on that payment date

Amortization Period has begun early due to an Early Amortization Event and outstanding amount of senior notes — determined before any payments on that payment date — is greater than zero	the lesser of (1) % of the total Securitization Value as of the initial cutoff date and (2) the total outstanding amount of the senior notes, the subordinated notes and the lease trust certificates on that payment date

Outstanding amount of senior notes — determined before any payments on that payment date — is zero	the total outstanding amount of the subordinated notes and the lease trust certificates on that payment date

       On the payment date on which the senior notes, the subordinated notes and the lease trust certificates are paid in full and following payment in full of any remaining obligations of the transferor under the basic documents, any amounts remaining on deposit in the cash collateral account — after all the deposits and withdrawals have been made from the cash collateral account on that payment date — will be paid to the transferor.

Advances

       Advance by the administrative agent for delinquent monthly payment. If a consumer lessee fails to make any portion of the Monthly Payment under his Series 2000-1 Lease, the administrative agent will make a Monthly Payment Advance on the business day preceding each payment date for the overdue Constant Yield Payment portion of the Monthly Payment as of the end of the related month. The administrative agent will be reimbursed for any Monthly Payment Advance from the subsequent collections from the related consumer lessee first. However, if those collections from the related Series 2000-1 Assets are not sufficient, the administrative agent will be reimbursed from the Available Funds on the payment date relating to the month during which the administrative agent determines that it will not be reimbursed from the future collections from the related Series 2000-1 Assets. In any event, the administrative agent will not make the Monthly Payment Advance if it determines, in its sole discretion, that its advance will not be recoverable from the subsequent collections and proceeds from any Series 2000-1 Leases and Series 2000-1 Leased Vehicles. See “Description of the Administrative Agency Agreement — Monthly Payment Advances” for more information on the administrative agent’s right to reimbursement for the Monthly Payment Advances.

       Advance by the administrative agent for Sale Proceeds. Once a Series 2000-1 Lease is terminated during a month, the administrative agent will make a Sale Proceeds Advance on the business day preceding the related payment date. The administrative agent will be reimbursed for any Sale Proceeds Advance from the proceeds from the sale of the related Series 2000-1 Leased Vehicles first and, if those proceeds are not sufficient, from the Available Funds on the payment date following the month during which the related leased vehicle was sold. In any event, the administrative agent will not make the Sale Proceeds Advance if it determines, in its sole discretion, that its advance will not be recoverable from the subsequent collections and proceeds from any Series 2000-1 Leases and Series 2000-1 Leased Vehicles. See “Description of the Administrative Agency Agreement — Sale of Leased Vehicles — Advances of Sale Proceeds” for more information on the administrative agent’s right to reimbursement for the Sale Proceeds Advances.

       Monthly Payment Advances will be made on a net basis. As described in “— Distributions — Step 1” above, deposits or withdrawals from the collection account relating to Monthly Payment Advances will be made on an aggregate net basis. For this reason, on the business day preceding each payment date, the administrative agent will deposit to, or withdraw from, the collection account the total Net Monthly Payment Advances. (Series 2000-1 Supplement, Section 5.2). See “— Distributions.”

Monthly Remittance Condition

       If the Monthly Remittance Condition is not satisfied, the administrative agency agreement requires the administrative agent to deposit the following amounts on each business day:

•	amounts received from the consumer lessees to the collection account; and

•	proceeds from the sale of Series 2000-1 Leased Vehicles, into the collection account unless the administrative agent has previously deposited a Sale Proceeds Advance with respect to the Series 2000-1 Leased Vehicle to the collection account in which case only the Aggregate Excess Proceeds will be deposited.

However, so long as the Monthly Remittance Condition is satisfied, the administrative agent may retain those amounts until the business day preceding the following payment date. Pending deposit into the collection account, those collections and proceeds listed above may be used by the administrative agent at its own risk and for its own benefit and will not be segregated from its own funds. (Series 2000-1 Supplement, Section 5.2). As of the date of this prospectus, the Monthly Remittance Condition is satisfied.

Monthly Statements to Senior Noteholders

       On or before each payment date, the senior noteholders will receive a statement for the month immediately preceding that payment date containing the following as of that payment date:

•	information about the senior notes and other securities:

—	the amount of the interest and principal distributed to the holder of each class of senior notes;

—	the amount of interest accrued on each class of senior notes, the subordinated notes and the lease trust certificates;

—	the total outstanding principal balance of each class of senior notes, the subordinated notes and the lease trust certificates; and

—	the note pool factor of each class of the senior notes after all payments have been made on that payment date;

•	information about the Series 2000-1 Assets:

—	the total Securitization Value of the Series 2000-1 Assets;

—	the amount of the Monthly Pool Balance Decline and the amount paid as principal to each class of the senior notes, stated separately;

—	the percentage equivalent of a fraction,

(1) whose numerator is the total Securitization Value as of the last day of the month of the Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which the related Monthly Payment is at least 61 days past due, both as of the same day, and

(2) whose denominator is the total Securitization Value of the Series 2000-1 Assets as of the first day of the month; and

—	during the Revolving Period only, the Excess Cash Amount as of the first day of the immediately preceding month and the percentage equivalent of a fraction,

(1) whose numerator is the Excess Cash Amount as of the first day of the immediately preceding month, and

(2) whose denominator is the total outstanding amount of the senior notes, the subordinated notes and the lease trust certificates;

•	information about income and expenditures:

—	the Available Funds;

—	the total amount of collections from related Series 2000-1 Assets deposited in the collection account, stating separately the components of that amount deposited;

—	the amount of Available Sale Proceeds deposited in the collection account, stating separately the components of that amount deposited;

—	the total Net Monthly Payment Advances deposited in the collection account;

—	the total amount of Sale Proceeds Advances reimbursed with Available Funds;

—	the total amount of Monthly Payment Advances reimbursed with Available Funds;

—	the amount of the administrative agent fee for the preceding month; and

—	the amounts on deposit in the cash collateral account, the amount required to be maintained in the cash collateral account, the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount, each separately stated;

•	information about the credit losses and residual value losses:

—	the Aggregate Series 2000-1 Securitization Net Credit Losses and as a percentage of the total Securitization Value of the Series 2000-1 Assets as of the first day of the month;

—	the total Series 2000-1 Residual Losses for the Series 2000-1 Leased Vehicles sold or otherwise disposed of and as a percentage of the total Securitization Value of the Series 2000-1 Assets as of the first day of the month;

—	for the preceding three consecutive months, the average expressed as a fraction calculated for each month,

(1) whose numerator is the Aggregate Series 2000-1 Securitization Net Credit Losses for the month and

(2) whose denominator is the total Securitization Value of the Series 2000-1 Assets as of the first day of the month;

—	for the preceding three consecutive months, the average expressed as a fraction calculated for each month,

(1) whose numerator is the total Securitization Value of the Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which the related Monthly Payment is at least 61 days past due, both as of the last day of the month and

(2) whose denominator is the total Securitization Value of the Series 2000-1 Assets as of the first day of the month; and

—	for the preceding three consecutive months, the average expressed as a fraction calculated for each month,

(1) whose numerator is the total Series 2000-1 Residual Losses resulting from the sale or other disposition of the Series 2000-1 Leased Vehicles following a termination of the related Series 2000-1 Leases — except those Series 2000-1 Leased Vehicles for which the related lease terminated following a Voluntary Early Termination or became a Liquidated Lease and

(2) whose denominator is the total Residual Values of those Series 2000-1 Leased Vehicles.

(Indenture, Section 8.4). In addition, senior noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Indenture

       Events of default under the indenture. The events of default under the indenture consist of:

•	a default for five days or more in the payment of interest on any senior note or a default in the payment of principal of any senior note at its legal final maturity date listed on the cover page or on the redemption date;

•	the occurrence of an event of default under the program operating lease;

•	a default in the observance or performance of any covenant or agreement, or any representation or warranty made in the indenture or in any certificate or writing delivered according to the indenture if it proves to have been incorrect in any material respect as of the time when made, and the continuation of the default for a period of 90 days or in the case of a materially incorrect representation or warranty, 60 days, after notice of a default is given to the trustee of the issuer by the indenture trustee or the trustee of the issuer and the indenture trustee by the holders of not less than 25% of the total principal balance of the senior notes; or

•	an Insolvency Event with respect to the issuer.

(Indenture, Section 5.2).

       Waiver. Senior noteholders holding a majority of the total principal balance of the senior notes may waive any past default or event of default under the indenture before the declaration of the acceleration of the maturity of the senior notes. However, the maturity of the senior notes will be automatically accelerated if one of the following two defaults occurs under the indenture:

•	default in payment of principal of or interest on any of the senior notes; or

•	default relating to any covenant or provision in the indenture which cannot be modified or amended without unanimous consent of the senior noteholders.

(Indenture, Section 5.13).

A waiver could be treated, for federal income tax purposes, as a constructive exchange of the senior notes by the senior noteholders for deemed new senior notes upon which gain or loss would be recognized if the waiver were to continue for a period that:

•	exceeds two years; and

•	any additional period during which the senior noteholders conduct good faith negotiations.

       Acceleration of maturity of senior notes. If an event of default occurs under the indenture and is continuing, the indenture trustee or the holders of a majority of the total principal balance of the senior notes may declare the principal of the senior notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the total principal balance of the senior notes before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the following two conditions are met:

•	the issuer has deposited with the indenture trustee an amount sufficient to pay:

—	all interest on and principal of the senior notes as if the event of default giving rise to the declaration had not occurred; and

—	all amounts advanced by the indenture trustee and its costs and expenses; and

•	all events of default under the indenture, except the nonpayment of principal of the senior notes that has become due solely by the acceleration, have been cured or waived.

(Indenture, Section 5.4).

       Remedies. If the senior notes have been declared due and payable following an event of default under the indenture, the indenture trustee may do any one of the following:

•	institute proceedings to collect amounts due;

•	exercise remedies as a secured party including foreclosure or sale of the Issuer Trust Estate; or

•	elect to maintain the Issuer Trust Estate and continue to apply proceeds from the Issuer Trust Estate as if there had been no declaration of acceleration.

       The indenture trustee may not sell the Issuer Trust Estate following an event of default under the indenture unless one of the following conditions is met:

•	100% of the senior noteholders consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the then outstanding senior notes, the subordinated notes and the lease trust certificates; or

•	the indenture trustee:

—	determines that the Issuer Trust Estate would not be sufficient on an on-going basis to make all payments on the senior notes as those payments would have become due if the payment obligations had not been declared due and payable; and

—	obtains the consent of holders of 66 2/3% of the total principal balance of the senior notes.

       Any sale of the Issuer Trust Estate is subject to a requirement that a written opinion of counsel be delivered to the effect that the sale will not cause any of the titling companies, the transferor or the issuer to be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. If a sale of the Issuer Trust Estate occurs, the proceeds of the sale will be distributed in the following order of priority:

(1)	to the indenture trustee for amounts due as compensation or indemnity payments under the terms of the indenture;

(2)	to the administrative agent for reimbursement of all outstanding Sale Proceeds Advances and Monthly Payment Advances;

(3)	to the administrative agent for amounts due relating to unpaid administrative agent fees;

(4)	to the senior noteholders to pay interest which is due and unpaid, plus any overdue interest and, to the extent permitted under law, interest on that overdue interest, proportionally, without preference or priority among classes;

(5)	to the subordinated noteholders, which will be deposited to the cash collateral account, for the payment of interest which is due and unpaid, plus any overdue interest and, to the extent permitted under law, interest on that overdue interest on the subordinated notes;

(6)	to the lease trust distribution account for the payment of interest which is due and unpaid, plus any overdue interest and, to the extent permitted under law, interest on that overdue interest on the lease trust certificates; and

(7)	to the senior noteholders to pay principal which is due and unpaid, proportionally, without any distinction among classes.

Any remaining amounts will be distributed to the subordinated noteholders and the lease trust certificateholders for amounts due and unpaid according to the terms of the subordinated notes, the lease trust certificates and the issuer trust agreement. (Indenture, Section 5.6).

       Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the senior notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the senior noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

       Subject to those provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the total principal balance of the senior notes:

•	will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee; and

•	sometimes may waive any default under the indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding senior notes.

(Indenture, Sections 5.13 and 5.14).

       Until definitive senior notes have been issued the indenture trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will act only in accordance with the instructions of the participating members of DTC to whom senior notes are credited, which will, in turn, act according to the instructions of persons holding beneficial interests in the senior notes through the DTC participants. Accordingly, although only Cede will be entitled to vote under the indenture, the beneficial owners of the senior notes will be entitled to instruct DTC as to the manner in which to vote.

       As a senior noteholder, you have no right to institute any proceeding with respect to the indenture, unless all of the following conditions are met:

•	you have previously given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% of the total principal balance of the senior notes have made written request of the indenture trustee to institute the same proceeding in its own name as indenture trustee;

•	you and other senior noteholders seeking to institute the proceeding have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with your written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the total principal balance of the senior notes.

(Indenture, Section 5.8).

       Senior notes are the sole obligation of the issuer. Neither the indenture trustee nor the trustee of the issuer in their respective individual capacities, nor any holder of a subordinated note or a lease trust certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest or principal on the senior notes or for the agreements of the issuer and the trustee of the issuer, in its capacity as trustee, contained in the indenture.

       Covenants of the issuer. In the indenture, the issuer will covenant that it will not:

•	except as expressly permitted by the indenture, the program operating lease and the other basic documents, sell, transfer, exchange or otherwise dispose of any of its assets;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the senior notes — except amounts withheld under the Internal Revenue Code of 1986, as amended or applicable state law — or assert any claim against any present or former senior noteholder because of the payment of taxes levied or assessed upon the issuer;

•	permit:

—	the validity or effectiveness of the indenture to be impaired or permit the lien of the indenture to be subordinated or otherwise impaired;

—	any person to be released from any covenants or obligations relating to the senior notes under the indenture except as may be expressly permitted by the indenture; and

—	any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden its assets or any part of, or any interest in, its assets or the proceeds from its assets;

•	engage in any activities other than financing, acquiring, owning, leasing, subject to the lien of the indenture, pledging and managing the Series 2000-1 Certificates as contemplated by the indenture and the other basic documents; and

•	incur, assume or guarantee any indebtedness except indebtedness incurred under the senior notes, the subordinated notes and the lease trust certificates or otherwise in accordance with the basic documents.

(Indenture, Sections 3.8, 3.10 and 3.11).

       The indenture trustee. The indenture trustee may resign at any time by so notifying the trustee of the issuer and the senior noteholders.

       The trustee of the issuer is required to remove the indenture trustee if the indenture trustee:

•	ceases to be eligible to continue as the indenture trustee;

•	is adjudged to be bankrupt or insolvent; or

•	otherwise becomes incapable of acting.

       Senior noteholders holding a majority of the total principal balance of the senior notes also may remove the indenture trustee without cause. Senior noteholders holding a majority of the total principal balance of the senior notes may direct the trustee of the issuer to appoint a successor indenture trustee. (Indenture, Section 6.7). If the senior noteholders fail to appoint a successor indenture trustee, the trustee of the issuer will be required promptly to appoint a successor indenture trustee. (Indenture, Section 6.7). Any successor indenture trustee must at all times:

•	satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended; and

•	have a combined capital and surplus of at least $50,000,000, and a long-term debt rating of investment grade or better by each rating agency rating the senior notes or the lease trust certificates.

(Indenture, Section 6.10).

       Duties of the indenture trustee. Except during the continuation of an event of default under the indenture, the indenture trustee will:

•	perform the duties and only the duties as are specified in the indenture;

•	rely, as to the truth of the statements and the correctness of the opinions expressed in those statements, on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture; and

•	examine any of those certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

       Upon the continuation of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. (Indenture, Section 6.1).

       Compensation, indemnity and liability of the indenture trustee. The administrative agent will:

•	pay to the indenture trustee from time to time reasonable compensation for its services;

•	reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties; and

•	indemnify the indenture trustee for, and hold it harmless against, any and all losses, liability or expense, including attorneys’ fees, incurred by it in connection with the performance of its duties.

(Indenture, Section 6.6).

       The indenture trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. (Indenture, Section 6.1).

       The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

•	concerning any action it takes or omits to take in good faith according to a direction received by it from senior noteholders under the terms of the indenture; and

•	for interest on any money received by it except as the indenture trustee and the trustee of the issuer may agree in writing.

(Indenture, Section 6.1).

       The indenture trustee will not be considered to have knowledge of any event unless an officer of the indenture trustee has actual knowledge of that event or has received written notice of that event in accordance with the provisions of the indenture. (Indenture, Section 6.1).

       Access to senior noteholder lists. If definitive senior notes are issued under the limited circumstances described in “— Definitive Senior Notes” and the indenture trustee is not the senior note registrar, the trustee of the issuer will furnish, or cause to be furnished, to the indenture trustee a list of the names and addresses of the senior noteholders. The indenture trustee will receive monthly, within five days after each record date, a list of the senior noteholders as of the record date. The indenture trustee also will receive, within 30 days after receipt by the trustee of the issuer of a written request for a list from the indenture trustee, a list of the senior noteholders as of not more than 10 days before that list is furnished. (Indenture, Section 7.1).

       Annual compliance statement. The issuer will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture. (Indenture, Section 3.9).

       Satisfaction and discharge of the indenture trustee. The indenture trustee will be discharged with respect to the collateral securing the senior notes if any one of the following two events occurs:

•	the delivery to the indenture trustee for cancellation of all the senior notes or,

•	with some limitations — including receipt of opinions on tax matters — upon deposit with the indenture trustee of funds sufficient to pay in full all of the senior notes, including interest and any fees due and payable to the trustee of the issuer or the indenture trustee.

(Indenture, Section 4.1).

       Modification of the indenture without the consent of senior noteholders. Without the consent of the senior noteholders, the trustee of the issuer, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may execute a supplemental indenture for the following purposes:

•	to add to the covenants of the issuer;

•	to cure any ambiguity;

•	to correct or supplement any provision which may be inconsistent with any other provision; or

•	to make any other provision concerning matters or questions arising under the indenture which will not be inconsistent with other provisions of the indenture.

       The trustee of the issuer, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may enter into supplemental indentures without the consent of holders of the senior notes for the purpose of adding, changing or eliminating any provision of the indenture or modifying the rights of senior noteholders so long as the following conditions are met:

•	the modification, as evidenced by a written opinion of counsel, will not materially adversely affect the interests of any senior noteholder;

•	the modification, as confirmed by each of those rating agencies rating the senior notes, will not cause the then current rating assigned to any class of senior notes to be withdrawn or reduced; and

•	a written opinion of counsel concerning the tax matters described in the indenture is delivered.

(Indenture, Section 9.1).

       Modification of the indenture with the consent of the senior noteholders. Except for the modifications described in the following paragraph, the trustee of the issuer, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may enter into supplemental indentures:

•	with the consent of holders of a majority of the total principal balance of the senior notes for the purpose of adding, changing or eliminating any provision of the indenture or modifying the rights of senior noteholders so long as:

•	a written opinion of counsel concerning the tax matters described in the indenture is delivered.

       Unless and until the consent of the holder of each outstanding senior note affected by the proposed modification of the indenture is obtained, the supplemental indenture may not:

•	change the legal final maturity dates listed on the cover page or interest of any senior note;

•	reduce the principal amount, the interest rate or redemption price of any senior notes;

•	change any place of payment where any senior note or any interest on that senior note is payable;

•	change the coin or currency in which any senior note or any interest on that senior note is payable;

•	impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

•	reduce the required percentage of the total principal balance of the senior notes, the consent of whose holders is required to do any of the following:

—	execute a supplemental indenture;

—	provide any waiver of compliance with some of the provisions of the indenture;

—	provide any waiver of the defaults under the indenture and their consequences as provided for in the indenture;

—	direct the indenture trustee to sell or liquidate the Issuer Trust Estate if the proceeds of the sale would be insufficient to pay the principal balance and accrued but unpaid interest on the senior notes;

•	decrease the percentage of the total principal balance of the senior notes required to amend the sections of the indenture which specify the applicable percentage of the total principal balance of the senior notes necessary to amend the indenture or the other basic documents;

•	modify or alter the provisions of the indenture regarding the voting of senior notes held by the issuer, the transferor, the administrative agent, an affiliate of any of them or any obligor on the senior notes;

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture relating to any of the collateral for the senior notes; and

•	except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any senior note of the security afforded by the lien of the indenture.

(Indenture, Section 9.2).

       Required notice to lease trust certificateholders of the proposed modification to the indenture. The issuer trust agreement requires the trustee of the issuer to give the lease trust certificateholders 30 days’ written notice of any proposed supplemental indenture if:

•	it materially adversely affects the lease trust certificateholders; or

•	senior noteholders’ consent is required

and provides that the trustee of the issuer will not enter into the proposed amendment unless lease trust certificateholders holding 25% or more of the total principal balance of lease trust certificates consent in writing. See “Additional Document Provisions — The Issuer Trust Agreement.”

       Senior notes owned by the transferor, the administrative agent or their affiliates. Any senior notes owned by the transferor, the administrative agent or any of their affiliates will be entitled to the benefits under the indenture equal and proportionate to the senior notes owned by others, except that:

•	the senior notes owned by the issuer, the transferor, the administrative agent or any of their affiliates will be considered not to be outstanding for the purpose of determining whether the requisite percentage of senior noteholders have given any request, demand, authorization, direction, notice, consent or other action under the indenture and the other basic documents — except the commencement by the issuer of a voluntary proceeding in bankruptcy as described under “Additional Document Provisions — Restrictions on Bankruptcy Filings — Transferor and Issuer.”

DESCRIPTION OF THE ADMINISTRATIVE AGENCY AGREEMENT

       The following summary describes the material terms of the administrative agency agreement and the Series 2000-1 supplement. Additional terms of the administrative agency agreement and the Series 2000-1 supplement which are material to the senior noteholders are discussed throughout this prospectus under the headings of “The Leases and Leased Vehicles — Eligibility Criteria,” ”— Distributions,” “— Advances,” “Description of the Senior Notes — Optional Redemption” and “Additional Document Provisions.” This prospectus does not contain all of the provisions of the administrative agency agreement and the Series 2000-1 supplement. To see the complete provisions, you will have to read these documents in their entirety. Copies of the administrative agency agreement or the Series 2000-1 supplement may be obtained by request to the transferor at the address listed under “The Transferor.”

Duties of the Administrative Agent

       Servicing of Series 2000-1 Assets. The duties of the administrative agent relating to the Series 2000-1 Assets are described in the administrative agency agreement and the Series 2000-1 supplement.

       The administrative agent will perform the following tasks:

•	managing, servicing, administering, and making collections on the Series 2000-1 Leases using the same degree of skill and attention that it exercises with respect to all comparable retail automotive leases and retail installment sale contracts that the administrative agent services for itself or others — we refer to these practices as accepted servicing practices;

•	sending invoices to the consumer lessees, collecting and accounting for all payments, responding to inquiries of the consumer lessees, investigating delinquencies, and commencing legal proceedings to enforce Series 2000-1 Leases against delinquent consumer lessees;

•	furnishing monthly and annual statements to the titling companies and the titling company agent regarding distributions;

•	making advances for any Series 2000-1 Leased Vehicle sold or for any delinquent Monthly Payment as long as the administrative agent determines, in its sole discretion, that those advances will be recoverable from the subsequent collections and proceeds from any Series 2000-1 Leases and Series 2000-1 Leased Vehicles;

•	purchasing, on behalf of the holder of the non-specified interest in the titling companies, the titling company interest in Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which the eligibility criteria and additional eligibility criteria are not met or for which the administrative agent breaches some of the covenants it made in the administrative agency agreement;

•	taking all necessary steps to maintain evidence of each titling company’s ownership on the certificate of title of each Series 2000-1 Leased Vehicle; and

•	obtaining all licenses required to be held by each titling company in connection with the ownership of the Series 2000-1 Leases and Series 2000-1 Leased Vehicles.

       The administrative agent may contract with third parties to perform its duties under the administrative agency agreement, but shall remain responsible for the performance of its duties by the third party contractor. (Administrative Agency Agreement, Sections 4.1 and 4.5).

       The administrative agency agreement also describes the duties of the administrative agent relating to the origination and purchase of leases and leased vehicles by the titling companies and the obtaining of certificates of title for those leased vehicles. See “The Titling Companies —

Lease Origination by Dealers and Assignment to the Titling Companies” and “— Titling of Leased Vehicles.”

Collection of Total Monthly Payments; Extension of Leases

       The administrative agent will collect all payments under the Series 2000-1 Leases except in the circumstances described in the next paragraph. The administrative agent:

•	may grant extensions, rebates, or adjustments on Series 2000-1 Leases according to accepted servicing practices; and

•	in its discretion may waive any late payment charges or any other fees that may otherwise be owed in the ordinary course of servicing a Series 2000-1 Lease.

(Administrative Agency Agreement, Section 4.2).

       Term Extension — for example, a 24 month lease becomes a 27 month lease. The administrative agent may grant a Term Extension if the consumer lessee requesting the extension:

•	is not in default under the Series 2000-1 Lease at the time of the request; and

•	agrees to continue to make Total Monthly Payments for the extended period in the same amount as required under the original terms of the lease.

Because the granting of a Term Extension for any Series 2000-1 Lease would be deemed to have a material adverse effect on holders of the Series 2000-1 Certificates, the administrative agent will purchase the titling company interest in the related Series 2000-1 Leased Vehicle as of the date of the granting of the Term Extension and will deposit into the collection account the Administrative Purchase Amount. See “— Administrative Purchases.”

       Payment Extension — for example, a 24 month lease remains as a 24 month lease, but lease payments are delayed. The administrative agent also may extend the term of a Series 2000-1 Lease according to accepted servicing practices, by waiving the Total Monthly Payment due in any month in exchange for extending the term of the Series 2000-1 Lease for one or more additional months beyond the original scheduled lease end date for each month for which the Total Monthly Payment is waived. Unlike a Term Extension, however, the consumer lessee must return the leased vehicle to the dealer on or before the original scheduled lease end date. The consumer lessee under any Payment Extension does not receive an increase in the total number of miles which the Series 2000-1 Leased Vehicle may be driven without incurring an additional charge for excess mileage under the related lease. If the administrative agent grants Payment Extensions exceeding, in total, three months beyond the original scheduled lease end date of the related Series 2000-1 Lease, the administrative agent will purchase the titling company interest in the Series 2000-1 Leased Vehicle as of the date of the granting of the Payment Extension for the fourth month, by depositing into the collection account the Administrative Purchase Amount. (Administrative Agency Agreement, Sections 4.2 and 4.7). See “— Administrative Purchases.”

Realization on Liquidated Leases

       If the consumer lessee is in default under the Series 2000-1 Lease, the administrative agent will use reasonable efforts to:

•	repossess the Series 2000-1 Leased Vehicle if it determines that eventual payment in full of the Series 2000-1 Lease is unlikely; and

•	maximize Liquidation Proceeds.

Upon repossession, the administrative agent has discretion to repair any damaged Series 2000-1 Leased Vehicle or sell the vehicle without repairs. This determination will be based on whether the administrative agent believes repairs will increase the related Liquidation Proceeds by an amount greater than the cost of the repairs. (Administrative Agency Agreement, Section 4.3). For a description of the administrative agent’s services with respect to sales of Series 2000-1 Leased Vehicles, see “— Sale of Leased Vehicles.”

Administrative Purchases

       Obligation to purchase Series 2000-1 Assets. The administrative agent, on behalf of Ford Credit as holder of the non-specified interest of the titling company to which the related Series 2000-1 Leased Vehicle is titled, will purchase the issuer’s titling company interest in any Series 2000-1 Lease and Series 2000-1 Leased Vehicle as to which any of the following occurs:

•	for any initial Series 2000-1 Lease and initial Series 2000-1 Leased Vehicle, any of the eligibility criteria was not satisfied on the date of the Series 2000-1 supplement;

•	for any additional Series 2000-1 Lease and additional Series 2000-1 Leased Vehicle, any of the eligibility criteria was not satisfied on the date on which that asset was allocated to the Series 2000-1 Certificates;

•	the administrative agent has breached its covenants in the administrative agency agreement by:

—	failing to make reasonable efforts to collect Total Monthly Payments from the related consumer lessee;

—	failing to maintain record ownership in the Series 2000-1 Leased Vehicle;

—	changing the Retail Operating Lease Factor of the Series 2000-1 Lease;

—	modifying the number or amount of Monthly Payments due under the Series 2000-1 Lease;

—	allowing a certificate of title to be issued by a state or jurisdiction in which none of the titling companies are qualified and authorized to maintain evidence of ownership interest in the related Series 2000-1 Leased Vehicle;

—	granting Payment Extensions exceeding, in total, three months; or

—	otherwise impairing the rights of any titling company or the issuer in the Series 2000-1 Lease or Series 2000-1 Leased Vehicle and, in each case, the breach continues unremedied for a specified period;

•	the related Series 2000-1 Leased Vehicle has been relocated to a jurisdiction where the applicable titling company is not qualified or authorized to maintain evidence of the ownership of that vehicle; or

•	the administrative agent has granted a Term Extension.

(Administrative Agency Agreement, Sections 4.2, 4.5, 4.6 and 4.7; Series 2000-1 Supplement, Section 5.5; Asset Contribution Agreement, Section 3.4).

       For those additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicle allocated during a month, if any of the additional eligibility criteria is not satisfied as of the date they were allocated to the Series 2000-1 Certificates, the administrative agent, on behalf of Ford Credit, will purchase the issuer’s titling company interest in one or more of those additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicles such that, after the purchase, all of the additional eligibility criteria would have been satisfied. The amount payable to purchase the titling company interest in these Series 2000-1 Leases and Series 2000-1 Leased Vehicles will be the Administrative Purchase Amount.

       The administrative agent will purchase the titling company interest by depositing the Administrative Purchase Amount into the collection account on the payment date immediately following the month in which the breach is discovered. Thereafter,

•	the holder of the non-specified interests will own the titling company interest in those assets, and

•	the Series 2000-1 Certificates will represent the titling company interest in the Administrative Purchase Amount deposited into the collection account.

Sale of Leased Vehicles

       Leased vehicles can be sold to consumer lessees or dealers. Upon termination of a Series 2000-1 Lease, the consumer lessee has the option to purchase the related Series 2000-1 Leased Vehicle for an amount equal to the Residual Value of the Series 2000-1 Leased Vehicle plus any unpaid amounts owing under the Series 2000-1 Lease. If the consumer lessee does not purchase the leased vehicle, the dealer may, at its option, purchase the leased vehicle at the price determined by the administrative agent according to accepted servicing practices. This price may be less than the Residual Value of the Series 2000-1 Leased Vehicle.

       Leased vehicles can be sold at auction, but the issuer will realize, at most, its Residual Value for most terminations . If neither the consumer lessee nor the dealer elects to purchase a Series 2000-1 Leased Vehicle when the related lease terminates:

•	the dealer will inspect the leased vehicle and assess any charges for excess wear and use and excess mileage; and

•	the administrative agent will sell the leased vehicle at auction according to accepted servicing practices.

       The proceeds received by the issuer relating to a Series 2000-1 Leased Vehicle sold at auction following a termination of the related Series 2000-1 Lease on or about its scheduled lease end date will always be limited to its Residual Value minus any amounts due from the related consumer lessee for uncollected excess wear and use and excess mileage for that leased vehicle. If the amount of the Sale Proceeds is greater than this amount, the transferor will be considered to have exercised its option to purchase the Series 2000-1 Leased Vehicle for this amount. See “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor — The transferor has the option to purchase leased vehicles” for a more detailed description of the transferor’s right to purchase leased vehicles at a gain. (Administrative Agency Agreement, Sections 5.1, 5.2 and 5.3; Series 2000-1 Supplement, Section 5.3).

       Repair for Excess Wear and Use and Excess Mileage. If the dealer determines that a returned Series 2000-1 Leased Vehicle requires repairs for excess wear and use and excess mileage, either:

•	the consumer lessee will pay the estimated costs of the repairs; or

•	the administrative agent will grant the consumer lessee a one-month Term Extension to permit the consumer lessee to effect those repairs at his or her expense.

       The administrative agent will apply any security deposit to pay any amounts owed relating to uncollected excess wear and use and excess mileage which are not paid by the consumer lessee. (Administrative Agency Agreement, Section 5.1).

       Advances of Sale Proceeds. So long as the administrative agent determines, in its sole discretion, that a Sale Proceeds Advance will be recoverable from the subsequent collections and proceeds from any Series 2000-1 Leases and Series 2000-1 Leased Vehicles, the administrative agent will, on the business day preceding the related payment date, make the Sale Proceeds Advance. To the extent the Sale Proceeds from that Series 2000-1 Leased Vehicle are insufficient to reimburse the Sale Proceeds Advance, the administrative agent will be reimbursed from the Available Funds on the payment date following the month during which that Series 2000-1 Leased Vehicle was sold or the administrative agent determines that it cannot be recovered. (Administrative Agency Agreement, Section 5.4; Series 2000-1 Supplement, Section 5.4).

       If a Sale Proceeds Advance has been made for a Series 2000-1 Leased Vehicle sold, the proceeds from the sale will be used to reimburse the administrative agent first and then, any remaining proceeds will be deposited to the collection account on the business day preceding the related payment date. If the administrative agent did not make a Sale Proceeds Advance, it will deposit all of the related Sale Proceeds into the collection account. Because of the transferor’s purchase option, the amount deposited in the collection account, however, with respect to terminations on or about the scheduled lease end date will not exceed the Residual Value of that Series 2000-1 Leased Vehicle minus any amounts due from the consumer lessee for uncollected excess wear and use and excess mileage. In either case, if the Monthly Remittance Condition has not been satisfied, the administrative agent will deposit the proceeds from the sale of Series 2000-1 Leased Vehicles within two business days of the date it received the proceeds. (Series 2000-1 Supplement, Sections 5.2 and 5.3). See “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor” for a discussion of the transferor’s purchase option of a Series 2000-1 Leased Vehicle.

Delivery of Certificates of Title

       Upon receipt by the administrative agent of the proceeds from the sale or other disposition of a Series 2000-1 Leased Vehicle, the administrative agent will deliver the related certificate of title to the consumer lessee, dealer or other purchaser of the Series 2000-1 Leased Vehicle. From and after that date, the Series 2000-1 Certificates:

•	will represent a titling company interest in those proceeds — namely, the Sale Proceeds, Liquidation Proceeds or Recoveries — received from the related Series 2000-1 Asset; and

•	will no longer represent an interest in that Series 2000-1 Asset.

(Administrative Agency Agreement, Section 5.5).

Allocation of Amounts Collected with Respect to Leases and Leased Vehicles

       Application of Total Monthly Payments. The administrative agent will apply Total Monthly Payments received during each month from each consumer lessee in the following order of priority to pay:

•	current and overdue Use and Lease Tax Amounts;

•	current and overdue Constant Yield Payment portions of the Monthly Payment;

•	current and overdue Vehicle Insurance and Maintenance Amounts due to the related dealer; and

•	current and overdue Additional Fee portions of Monthly Payments, if any.

If a consumer lessee fails to remit the Total Monthly Payment in whole or in part, the administrative agent may make a Monthly Payment Advance equal to the delinquent portion of the Constant Yield Payment as described in “— Monthly Payment Advances” below. Each month the administrative agent will retain from the Total Monthly Payment received for a Series 2000-1 Lease amounts credited to overdue Monthly Payments for that lease to the extent any unreimbursed Monthly Payment Advances are outstanding. (Administrative Agency Agreement, Section 7.1; Series 2000-1 Supplement, Section 5.2).

       The administrative agent will apply previously credited Payaheads for delinquent Monthly Payments. If on any payment date any portion of a Monthly Payment due on a Series 2000-1 Lease during the related month has not been received from the consumer lessee, the administrative agent will, from previously credited Payaheads from that consumer lessee, apply an amount equal to the lesser of:

•	the amount of Payaheads credited to that consumer lessee; and

•	the portion of the Monthly Payment not received.

Afterwards, the amount of Payaheads credited to the consumer lessee will be reduced by the amount so applied. Payaheads received from a consumer lessee in any month will be credited to him. (Administrative Agency Agreement, Section 7.1).

       Application of Proceeds from Sale of Leased Vehicle. The administrative agent will apply (1) Sale Proceeds Advances, other than with respect to Liquidated Leases, (2) Sale Proceeds with respect to Series 2000-1 Leased Vehicles for which no Sale Proceeds Advance was made and (3) an amount equal to the Voluntary Early Termination Proceeds with respect to Series 2000-1 Leased Vehicles for which no Sale Proceeds Advance was made if the related lease terminated following a Voluntary Early Termination received during a month in the following order of priority:

•	to pay any sales, use and lease taxes;

•	to reduce the Unpaid Adjusted Capitalized Cost of the related Series 2000-1 Lease until it is reduced to zero;

•	to be credited against any charges levied against the consumer lessee for uncollected excess wear and use and excess mileage on the related Series 2000-1 Leased Vehicle, but only to the extent collected from the related consumer lessee; and

•	as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in that month has been credited as described in “— Application of Total Monthly Payments” above.

To the extent the transferor was considered to have purchased that Series 2000-1 Leased Vehicle for the price equal to the Residual Value of that leased vehicle minus any amounts due from the consumer lessee for uncollected excess wear and use and excess mileage, the Sale Proceeds applied for the above items will be limited to that amount. (Administrative Agency Agreement, Section 7.1).

       The administrative agent will apply (1) Sale Proceeds Advances with respect to Liquidated Leases and (2) Liquidation Proceeds with respect to Series 2000-1 Leased Vehicles for which no Sale Proceeds Advance was made received during a month in the following order of priority:

•	to pay any sales, use and lease taxes;

•	to reduce the Unpaid Adjusted Capitalized Cost of the related Series 2000-1 Lease until it is reduced to zero; and

•	as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in that month has been credited as described in “— Application of Total Monthly Payments” above.

(Administrative Agency Agreement, Section 7.1).

       Tax and Insurance and Maintenance Amounts are not available for senior noteholders. Once the administrative agent receives any payments from the consumer lessees, it will pay to the appropriate tax authorities and originating dealers:

•	any Use and Lease Tax Amounts;

•	any other sales, use and lease taxes; and

•	any Vehicle Insurance and Maintenance Amounts due.

These taxes and payments to the dealers will not be available to pay interest on and principal of the senior notes, the subordinated notes or the lease trust certificates. (Administrative Agency Agreement, Section 7.1).

Monthly Payment Advances

      If any portion of a Monthly Payment due under a Series 2000-1 Lease has not been deposited to the collection account as of the last day of any month, the administrative agent will make a Monthly Payment Advance equal to the overdue portion of the Monthly Payment. The administrative agent will make the Monthly Payment Advance only if it determines, in its sole discretion, that the Monthly Payment Advance will be recoverable from the subsequent collections and proceeds from any Series 2000-1 Leases and Series 2000-1 Leased Vehicles. In any event, each Monthly Payment Advance made by the administrative agent will not be greater than the amount of the Constant Yield Payment for the related Monthly Payment. To the extent subsequent collections — excluding Sale Proceeds and any portion of Voluntary Early Termination Proceeds not constituting overdue Total Monthly Payments — relating to the Series 2000-1 Lease are insufficient to reimburse the Monthly Payment Advance, the administrative agent will be reimbursed from Available Funds on the payment date relating to the month during which the administrative agent determines that it will not be reimbursed from the future collections relating to the Series 2000-1 Assets. (Administrative Agency Agreement, Section 7.3; Series 2000-1 Supplement, Section 5.4).

Monthly Statements to Holders

       Monthly statements. On or prior to each payment date, the administrative agent, on behalf of the titling company agent, will deliver to the trustee of the issuer and the indenture trustee a statement specifying the collection and distribution information listed in “Description of the Senior Notes — Monthly Statements to Senior Noteholders.” This statement will be based on the information included in the certificate of the administrative agent described in “— Reporting.” (Administrative Agency Agreement, Section 7.4; Series 2000-1 Supplement, Section 6.1).

       Annual reports. On or before April 30th of each year, beginning April 30, 2001, the administrative agent shall deliver to the trustee of the issuer and the indenture trustee a report for the preceding calendar year providing the following information relating to the Series 2000-1 Assets:

•	the total Sale Proceeds, Voluntary Early Termination Proceeds, Liquidation Proceeds, Recoveries and proceeds received for any Series 2000-1 Leased Vehicle sold at auction, separately stated;

•	the total Securitization Value of the Series 2000-1 Assets as of the beginning and end of the calendar year;

•	the Aggregate Series 2000-1 Securitization Net Credit Losses;

•	the total Series 2000-1 Residual Losses for the Series 2000-1 Leased Vehicles sold or otherwise disposed of; and

•	the total collections relating to the Series 2000-1 Assets received, separately stating each item as listed under “Series 2000-1 Certificates — Issuance of the Series 2000-1 Certificates to Ford Credit.”

(Administrative Agency Agreement, Section 7.4; Series 2000-1 Supplement, Section 6.1).

No Resignation

       The administrative agent may not resign from its obligations and duties under the administrative agency agreement unless, as evidenced by a written opinion of counsel, the performance of its duties is no longer permissible under applicable law. No resignation will become effective until the titling company agent or a successor administrative agent has assumed the responsibilities and obligations of the administrative agent. (Administrative Agency Agreement, Section 8.2).

Administrative Agent Events of Default

       Each of the following is an administrative agent event of default:

(1)	failure by the administrative agent to make any distribution required by the administrative agency agreement or any supplement, including the Series 2000-1 supplement, for three business days after written notice of the failure to the administrative agent or after discovery of the failure by the administrative agent;

(2)	any failure by the administrative agent to observe or to perform in any material respect any of its covenants or agreements in the administrative agency agreement or the Series 2000-1 supplement:

•	which failure has a material adverse effect on the holder of any non-specified interest or of any titling company certificate — including the issuer, as holder of the Series 2000-1 Certificates; and

•	continues for a period of 30 days after written notice of the failure to the administrative agent or after discovery of the failure by the administrative agent;

(3)	any representation, warranty, report or certification of the administrative agent in, or under, the administrative agency agreement or any supplement, including the Series 2000-1 supplement, was incorrect when made:

•	which has a material adverse effect on the holder of any non-specified interest or of any titling company certificate — including the issuer, as holder of the Series 2000-1 Certificates; and

•	continues for a period of 30 days after written notice to the administrative agent or after discovery of the failure by the administrative agent; or

(4)	the occurrence of an Insolvency Event with respect to the administrative agent;

provided, however, that the occurrence of an event described in clauses (1), (2), and (3) relating to Series 2000-1 will be an administrative agent event of default for Series 2000-1 only and will not be an administrative agent event of default for any other titling company certificates or the non-specified interest of any titling company.

       Within five business days of having obtained knowledge of any event which, with the giving of notice or lapse of time, or both, would become an administrative agent event of default, the administrative agent must deliver an officer’s certificate regarding that event to the following persons:

•	each titling company;

•	the titling company agent;

•	the holders of the non-specified interests;

•	the trustee of the issuer;

•	the indenture trustee; and

•	each rating agency then rating the senior notes, the lease trust certificates and other securities based on any other titling company certificates affected by the administrative agent event of default.

(Administrative Agency Agreement, Section 4.10).

       If any administrative agent event of default occurs, the sole remedy available to the holders of the non-specified interests of the titling companies and the outstanding titling company certificates, including the Series 2000-1 Certificates, will be to remove the administrative agent and appoint a successor administrative agent. See “— Removal of the Administrative Agent.”

Removal of the Administrative Agent

       With the consent of senior noteholders and lease trust certificateholders, the transferor and the trustee of the issuer may remove the administrative agent. The transferor, with the consent of the indenture trustee, acting at the direction of 100% of the senior noteholders, and the trustee of the issuer, acting at the direction of 66 2/3% by total principal balance of the lease trust certificateholders, may at any time, for any reason, relating to the Series 2000-1 Assets only, remove the administrative agent and appoint a substitute administrative agent. Upon appointment, the substitute administrative agent will assume the rights and obligations of the administrative agent under the administrative agency agreement relating to administering and servicing the Series 2000-1 Assets. Until the appointment of the substitute administrative agent, the predecessor administrative agent will continue to perform its duties and obligations relating to administering and servicing the Series 2000-1 Assets. No substitute administrative agent will have any responsibilities relating to the purchase of additional leases and leased vehicles by any of the titling companies or relating to making Monthly Payment Advances or Sale Proceeds Advances. (Administrative Agency Agreement, Section 8.1; Indenture, Section 6.13).

       Termination of the administrative agent relating to all of the titling company assets. If an administrative agent event of default occurs, the titling company agent may, to the extent the administrative agent event of default relates to all assets of the titling companies, upon direction of all of the following persons, terminate all of the rights and obligations of the administrative agent under the administrative agency agreement relating to all assets of the titling companies:

•	the holders of the Series 2000-1 Certificates, which holder for this purpose will be the indenture trustee acting at the direction of a majority by total principal balance of the senior noteholders;

•	all holders of any other titling company certificates; and

•	the holders of the non-specified interests in the titling companies, excluding Ford Credit or any other affiliate of the administrative agent.

       Termination of the administrative agent relating to the Series 2000-1 Assets only. If an administrative agent event of default occurs which relates only to the Series 2000-1 Assets, the titling company agent will upon direction of the holders of the Series 2000-1 Certificates, which holder for this purpose will be the indenture trustee acting at the direction of 66 2/3% by the total principal balance of the senior noteholders so long as any of the senior notes are outstanding, terminate all of the rights and obligations of the administrative agent under the administrative agency agreement and the Series 2000-1 supplement, relating to the Series 2000-1 Assets only.

       Notice to the rating agencies. The titling company agent will effect the termination of the administrative agent by delivering notice to the administrative agent, with a copy to each rating agency then rating the senior notes, the lease trust certificates and any other securities based on any other titling company certificates affected by that administrative agent event of default. (Administrative Agency Agreement, Section 8.1).

Appointment of a Successor

       Effective date of resignation or termination. Upon termination of the administrative agent, the predecessor administrative agent will continue to perform its functions as administrative agent until the earlier of:

•	the date specified in the termination notice; or

•	if no date is specified in the notice, the date of the administrative agent’s receipt of the notice.

       Upon resignation of the administrative agent, the predecessor administrative agent will continue to perform its functions as administrative agent until the later of:

•	45 days after the delivery to the titling company agent of the written resignation notice; and

•	the date the predecessor administrative agent becomes unable to act as administrative agent, as specified in the resignation notice and accompanying opinion of counsel.

(Administrative Agency Agreement, Section 8.3).

       Successor administrative agent will be appointed with the consent of the majority of senior noteholders. If the administrative agent is terminated with respect to all of the titling companies because of an administrative agent event of default or because of its resignation, the titling company agent will appoint a successor administrative agent, acting at the direction of the following persons:

•	the holders of the Series 2000-1 Certificates, which holder for this purpose will be the indenture trustee acting at the direction of a majority by total principal balance of the senior noteholders;

•	all holders of other titling company certificates; and

•	the holders of the non-specified interests in the titling companies.

If the administrative agent is terminated with respect to the Series 2000-1 Assets only, the titling company agent, acting at the direction of the holders of the Series 2000-1 Certificates — which holder for this purpose will be the indenture trustee acting at the direction of a majority by total principal balance of the senior noteholders — will appoint a successor administrative agent. In each case, the titling company agent will have the right to approve the successor administrative agent. The titling company agent, however, will not unreasonably withhold its consent. If a successor administrative agent is not appointed by the effective date of the predecessor administrative agent’s resignation or termination, then the titling company agent will act as successor administrative agent. If the titling company agent is legally unable to act as administrative agent, then the titling company agent must appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business includes the servicing of retail automotive leases and selling vehicles at the termination of leases, as the successor administrative agent. (Administrative Agency Agreement, Section 8.3).

       Successor administrative agent will have no obligation to purchase leases and leased vehicles or to make advances. Upon appointment, the successor administrative agent will assume all of the rights and obligations of the administrative agent under the administrative agency agreement; provided, however , that no successor administrative agent will have any responsibilities relating to the purchase of additional leases and leased vehicles by any titling company or relating to making Monthly Payment Advances or Sale Proceeds Advances. (Administrative Agency Agreement, Section 8.3).

       Compensation and reimbursement. Any compensation payable to a successor administrative agent may not exceed that permitted the predecessor administrative agent unless the holders of the non-specified interests of the titling companies bear the excess costs exclusively. Any predecessor administrative agent will be entitled to reimbursement for any outstanding Sale Proceeds Advances and Monthly Payment Advances to the extent funds are available. (Administrative Agency Agreement, Sections 8.3 and 8.4).

Custody of Lease Files

       The administrative agent is the custodian of lease files. The administrative agent will be the custodian of the lease files for the titling companies, including the lease files for the Series 2000-1 Assets. Generally, the lease files will include the certificates of title, or application for those certificates of title, the original leases and the related documents for those leases and leased vehicles. The administrative agent will be required to:

•	maintain accurate and complete accounts, records, and computer systems pertaining to each lease file; and

•	conduct, or cause to be conducted, periodic audits of the lease files and of the related accounts, records, and computer systems.

       Locations of lease files. The administrative agent will maintain each lease file at:

•	one of the offices specified in the administrative agency agreement;

•	any other office, which may be a third party contracted by the administrative agent to hold lease files, the administrative agent specifies to the titling company agent by written notice not later than 90 days after any change in location; or

•	one of the offices included in a list delivered to the titling company agent, which list will be updated and delivered upon request from the titling company agent.

The administrative agent will make available to the titling company agent, the trustee of the issuer, and the indenture trustee a list of locations of the lease files, the lease files, and the related accounts, records, and computer systems maintained by the administrative agent whenever those persons may instruct. As soon as practicable after the termination or resignation of the administrative agent, the administrative agent will deliver the lease files and the related accounts and records maintained by the administrative agent to the titling company agent or any successor administrative agent.

       The administrative agent will be liable for its improper acts. The administrative agent as custodian of the lease files will indemnify the titling company agent, the issuer, and the indenture trustee for any and all liabilities that result from any improper act or omission of the administrative agent with respect to the lease files pertaining to the Series 2000-1 Assets. The administrative agent will not be liable for claims resulting from the willful misfeasance, bad faith, or negligence of the titling company agent relating to the lease files. (Administrative Agency Agreement, Section 4.4).

Reporting

       Monthly certificates. On or before the 15th day of each calendar month, the administrative agent will deliver to the titling company agent a certificate containing information about the distribution of collections from the Series 2000-1 Assets for the preceding month and the information to be distributed to the indenture trustee and the trustee of the issuer on that payment date, as described in “— Monthly Statements to Holders” and “Description of the Senior Notes — Monthly Statements to Senior Noteholders.” (Administrative Agency Agreement, Section 4.9).

       Annual certificates. On or before April 30th of each year, beginning April 30, 2001, the administrative agent will deliver to each titling company, the titling company agent, the holders of the non-specified interests, the trustee of the issuer and the indenture trustee, an officer’s certificate, dated as of December 31 of the preceding calendar year, stating that:

•	a review of the activities of the administrative agent during the preceding 12-month period, or a shorter period from the date of the Series 2000-1 supplement, and of its performance under the administrative agency agreement and the Series 2000-1 supplement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the review of the activities:

—	the administrative agent has fulfilled all of its obligations under the administrative agency agreement and the Series 2000-1 supplement throughout the 12-month period, or a shorter period from the date of the Series 2000-1 supplement; or

—	if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of the default.

(Administrative Agency Agreement, Section 4.10).

       Independent accountants report. On or before April 30th of each year, beginning April 30, 2001, a firm of independent certified public accountants will deliver a report to the administrative agent, the titling company agent, each titling company, the holders of the non-specified interests, the trustee of the issuer and the indenture trustee, with a copy to each rating agency rating the senior notes or the lease trust certificates, stating that the firm has audited the financial statements of the administrative agent for the preceding calendar year and that its audit:

•	was made in accordance with generally accepted auditing standards;

•	included procedures relating to retail automotive leases serviced for others according to applicable industry standards; and

•	except as described in the report, disclosed no exceptions or errors in the records relating to the Series 2000-1 Leases serviced that, in the firm’s opinion, should be included in the report.

The term of independent certified public accountants may render other services to the administrative agent or to Ford Motor Company or any affiliate of either of them. (Administrative Agency Agreement, Section 4.11).

ADDITIONAL DOCUMENT PROVISIONS

       The following summary describes the material terms of the other basic documents. Additional terms of the other basic documents which are material to the senior noteholders are described throughout the prospectus under the headings of “The Titling Companies,” “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor,” “The Leases and Leased Vehicles — Eligibility Criteria,” “Description of the Administrative Agency Agreement — Administrative Purchase” and “— Sale of Leased Vehicles.” This prospectus does not contain all of the provisions of the other basic documents. To see the complete provisions of those basic documents, you will have to read these documents in their entirety. Copies of the basic documents may be obtained by request to the transferor at the address listed under “The Transferor.”

The Issuer Trust Agreement

       Authority and duties of the trustee of the issuer. The trustee of the issuer will administer the issuer in the interest of the lease trust certificateholders, subject to the lien of the indenture trustee and to the obligations of the issuer under the subordinated notes, according to the issuer trust agreement and the other basic documents to which the issuer is a party. (Issuer Trust Agreement, Section 6.2).

       The transferor, in its capacity as holder of the lease trust certificates retained by it, may, by written instruction, direct the trustee of the issuer in the administration of the issuer. The transferor’s instruction must not, as evidenced by a written opinion of counsel, materially adversely affect the senior noteholders, subordinated noteholders or lease trust certificateholders. However, the trustee of the issuer will not be required to follow any instruction if it reasonably determines or is advised by counsel that following the instruction:

•	is likely to result in liability to the trustee of the issuer;

•	is contrary to the terms of the issuer trust agreement or any other basic document; or

•	is unlawful.

(Issuer Trust Agreement, Section 6.3).

       The trustee of the issuer will not be required to perform any of the obligations of the issuer under the issuer trust agreement or the other basic documents if these obligations are required to be performed by:

•	the administrative agent under the administrative agency agreement or the Series 2000-1 supplement;

•	the transferor under the transfer agreement or the program operating lease; or

•	the indenture trustee under the indenture.

(Issuer Trust Agreement, Section 7.1).

       Restrictions on actions by trustee of the issuer. The trustee of the issuer may not:

•	initiate or settle any claim or lawsuit involving the issuer, unless brought by the administrative agent to collect amounts owed under a Series 2000-1 Lease;

•	amend the indenture where senior noteholder consent is required;

•	amend the indenture where senior noteholder consent is not required if the amendment materially adversely affects the lease trust certificateholders; or

•	amend any other basic document if the amendment materially adversely affects the lease trust certificateholders,

unless (1) the trustee of the issuer provides 30 days’ written notice to the lease trust certificateholders and the rating agencies rating the senior notes or the lease trust certificates and (2) the lease trust certificateholders holding at least 25% of the total principal balance of the lease trust certificates do not object in writing to the proposed amendment within 30 days of the notice. (Issuer Trust Agreement, Section 4.1).

       The trustee of the issuer may not remove the administrative agent — or appoint a successor administrative agent — with respect to the Series 2000-1 Assets while the senior notes are outstanding.

       The trustee of the issuer may not sell the Series 2000-1 Certificates except if:

•	the bankruptcy or dissolution of the issuer occurs; or

•	an event of default under the program operating lease occurs.

       Upon a sale of the Series 2000-1 Certificates following a bankruptcy or dissolution of the issuer:

•	the Series 2000-1 Assets will be distributed to the purchaser;

•	the Series 2000-1 Assets will no longer constitute the assets of any titling company; and

•	the Series 2000-1 Leased Vehicles will be retitled as directed by the purchaser.

(Issuer Trust Agreement, Sections 4.2 and 4.4).

       The right of the transferor or lease trust certificateholders to take any action affecting the Issuer Trust Estate will be subject to the rights of the indenture trustee under the indenture.

       Resignation and removal of the trustee of the issuer. The trustee of the issuer may resign at any time upon written notice to the administrative agent, the transferor and the lease trust certificateholders. Upon the resignation, the transferor will be obligated to appoint a successor trustee. The transferor or the lease trust certificateholders holding not less than a majority of the total principal balance of the lease trust certificates may remove the trustee of the issuer if the trustee ceases to be eligible, becomes insolvent or becomes legally unable to act. Upon removal of the trustee, the transferor or the lease trust certificateholders holding not less than a majority of the total principal balance of the lease trust certificates will appoint a successor trustee. The transferor must deliver written notice to the rating agencies rating the senior notes or the lease trust certificates of any resignation or removal of the trustee of the issuer. (Issuer Trust Agreement, Section 10.2).

       The trustee of the issuer, and any successor trustee, must at all times:

•	be able to exercise corporate trust powers;

•	be subject to supervision or examination by federal or state authorities;

•	have a combined capital and surplus of $50,000,000; and

•	have a long-term debt rating of investment grade by each of the rating agencies rating the senior notes or the lease trust certificates or be acceptable to them.

(Issuer Trust Agreement, Section 10.1).

       Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet the above stated eligibility requirements. (Issuer Trust Agreement, Section 10.5).

       Termination. The issuer trust agreement will terminate:

(1)	upon the final distribution of all funds or other property or proceeds of the Issuer Trust Estate according to the terms of the indenture and the final distribution on the subordinated notes and the lease trust certificates under the issuer trust agreement; or

(2)	if the administrative agent exercises its option to purchase the Series 2000-1 Certificates on any payment date on which the total Securitization Value of the Series 2000-1 Assets has declined to 10% or less of their total Securitization Value as of the initial cutoff date.

       Liabilities and indemnification. The transferor, as holder of the lease trust certificates and the subordinated notes, will indemnify the trustee of the issuer for any expenses incurred by the trustee in the performance of its duties under the issuer trust agreement. The transferor will not be entitled to make any claim upon the Issuer Trust Estate for the payment of any indemnified expenses. (Issuer Trust Agreement, Section 8.2).

       The transferor will not indemnify the trustee of the issuer:

•	for expenses resulting from the willful misconduct, bad faith or negligence of the trustee; or

•	for the inaccuracy of any representation or warranty of the trustee in the issuer trust agreement.

       The trustee of the issuer will not be liable for any of the following:

•	any error of judgment made by an officer of the trustee;

•	any action taken or omitted to be taken according to the instructions of any lease trust certificateholder, the indenture trustee, the transferor or the administrative agent;

•	the interest on or principal of the senior notes, the subordinated notes or the lease trust certificates; and

•	the default or misconduct of the administrative agent, the transferor or the indenture trustee.

(Issuer Trust Agreement, Section 7.1).

       Subordinated notes. The subordinated notes will be issued under the issuer trust agreement and will be retained by the transferor. The subordinated notes are unsecured and are subordinated in right of payment to the senior notes to the extent described in this prospectus. See “Description of the Senior Notes — Distributions.” If a default occurs relating to the issuer’s obligations under the subordinated notes while the senior notes are outstanding, the subordinated noteholders are not permitted to declare the principal balance of the subordinated notes to be immediately due and payable.

       The transferor will pledge all of its right, title and interest in the subordinated notes to the issuer to secure its obligation to make monthly rent payments under the program operating lease. The issuer will, in turn, deliver the subordinated notes to the indenture trustee as a portion of the Issuer Trust Estate to secure the payments of interest on and principal of the senior notes. So long as any senior notes are outstanding, on each payment date, payments relating to the subordinated notes will be deposited into the cash collateral account as additional security for the senior notes.

       Lease trust certificates owned by the issuer, the transferor, the administrative agent or their affiliates. Payments on the lease trust certificates will be subordinated to payments on the senior notes and the subordinated notes to the extent described in this prospectus. Any lease trust certificates owned by the issuer, the transferor, the administrative agent or any of their affiliates will be:

•	entitled to benefits under the issuer trust agreement equal and proportionate to the lease trust certificates owned by others; and

•	considered not to be outstanding for the purpose of determining whether the requisite percentage of lease trust certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the issuer trust agreement and the other basic documents, except the commencement by the issuer of a voluntary proceeding in bankruptcy as described under “— Restrictions on Bankruptcy Filings — Transferor and Issuer.”

Representations, Warranties and Covenants

       In the Series 2000-1 supplement, the administrative agent will represent and warrant, and in the asset contribution agreement, Ford Credit will represent and warrant that:

•	as of the closing date, each initial Series 2000-1 Lease and the related Series 2000-1 Leased Vehicle meet the eligibility criteria described in “The Leases and Leased Vehicles — Eligibility Criteria”; and

•	as of the date any additional Series 2000-1 Lease and the related additional Series 2000-1 Leased Vehicle is allocated to the Series 2000-1 Certificates, that lease and leased vehicle will meet the same criteria.

(Series 2000-1 Supplement, Section 3.1; Asset Contribution Agreement, Section 3.2).

       In addition, with respect to those additional Series 2000-1 Leases and the related Series 2000-1 Leased Vehicles, the administrative agent and Ford Credit will represent and warrant that those leases and leased vehicles, as a whole, meet the additional eligibility criteria described in “The Leases and Leased Vehicles — Eligibility Criteria” as of the date they were allocated to the Series 2000-1 Certificates. (Series 2000-1 Supplement, Section 3.2; Asset Contribution Agreement, Section 3.3).

Amendment Provisions

       Amendment of the titling company agreements, the transferor trust agreement, the administrative agency agreement and the Series 2000-1 supplement. So long as any of the senior notes are outstanding, the issuer’s rights in the Series 2000-1 Certificates will be subject to the lien of the indenture. After the senior notes have been paid in full, the issuer’s rights in the Series 2000-1 Certificates will be subject to the program operating lease. The indenture trustee will be the holder of the Series 2000-1 Certificates for purposes of determining whether any proposed amendment to any of the following agreements will materially adversely affect the interests of the holders of the Series 2000-1 Certificates:

•	the titling company agreements;

•	the administrative agency agreement;

•	the Series 2000-1 supplement; and

•	the transferor trust agreement.

       The transferor trust agreement and the Series 2000-1 supplement also may be amended without the consent of the holders of the Series 2000-1 Certificates so long as the following conditions are met:

•	the amendment does not, as evidenced by a written opinion of counsel, materially adversely affect the interests of the holders of the Series 2000-1 Certificates or the senior noteholders;

•	as confirmed by each rating agency rating the senior notes or the lease trust certificates, the amendment does not cause the then current rating assigned to each class of senior notes or the lease trust certificates to be withdrawn or reduced; and

•	a written opinion of counsel concerning tax matters is delivered.

       Each of the titling company agreements and the administrative agency agreement also may be amended without the consent of the holders of the Series 2000-1 Certificates so long as the following conditions are met:

•	the amendment does not, as evidenced by a written opinion of counsel, materially adversely affect the interests of the holders of the Series 2000-1 Certificates, the senior noteholders and the holders of other titling company certificates;

•	as confirmed by each related rating agency, the amendment does not cause the then current rating assigned to each class of senior notes, the lease trust certificates, and any other securities based on any other titling company certificate to be withdrawn or reduced; and

•	a written opinion of counsel concerning tax matters is delivered.

Despite the preceding discussion, any of the titling company agreements, the transferor trust agreement, the administrative agency agreement and the Series 2000-1 supplement may be amended at any time by the parties to those documents to the extent reasonably necessary to assure that none of the titling companies, the issuer or the transferor will be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

       Amendment of the program operating lease and the asset contribution agreement. The program operating lease may be amended without the consent of the senior noteholders or lease trust certificateholders so long as the following conditions are met:

•	the amendment does not, as evidenced by a written opinion of counsel, materially adversely affect the interests of the senior noteholders, the subordinated noteholders or lease trust certificateholders unless 100% of the senior noteholders, the subordinated noteholders and lease trust certificateholders who are materially adversely affected by the amendment consent to the amendment;

•	as confirmed by each rating agency rating the senior notes or the lease trust certificates, the amended does not cause the then current rating assigned to each class of senior notes or the lease trust certificates to be withdrawn or reduced; and

•	a written opinion of counsel concerning tax matters is delivered.

The asset contribution agreement may be amended without the consent of the senior noteholders, subordinated noteholders and lease trust certificateholders so long as the following conditions are met:

•	the amendment does not, as evidenced by a written opinion of counsel, materially adversely affect the interests of the senior noteholders, subordinated noteholders and lease trust certificateholders unless 100% of the senior noteholders, subordinated noteholders and lease trust certificateholder who are materially adversely affected by the amendment consent to the amendment;

•	as confirmed by each rating agency rating the senior notes or the lease trust certificates, the amendment does not cause the then current rating assigned to each class of senior notes or the lease trust certificates to be withdrawn or reduced; and

•	a written opinion of counsel concerning tax matters is delivered.

Despite the preceding discussion, the program operating lease and the asset contribution agreement may be amended at any time by the parties to those documents to the extent reasonably necessary to assure that none of the titling companies, the issuer or the transferor will be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

       Amendment of the issuer trust agreement. The issuer trust agreement may be amended by the transferor and the trustee of the issuer, with prior written notice to the rating agencies rating the senior notes or the lease trust certificates, without the consent of any of the senior noteholders, the subordinated noteholders or the lease trust certificateholders:

•	to cure any ambiguity or defect in the agreement;

•	to correct or supplement any provisions in the agreement;

•	to add any provisions or change in any manner or eliminate any of the provisions in the agreement; or

•	to modify in any manner the rights of the senior noteholders, the subordinated noteholders or the lease trust certificateholders,

so long as the following conditions are met:

•	the amendment does not, as evidenced by a written opinion of counsel, materially adversely affect the interests of the indenture trustee, any senior noteholder, any subordinated noteholder or any lease trust certificateholder, unless 100% of the senior noteholders, the subordinated noteholders and the lease trust certificateholders who are materially adversely affected by the amendment consent to the amendment;

•	as confirmed by each of those rating agencies, the amendment does not cause the then current rating of each class of senior notes or the lease trust certificates to be withdrawn or reduced; and

•	a written opinion of counsel concerning tax matters is delivered.

(Issuer Trust Agreement, Section 12.1).

       In connection with an assignment by the transferor of the lease trust certificates retained by it, the issuer trust agreement may be amended by the transferor and the trustee of the issuer, with prior written notice to each rating agency rating the senior notes or the lease trust certificates, without the consent of any of the senior noteholders, the subordinated noteholders or the lease trust certificateholders, to provide for the accounting for income, gain, loss, and deductions of the issuer if:

•	the issuer is classified as a partnership; and

•	the lease trust certificates are not classified as debt of the partnership for federal income tax purposes.

       Despite the preceding discussion, the issuer trust agreement may be amended at any time by the transferor, in its capacity as holder of the lease trust certificates retained by it, and the trustee of the issuer:

•	to the extent reasonably necessary to assure that none of the titling companies, the issuer or the transferor will be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes so long as the amendment does not materially adversely affect the interests of any senior noteholder, any subordinated noteholder or any lease trust certificateholder.

       The issuer trust agreement also may be amended by the transferor and the trustee of the issuer:

•	with prior written notice to each rating agency rating the senior notes or the lease trust certificates;

•	with the consent of the senior noteholders holding not less than a majority of the total principal balance of each class of senior notes; and

•	to the extent affected by the amendment, the consent of lease trust certificateholders holding not less than a majority of the total principal balance of the lease trust certificates,

to add any provisions or to change in any manner or to eliminate any of the provisions in the agreement or to modify in any manner the rights of the senior noteholders, the subordinated noteholders or the lease trust certificateholders so long as the following conditions are met:

•	the amendment does not increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the senior noteholders or the lease trust certificateholders or reduce the percentage of the total principal balance of each class of senior notes or the lease trust certificates required to consent to the amendment, without the consent of the holders of 100% of all outstanding senior notes or the lease trust certificates, as the case may be;

•	a written opinion of counsel concerning tax matters and concerning the rating confirmation is delivered; and

•	as confirmed by each rating agency rating the senior notes or the lease trust certificates, the amendment does not cause the then current rating assigned to each class of senior notes or the lease trust certificates to be withdrawn or reduced.

(Issuer Trust Agreement, Section 12.1).

Restrictions on Bankruptcy Filings

       Ford Credit. The FCTT trustee, the FCMTT trustees, the FCAL administrator, the FCALM administrator and each holder of titling company certificates, including the holders of the Series 2000-1 Certificates, have agreed that for a period of one year and one day after payment in full of all distributions owing to each holder of the titling company certificates, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against Ford Credit. (FCTT Agreement, Section 11.8; FCMTT Agreement, Section 11.8; FCAL Agreement, Section 12.8; FCALM Agreement, Section 12.8).

       Titling companies. The trustee of the issuer, the transferor, the indenture trustee, the trustee of the transferor, the administrative agent, and titling company have agreed that for a period of one year and one day after payment in full of all distributions owing to each holder of the titling company certificates, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against any of the titling companies. (Transferor Trust Agreement, Section 10.8; Administrative Agency Agreement, Section 10.9; Issuer Trust Agreement, Section 12.8).

       Each of the FCTT trustee, FCMTT trustees, the FCAL administrator and the FCALM administrator have agreed that for a period of one year and one day after payment in full of all distributions owing to each holder of titling company certificates issued by the related titling company, it will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against that titling company. (FCTT Agreement, Section 11.8; FCMTT Agreement, Section 11.8; FCAL Agreement, Section 12.8; FCALM Agreement, Section 12.8).

       Transferor and Issuer. The trustee of the transferor has agreed that for a period of one year and one day after payment in full of all distributions owing to each holder of the Series 2000-1 Certificates, it will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against the transferor. (Transferor Trust Agreement, Section 10.8).

       The trustee of the issuer will not commence a voluntary bankruptcy proceeding relating to the issuer unless each lease trust certificateholder, each senior noteholder and each subordinated noteholder approves the commencement and certifies to the trustee of the issuer that it reasonably believes that the issuer is insolvent. (Issuer Trust Agreement, Section 4.3).

       The trustee of the issuer, the transferor, the indenture trustee, each lease trust certificateholder by accepting a lease trust certificate, each senior noteholder by accepting a senior note and each subordinated noteholder by accepting a subordinated note, have agreed that for a period of one year and one day after payment in full of all distributions owing to each holder of the Series 2000-1 Certificates, it will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against the transferor or the issuer. (Issuer Trust Agreement, Section 12.8; Indenture, Section 11.16).

Fees and Expenses

       Trustee or administrator of the titling companies. On each payment date, each of the FCTT trustee, the FCMTT Michigan trustee, the FCAL administrator and the FCALM administrator will be entitled to a fee for its services with respect to the Series 2000-1 Assets. The fee will be paid by the administrative agent. The amount of the fee will equal a proportional percentage of the total fees and expenses payable to the trustee or administrator, as applicable, with respect to all assets of the related titling company for the preceding month. The amount of these total fees and expenses will be agreed upon from time to time by the trustee or administrator, as applicable, and the holder of the non-specified interest in the related titling company. These fees and expenses will exclude any extraordinary items relating only to specific titling company certificates or the non-specified interest in the related titling company. On each payment date, the FCMTT Delaware trustee will be entitled to a fee for its services with respect to the Series 2000-1 Assets. This fee will be paid by the administrative agent on behalf of the holder of the non-specified interest in FCMTT. The amount of that fee will be an amount as agreed upon from time to time by the holder of the non-specified interest and the FCMTT Delaware trustee. (FCTT Agreement, Section 7.8; FCMTT Agreement, Section 7.8; FCAL Agreement, Section 8.8; FCALM Agreement, Section 8.8; Series 2000-1 Supplement, Section 4.1).

       Titling company agent. On each payment date, the titling company agent will be entitled to a fee for its services with respect to Series 2000-1 Assets. The fee will be paid by the administrative agent. The amount of the fee will equal a proportional percentage of the total fees and expenses payable to the titling company agent with respect to all assets of the titling companies for the preceding month. The amount of these total fees and expenses will be agreed upon from time to time by the titling company agent and the holders of the non-specified interests. (Administrative Agency Agreement, Section 4.8; Series 2000-1 Supplement, Section 4.1).

       Administrative agent. On each payment date, as compensation for servicing the Series 2000-1 Assets and administering the distribution of funds for the preceding month, the administrative agent will be paid the administrative agent fee from the Available Funds distributed on that payment date. The administrative agent fee for a month will be the product of (1) 1/12 of      % and (2) the total Securitization Value of all of the Series 2000-1 Assets as of the opening of business on the first day of that month. The administrative agent also will receive all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law for the Series 2000-1 Leases and Series 2000-1 Leased Vehicles, interest on amounts invested in the payment account and other fees collected in connection with Series 2000-1 Assets. (Administrative Agency Agreement, Section 4.8; Series 2000-1 Supplement, Section 4.3).

       The administrative agent also will receive fees with respect to the servicing and administration of the non-specified assets and other specified assets from payments and proceeds of those non-specified assets and other specified assets.

       The administrative agent will pay all expenses incurred by it in the performance of its duties under the administrative agency agreement, including fees and disbursements of independent accountants, taxes imposed on the administrative agent and expenses incurred in connection with distributions and reports to the titling companies, the titling company agent, the trustee of the issuer and the indenture trustee. The administrative agent will pay the fees and expenses of the trustee of the issuer, the indenture trustee and the trustees and administrators of the titling companies. The administrative agent will be required to pay all expenses relating to the sale or other disposition of any Series 2000-1 Leased Vehicle after the termination of the related Series 2000-1 Lease except a Liquidated Lease. (Administrative Agency Agreement, Section 4.13).

       Trustee of the transferor. The trustee of the transferor will receive its fees as Ford Credit and the trustee of the transferor, at various times, agree and will be reimbursed for all reasonable expenses. These fees and reimbursements will be paid first from amounts available for distribution to the beneficiary of the transferor and second, to the extent those amounts are insufficient, directly by Ford Credit. (Transferor Trust Agreement, Section 6.9).

       Trustee of the issuer. The administrative agent will pay the trustee of the issuer the fees as have been agreed upon between Ford Credit and the trustee of the issuer, and will reimburse the trustee of the issuer for all reasonable expenses. The administrative agent will not be entitled to be reimbursed from the Issuer Trust Estate for the payment of those expenses. (Issuer Trust Agreement, Section 8.1).

Governing Law

       The FCTT agreement will be governed by the laws of the State of Michigan. Each of the FCMTT agreement, the FCAL agreement and the FCALM agreement will be governed by the laws of the State of Delaware.

       The administrative agency agreement, the Series 2000-1 supplement, the asset contribution agreement, the transfer agreement, the program operating lease and the indenture each will be governed by the laws of the State of New York.

       The transferor trust agreement and the issuer trust agreement each will be governed by the laws of the State of Delaware.

RATINGS OF THE SENIOR NOTES

       The senior notes will be issued only if they are rated in the highest long-term rating category by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

       The rating assigned to a class of senior notes addresses the likelihood of the payment of principal of and interest on the senior notes according to their terms. The rating assigned to a class of senior notes is not a recommendation to purchase, hold or sell that particular class of senior notes. The rating also does not comment as to market price or suitability for a particular investor. There is no assurance that the rating of each class of senior notes will remain for any period of time or that the rating will not be lowered or withdrawn entirely by either of these rating agencies if in their judgment circumstances in the future so warrant.

LEGAL ASPECTS OF THE TITLING COMPANIES

AND THE SERIES 2000-1 CERTIFICATES

The Titling Companies

       Under the titling company agreements, any liability of a titling company will be allocated to, and charged against, the pool of assets of that titling company to which it relates. These allocations may not be binding on third parties. In addition, to the extent that liabilities arising from an asset of the titling companies or imposed upon the titling companies are not satisfied from the related pool of specified assets or non-specified assets, the Series 2000-1 Assets could be used to satisfy those liabilities. To protect against those liabilities, Ford Credit maintains self-insurance for the benefit of itself and the titling companies, and Ford Motor Company maintains excess liability insurance policies naming Ford Credit and the titling companies as insured parties. If these self-insurance policies and excess liability policies are insufficient [and Ford Credit fails to perform its obligations to indemnify the issuer against the liabilities incurred relating to any Series 2000-1 Assets and amounts otherwise distributable to Ford Credit, as holder of the non-specified interests, are insufficient to satisfy those liabilities,] the Series 2000-1 Assets, together with the other assets of the titling companies, could be used to satisfy the liabilities to third parties, and the senior noteholders could incur a loss on their investment. See “— Insurance.”

       The assets of the titling companies are located in several states, the tax laws of which vary. In addition, the titling companies may in the future purchase leases and leased vehicles from dealers located in states other than those 25 states in which the Series 2000-1 Leases were originated. If any state or locality imposes a tax on any of the titling companies at the entity level, Ford Credit has agreed to indemnify the holders of the titling company certificates for the full amount of those taxes. If Ford Credit fails to fulfill its indemnification obligations, amounts otherwise distributable to Ford Credit, as holder of the non-specified interests, will be used to satisfy its indemnification obligations. However, it is possible that the senior noteholders could incur a loss on their investment if Ford Credit had insufficient assets available, including distributions on its non-specified interests, to satisfy those state or local tax liabilities.

Series 2000-1 Certificates

       As described in “The Titling Companies — Non-Specified Interest, Specified Interest and Titling Company Certificates,” each of the titling company agreements provides that the Series 2000-1 Certificate issued by the related titling company evidences a titling company interest in the related Series 2000-1 Assets. The Series 2000-1 Certificates will not represent a direct legal interest in the related Series 2000-1 Assets. Nor will the Series 2000-1 Certificates represent a titling company interest in any assets of the titling companies except the related Series 2000-1 Assets. The payments made on or relating to other assets of the titling companies will not be available to make payments on the senior notes or to cover expenses of the titling companies allocable to the Series 2000-1 Assets. Any liabilities to third parties arising from or relating to a Series 2000-1 Lease or a Series 2000-1 Leased Vehicle will be borne by the holders of the Series 2000-1 Certificates, including the issuer and the transferor. If any liability arises from a lease or a leased vehicle that is a non-specified asset or a specified asset allocated to a different titling company certificate, the Series 2000-1 Assets will not normally be subject to that liability. An exception to this general rule is described in the first paragraph of “— The Titling Companies.”

       Because the issuer and the indenture trustee will not directly own the Series 2000-1 Assets, and because their interest in the Series 2000-1 Assets will generally be an indirect ownership interest, perfected liens of third party creditors of a titling company in the related Series 2000-1 Assets will take priority over the interests of the issuer and the indenture trustee in the Series 2000-1 Assets. For this reason, a general creditor of a titling company may obtain a lien on one or more Series 2000-1 Assets, regardless of whether its claim would be allocated to the Series 2000-1 Assets as described above. Those liens could include:

•	tax liens arising against the transferor, Ford Credit, any titling company or the issuer;

•	liens arising under various federal and state criminal statutes;

•	some liens in favor of the Pension Benefit Guaranty Corporation; and

•	judgment liens resulting from successful claims against a titling company arising from the operation of the related Series 2000-1 Leased Vehicles.

See “Risk Factors — Vicarious tort liability may result in a loss on your investment” and “Legal Aspects of the Leases and the Leased Vehicles — Vicarious Tort Liability” for a further discussion of these risks. Ford Credit has represented that as of the related cutoff date, there were no creditors or claimants with respect to the Series 2000-1 Assets or, except for those expressly permitted in connection with the issuance of previous series of asset backed securities, with respect to the titling companies.

       Under each titling company agreement, the trustee of the issuer with the consent of the indenture trustee and the transferor — or, if an event of default under the indenture occurs, with the consent of the indenture trustee only — or the transferor, with the consent of the indenture trustee and the trustee of the issuer, may at any time direct the titling companies to distribute the Series 2000-1 Assets to the issuer. Those distributions will be at the expense of the transferor, and following any of those distributions, the Series 2000-1 Assets will remain subject to the lien of the indenture and the rights of the transferor under the program operating lease. Except in limited circumstances as described in “— The Titling Companies,” proceeds from the assets of the titling companies except the Series 2000-1 Assets will not be available to make payments with respect to the Series 2000-1 Certificates or to cover expenses and liabilities of any of the titling companies allocable to the Series 2000-1 Assets. See “The Titling Companies — Non-Specified Interest, Specified Interest and Titling Company Certificates.”

Insolvency Related Matters

       Generally. Each of Ford Credit, the titling companies and the transferor has taken steps in structuring the transactions described in this prospectus and has undertaken to act throughout the life of the transactions in a manner intended to ensure that a bankruptcy proceeding under the Bankruptcy Code or similar applicable state laws — or referred to in this section as insolvency law — or any similar proceeding, by or against Ford Credit will not result in the commencement of a bankruptcy proceeding against any of the titling companies or the transferor, and that the separate legal existence of each of the titling companies and the transferor will be respected such that none of their respective assets and liabilities will be consolidated with the assets and liabilities of Ford Credit.

       Under each titling company agreement, each holder of the non-specified interest and any other titling company certificate of each titling company, except the Series 2000-1 Certificates, will be required to expressly disclaim any interest in the Series 2000-1 Assets and to fully subordinate any claims to the Series 2000-1 Assets in the event that a disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of Ford Credit, the transferor believes that the Series 2000-1 Assets would not be treated as part of Ford Credit’s bankruptcy estate and that, even if they were so treated, the subordination by the holders of the non-specified interest and any other titling company certificate would be enforceable. In addition, as described under “Risk Factors — A bankruptcy of the transferor or the administrative agent could delay or limit payments to you,” each of Ford Credit, the titling companies and the transferor has taken steps in structuring the transactions described in this prospectus and has undertaken to act throughout the life of the transactions in a manner intended to ensure that if a voluntary or involuntary case is commenced by or against Ford Credit under the insolvency laws, the separate legal existence of each of Ford Credit, on the one hand, and each of the titling companies and the transferor, on the other hand, will be maintained such that none of the respective assets and liabilities of the titling companies or the transferor should be consolidated with those of Ford Credit.

       FCTT and FCMTT. The activities of FCTT and FCMTT are limited by the terms of their respective titling company agreement. Each of the FCTT trustee, Ford Credit, as holder of the non-specified interest in FCTT, and the holders from time to time of the titling company certificates — including the Series 2000-1 Certificates — issued by FCTT have agreed not to institute a case or proceeding against FCTT under any insolvency law for a period of one year and one day after payment in full of all distributions to holders of the titling company certificates issued by FCTT under the FCTT agreement. Each of the FCMTT trustees, Ford Credit, as holder of the non-specified interest in FCMTT, and the holders from time to time of the titling company certificates — including the Series 2000-1 Certificates — issued by FCMTT have agreed not to institute a case or proceeding against FCMTT under any insolvency law for a period of one year and one day after payment in full of all distributions to holders of the titling company certificates issued by FCMTT under the FCMTT agreement.

       FCAL and FCALM. With respect to FCAL and FCALM, similar steps have been undertaken to ensure that a bankruptcy proceeding by or against Ford Credit under the insolvency laws will not result in the commencement of a bankruptcy proceeding against either FCAL or FCALM. These steps include:

•	their creation as separate limited liability companies under limited liability company agreements containing some limitations, including the requirement that each must have at all times at least two independent managers; and

•	restrictions on the nature of their business and operations and on their ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all managers, including each independent manager.

       Each of the FCAL administrator, Ford Credit, as holder of the non-specified interest in FCAL, and the holders, at various times, of the titling company certificates — including the Series 2000-1 Certificates — issued by FCAL have agreed not to institute a case or proceeding against FCAL under any insolvency law for a period of one year and one day after payment in full of all distributions to holders of the titling company certificates issued by FCAL under the FCAL agreement. Each of the FCALM administrator, Ford Credit, as holder of the non-specified interest in FCALM, and the holders, at various times, of the titling company certificates — including the Series 2000-1 Certificates — issued by FCALM have agreed not to institute a case or proceeding against FCALM under any insolvency law for a period of one year and one day after payment in full of all distributions to holders of the titling company certificates issued by FCALM under the FCALM agreement.

       Transferor. The activities of the transferor are limited by the terms of the transferor trust agreement. The transferor has been formed as a Delaware business trust under Delaware law. To the extent that the transferor may be eligible for relief under any insolvency law, the trustee of the transferor is not authorized to commence a case or proceeding under that law without the consent of Ford Credit, as the sole beneficiary of the transferor. Each of the trustee of the transferor and Ford Credit has agreed not to institute a case or proceeding against the transferor under any insolvency law for a period of one year and one day after payment in full of the Series 2000-1 Certificates.

       Non-consolidation analysis. There can be no assurance, however, that the limitations on the activities of any of the titling companies and the transferor, as described above, would prevent a court from concluding that their respective assets and liabilities should be consolidated with those of Ford Credit if Ford Credit becomes the subject of a bankruptcy proceeding under any insolvency law. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion based on a reasoned analysis of analogous case law, to the effect that, although there is no precedent based on directly similar facts, subject to the facts, assumptions and qualifications specified in the opinion, under present reported decisional authority and statutes applicable to federal bankruptcy cases:

•	if Ford Credit were to become the subject of a case under the Bankruptcy Code it would not be a proper exercise by a court of its equitable discretion:

—	to disregard the separate legal existence of any of the titling companies or the transferor from that of Ford Credit; and

—	to require the consolidation of the assets and liabilities of any of the titling companies or the transferor with the assets and liabilities of Ford Credit.

       The Skadden opinion, among other things, will assume that each of the titling companies and the transferor will follow specified procedures in the conduct of its affairs, including:

•	maintaining records and books of account separate from those of Ford Credit;

•	refraining from commingling its respective assets with those of Ford Credit;

•	doing business from an office separate from that of Ford Credit; and

•	refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit.

       In addition, the Skadden opinion will assume that except as expressly provided by each titling company agreement and the administrative agency agreement, each of which contains terms and conditions consistent with those that would be arrived at on an arms’ length basis between unaffiliated entities in the belief of the parties to those agreements, Ford Credit:

•	will not generally guaranty the obligations of any of the titling companies or the transferor to third parties; and

•	will not conduct the day-to-day business or activities of any of those entities except in its capacity as administrative agent acting under and according to the administrative agency agreement.

       Each of Ford Credit, the titling companies and the transferor intends to follow and has represented to Skadden that it will follow these and other procedures related to maintaining the separate identity and legal existence of each of the titling companies and the transferor. That legal opinion, however, is not binding on any court.

       Delays in distributions on the Series 2000-1 Certificates — and possible reductions in the amount of those distributions — to the issuer — either directly or, if the program operating lease remains in effect, indirectly to the extent resulting in delayed or reduced payments from the transferor to the issuer under the program operating lease — and therefore to the senior noteholders, could occur:

•	if a bankruptcy proceeding under any insolvency law were to be commenced by or against any of the titling companies or the transferor; or

•	if a court were to conclude in favor of the consolidation of the assets and liabilities of any of the titling companies or the transferor with those of Ford Credit, or if an attempt were made to litigate any of these issues.

       True sale analysis. Ford Credit will treat its conveyance of the Series 2000-1 Certificates to the transferor as an absolute transfer of all of its interest in those certificates for all purposes, including tax and financial accounting purposes. If the conveyances constitute absolute transfers, the Series 2000-1 Certificates and the proceeds of the Series 2000-1 Certificates would not be part of Ford Credit’s estate under Section 541 of the Bankruptcy Code should Ford Credit become the subject of a case under the Bankruptcy Code. However, if a case or proceeding under any insolvency law were commenced by or against Ford Credit, and a creditor, receiver or trustee-in-bankruptcy of Ford Credit were to take the position that the transfer of the Series 2000-1 Certificates by Ford Credit to the transferor should instead be treated as a pledge of the Series 2000-1 Certificates to secure a borrowing by Ford Credit:

•	delays in payments of proceeds of the Series 2000-1 Certificates to the issuer, and therefore to the senior noteholders, could occur; or

•	should the court rule in favor of the creditor, receiver or trustee-in-bankruptcy, reductions in the amount of the payments could result.

       Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion based on a reasoned analysis of analogous case law, to the effect that, although there is no precedent based on directly similar facts, subject to the facts, assumptions and qualifications specified in its opinion, under present reported decisional authority applicable to federal bankruptcy cases, if Ford Credit were to become the subject of a case under the Bankruptcy Code after the transfer of the Series 2000-1 Certificates to the transferor:

•	the transfer of the Series 2000-1 Certificates from Ford Credit would be respected as an absolute transfer, or the so-called true sale, of the Series 2000-1 Certificates from Ford Credit to the transferor; and

•	the Series 2000-1 Certificates and the proceeds would not be included in Ford Credit’s bankruptcy estate under Section 541 of the Bankruptcy Code.

As indicated above, that legal opinion is not binding on any court.

       As a precautionary measure, the transferor will take the actions requisite to obtaining a perfected security interest in the Series 2000-1 Certificates as against Ford Credit. Accordingly, if the conveyances of the Series 2000-1 Certificates by Ford Credit to the transferor were not respected as absolute transfers, the transferor — and ultimately the issuer and the indenture trustee as successors in interest — should be treated as a secured creditor of Ford Credit, although a case or proceeding under any insolvency law with respect to Ford Credit could result in delays or reductions in distributions under the Series 2000-1 Certificates as indicated above regardless of the perfected security interest.

       Preferential transfer. If Ford Credit were to become subject to a case under the Bankruptcy Code, those payments made within one year of the commencement of the case may be recoverable by Ford Credit as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer made by Ford Credit. These payments include the payments made by the administrative agent on behalf of Ford Credit, as holder of the non-specified interest in any of the titling companies, to purchase the titling company interest in those Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which an uncured breach of its representations and warranties or servicing covenants has occurred. See “Description of the Administrative Agency Agreement — Administrative Purchases.”

       Effect of bankruptcy of Ford Credit as administrative agent. In addition, the commencement of a case or proceeding under any insolvency law relating to Ford Credit is an administrative agent event of default. If so directed by the holders of the Series 2000-1 Certificates, which holder for that purpose will be the indenture trustee so long as the senior notes are outstanding, Ford Credit may be removed as the administrative agent. The removal of the administrative agent may have an adverse impact on timely payments to senior noteholders. However, Ford Credit, as debtor-in-possession, or its trustee-in-bankruptcy may have the power to prevent the removal under the Bankruptcy Code.

Insurance

       Each consumer lessee is required to maintain liability, collision and comprehensive insurance coverage on its leased vehicle — including the Series 2000-1 Leased Vehicles — at all times during the term of the related lease. The consumer lessee solely bears the cost of the insurance. Failure to comply with stipulated insurance requirements may result in early termination of the lease.

       Contingent and excess liability insurance maintained by Ford Credit. To protect against those losses, Ford Credit self-insures against the first $5 million per occurrence for property damage or personal liability suffered by third persons caused by any vehicle owned by Ford Credit or any titling company. Additionally, Ford Motor Company maintains excess liability policies under which the titling companies are insured parties. These policies cover claims in excess of $5 million per occurrence. The administrative agent will covenant that, so long as the Series 2000-1 Certificates are outstanding, it will:

•	maintain or cause to be maintained these self-insurance policies and excess liability policies for third party claims relating to the Series 2000-1 Leased Vehicles or each titling company in the amounts it deems reasonable and prudent; and

•	not amend or terminate any of these self-insurance policies and excess liability policies unless:

—	after the amendment or termination, there remains coverage of at least $25 million per occurrence and $50 million annually in total; or

—	as confirmed by each rating agency rating the senior notes or the lease trust certificates, the amendment or termination will not cause the rating of any of the senior notes or the lease trust certificates to be reduced or withdrawn.

(Series 2000-1 Supplement, Section 8.4).

       To the extent these self-insurance policies and excess liability policies are insufficient to cover the full amount of any claims and no third party reimbursement for those claims is available and Ford Credit fails to perform its obligations to indemnify the issuer, the senior noteholders could incur a loss on their investment to the extent that payment of those claims reduce the amounts otherwise distributable to the senior noteholders from the Series 2000-1 Certificates.

       The failure of consumer lessees to maintain the required insurance coverage for claims arising from injuries caused by the Series 2000-1 Leased Vehicles could result in:

•	reductions in distributions on the Series 2000-1 Certificates; and

•	losses to the senior noteholders on their investment.

       If a Series 2000-1 Leased Vehicle is damaged, the failure of the related consumer lessee to maintain the required collision insurance coverage could result in a reduction of amounts distributable relating to the related Series 2000-1 Assets and therefore a reduction in the total amount distributable on the Series 2000-1 Certificates. If that collision insurance coverage is exhausted and no third party reimbursement for the damage to a Series 2000-1 Leased Vehicle is available, the senior noteholders could incur a loss on their investment.

       GAP coverage. Ford Credit provides consumer lessees with Guaranteed Automobile Protection coverage on leased vehicles, including the Series 2000-1 Leased Vehicles. If a leased vehicle is destroyed or stolen, the Guaranteed Automobile Protection coverage would reimburse the consumer lessee for the difference between the insurance valuation of the leased vehicle and the remaining amount required to be paid under the lease.

LEGAL ASPECTS OF THE LEASES

AND LEASED VEHICLES

       This section describes some of the legal aspects of the initial Series 2000-1 Leases and initial Series 2000-1 Leased Vehicles under the laws of the states in which the leases were originated, including the material legal aspects of the initial Series 2000-1 Leases and initial Series 2000-1 Leased Vehicles under the applicable laws of the States of California and Michigan where there is a geographic concentration of Series 2000-1 Leases and Series 2000-1 Leased Vehicles. To the extent any additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicles are originated in the same states, this section will be equally applicable to those leases and leased vehicles. However, if any additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicles are originated from any other state, this section will not be applicable to the extent the laws from that state differ.

UCC Filings

       All of the Series 2000-1 Certificates are certificated securities except those Series 2000-1 Certificates issued by FCTT that are either certificated securities or general intangibles under the UCC. To the extent that the Series 2000-1 Certificates are certificated securities, the indenture trustee has perfected its interest by possession. To the extent that the Series 2000-1 Certificates are general intangibles and the transfer of the Series 2000-1 Certificates is considered to be a transfer for security, the transferor will file UCC-1 financing statements against Ford Credit to perfect its interest in the Series 2000-1 Certificates. The transferor will assign its perfected security interest to the issuer and the indenture trustee. The issuer, in turn, will assign its interest to the indenture trustee. Financing statements covering the Series 2000-1 Certificates also will be filed naming:

•	the transferor as debtor and the issuer as secured party, which financing statement will be assigned to the indenture trustee;

•	the transferor as debtor and the indenture trustee as secured party; and

•	the issuer as debtor and the indenture trustee as secured party.

       To the extent that a valid lien is imposed by a third party against a Series 2000-1 Leased Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the issuer in that Series 2000-1 Leased Vehicle. Although the administrative agency agreement will require the administrative agent to contest all of those liens and cause the removal of any liens that may be imposed, if any of those liens are imposed against the Series 2000-1 Leased Vehicles, investors in the senior notes could incur a loss on their investment. For further information relating to potential liens on the Series 2000-1 Assets, see “Description of the Administrative Agency Agreement — Custody of Lease Files” and “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates — Series 2000-1 Certificates.”

       As noted under “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates — Series 2000-1 Certificates,” various liens could be imposed on all or part of the Series 2000-1 Assets that, by operation of law, would take priority over the issuer’s interest in those assets. These liens would include mechanic’s, repairmen’s, garagemen’s and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Series 2000-1 Leased Vehicle, and liens arising under various state and federal criminal statutes. Additionally, any perfected security interest of the issuer in all or part of the property of the issuer also could be subordinate to claims of any trustee-in-bankruptcy or debtor-in-possession if a bankruptcy of the transferor occurs before any perfection of the transfer of the assets sold, transferred and assigned by the transferor to the issuer under the transfer agreement, as more fully described under “Risk Factors — A bankruptcy of the transferor or the administrative agent could delay or limit payments to you.”

Vicarious Tort Liability

       Although the titling companies will own the Series 2000-1 Leased Vehicles, they will be operated by the consumer lessees and their invitees. State laws differ as to whether anyone suffering personal injury or incurring physical damage because of an accident involving a leased vehicle may sue the owner of that vehicle merely by virtue of that ownership.

       Following an accident involving a Series 2000-1 Leased Vehicle, under some circumstances, the titling company owning that vehicle may be the subject of an action for damages because of its ownership of the vehicle. To the extent that the applicable state law permits the injured party to sue the titling company, the titling company may be subject to liability. If the self-insurance policies and excess liability policies maintained by Ford Credit were insufficient to cover the full amount of the claims, or, in some circumstances, claims arising from ownership of leased vehicles that are not Series 2000-1 Leased Vehicles, claims could be imposed against the assets of that titling company, including the Series 2000-1 Leased Vehicles. You could incur a loss on your investment to the extent that payment of the claims reduced the amounts otherwise distributable to you. See “Legal Aspects of the Titling Companies and the Series 2000-1 Certificates — Insurance” for a discussion of the self-insurance policies and excess liability policies maintained by Ford Credit for the titling companies.

       The laws of many states, including Michigan, either do not permit those suits or provide that the owner’s liability is capped at the amount of any liability insurance that the consumer lessee was required but failed to maintain. For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner’s liability.

       Although the titling companies’ insurance coverage is substantial, if all applicable insurance coverage were to be exhausted and damages were to be assessed against any of the titling companies, claims could be imposed against the assets of the titling company, including the Series 2000-1 Leased Vehicles. If any of those claims were imposed against the Series 2000-1 Assets, the senior noteholders could incur a loss on their investment.

Repossession of Leased Vehicles

       If a consumer lessee defaults under the lease, the administrative agent will notify the consumer lessee and, after affording the consumer lessee an opportunity to cure, will repossess the Series 2000-1 Leased Vehicle if the consumer lessee remains in default. As of the date of this prospectus, under the laws of the states in which most of the Series 2000-1 Leases were originated, including California and Michigan, repossession may ordinarily take place without notice, but only if it can be accomplished without a breach of the peace. If repossession cannot be achieved peaceably, court action would be required. A writ of replevin may be necessary to accomplish repossession.

       After repossession, the administrative agent may afford the consumer lessee an opportunity to cure the default. Absent cure, the administrative agent will attempt to sell the Series 2000-1 Leased Vehicle. There is no assurance that the proceeds from a sale will equal or exceed the remaining amounts due under the related Series 2000-1 Lease at the time of the consumer lessee’s default.

Deficiency Judgments

       Once a repossessed Series 2000-1 Leased Vehicle is sold, the proceeds from the sale will be used to:

•	cover the expenses of repossession and resale; and then

•	satisfy any remaining amounts due under the related Series 2000-1 Lease.

If the proceeds from the sale of the Series 2000-1 Leased Vehicle are insufficient to satisfy the remaining amount due under the related Series 2000-1 Lease, the amount of the shortfall will be reported as a Series 2000-1 Securitization Net Credit Loss in the month in which the related Series 2000-1 Lease became a Liquidated Lease. The administrative agent may seek a deficiency judgment for the amount of the shortfall. However, the deficiency judgment would be a personal judgment against the consumer lessee for the shortfall, and a defaulting consumer lessee can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. To the extent the deficiency judgment is collected in a month except the month in which the related Series 2000-1 Lease became a Liquidated Lease, the collected amount will be treated as a Recovery.

       As of the date of this prospectus, the states in which most of the Series 2000-1 Leases were originated, including California and Michigan, place limits on a secured party’s ability to obtain a deficiency judgment. In these states, a deficiency judgment may be prohibited or reduced in amount if the consumer lessee was not given proper notice of the resale or if the terms of the resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no assurance that the full amount of the judgment would ultimately be collected. A deficiency judgment is a personal judgment against the defaulting consumer lessee, who generally has few remaining assets or sources of income after repossession. As a result, obtaining a deficiency judgment may not be useful in that only a small portion of it, or perhaps none of it, will ever be collected.

Consumer Protection Laws

       Numerous federal and state consumer protection laws and regulations impose requirements on retail lease contracts such as the Series 2000-1 Leases. The federal Consumer Leasing Act of 1976 and Regulation M issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

•	the amount and type of all payments due at the time of origination of the lease;

•	a description of the consumer lessee’s liability at the end of the lease term;

•	the amount of any periodic payments and manner of their calculation;

•	the circumstances under which the consumer lessee may terminate the lease prior to the end of the lease term;

•	the capitalized cost of the leased vehicle; and

•	a warning regarding possible charges for early termination.

       A number of states have adopted Article 2A of the UCC which provides protection to consumer lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, some states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.

       The various consumer protection laws would apply to the titling companies because they are the assignees of the related Series 2000-1 Leases. These laws also may apply to the issuer as holder of the Series 2000-1 Certificates because these titling company certificates represent a titling company interest in the Series 2000-1 Leases, among other things. The failure of any titling company, or the administrative agent acting on behalf of that titling company, to comply with these laws and regulations may give rise to liabilities on the part of the titling company. In addition, because of non-compliance with these laws and regulations, the related consumer lessee may have a set-off right against any payments due under the lease.

       Courts have applied general equitable principles in litigation relating to repossession and deficiency balances resulting from a consumer lessee’s default under the lease. These equitable principles may relieve a consumer lessee from some or all of the legal consequences of a default.

       In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

       As of the date of this prospectus, each of the states, including California and Michigan, in which the Series 2000-1 Leases were originated has adopted a lemon law, which provides redress to consumers who purchase or in some states, such as Michigan, lease a vehicle which remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specified time period. A successful claim under a lemon law relating to a Series 2000-1 Leased Vehicle could result in, among other things, the termination of the related Series 2000-1 Lease and the refunding to the related consumer lessee of some portion of the Total Monthly Payments paid by that consumer lessee. To the extent a consumer lessee is no longer required to make Total Monthly Payments with respect to a Series 2000-1 Lease subject to a lemon law, or amounts are refunded to the consumer lessee, the related Series 2000-1 Lease will be considered to be a Liquidated Lease and the amounts received with respect to the lease will be limited to Liquidation Proceeds and Recoveries. The net amount lost will be reported as a Series 2000-1 Securitization Net Credit Loss. Although any titling company or the administrative agent acting on behalf of that titling company may be able to assert a claim against the manufacturer of the defective vehicle, there can be no assurance that the claim would be successful.

Other Limitation

       In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the administrative agent to enforce the rights of the titling companies under the leases. For example, if a consumer lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a consumer lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

       Described below is a general summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the senior notes. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”) existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this section, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

       This summary does not purport to deal with all aspects of federal income taxation that may be relevant to the beneficial owners of the senior notes —, as we refer to them as senior note owners in this section and the next section — in light of their personal investment circumstances. Nor does this summary purport to deal with any specific type, except for some limited discussions of particular topics, of senior note owners subject to special treatment under the federal income tax laws. For example, the specific federal income tax consequences for financial institutions, broker-dealers, life insurance companies and tax-exempt organizations are not discussed here. This information is directed to senior note owners who hold the senior notes as “capital assets” within the meaning of Section 1221 of the Code and not to note owners who hold the senior notes in connection with a conversion transaction within the meaning of Code section 1258.

General

       Tax characterization of the senior notes, the titling companies, the transferor and the issuer. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, the special tax counsel to Ford Credit, subject to the assumptions and qualifications contained in the opinion, for federal income tax purposes under existing law:

•	the senior notes will be treated as debt; and

•	none of the titling companies, the transferor or the issuer will be classified as an association, or publicly traded partnership, taxable as a corporation.

This opinion is based on the assumption, among other things, that the senior notes, the subordinated notes and the lease trust certificates will be issued under the terms of the basic documents and that those terms will be complied with, and further, on the assumption that the titling companies either have not elected to be taxed as corporations or have rescinded such election.

       These opinions are based on the assumption, among other things, that the senior notes, the subordinated notes and the lease trust certificates will be issued under the terms of the basic documents and that these terms will be complied with.

       Stated interest. Stated interest on the senior notes will be taxable as ordinary income for federal income tax purposes when received or accrued according to a senior note owner’s method of tax accounting.

       Original Issue Discount. A senior note will be treated as issued with original issue discount (“OID”) if the excess of the senior note’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to  1/4 of 1 percent of the senior note’s stated redemption price at maturity multiplied by the number of complete years, based on the anticipated weighted average life of a senior note, to its maturity. Any amount not treated as OID because it is de minimis OID must be included in income as principal payments are received on the senior notes in the proportion that each payment bears to the original principal balance of the senior note.

       In general, OID, if any, will equal the difference between the stated redemption price at maturity of a senior note and its issue price. A holder of a senior note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income before the cash representing that income is received.

       The issue price of a senior note will generally be the initial offering price at which a substantial amount of the senior notes are sold. The issuer intends to treat the issue price as including, in addition, the amount paid by the senior noteholder for accrued interest that relates to a period before the closing date. The stated redemption price at maturity generally will equal the principal amount of the senior note.

       The holder of a senior note issued with OID must include in gross income for each taxable year the OID accrued for each day during its taxable year on which it holds the senior note. The daily portions are determined by calculating the OID for the accrual period and then allocating to each day a proportionate portion of the OID that accrued during the accrual period. The issuer intends to report OID, if any, on the basis of an accrual period that corresponds to the interval between payment dates.

       OID, if any, on the senior notes will be computed by taking into account the anticipated rate of prepayments assumed in pricing the senior notes, which will be      % ABS, a prepayment model which assumes a constant percentage of the original number of leases in a pool prepay each month. The effect of this method is to increase the rate at which a senior noteholder includes OID in income to take into account prepayments on the leases at a rate that exceeds the anticipated rate of prepayments, and to decrease, but not below zero, for any period the rate at which a senior noteholder includes OID in income to take into account prepayments on the leases at a rate that is slower than the anticipated rate of prepayments. Although OID will be reported to senior noteholders based on the anticipated rate of prepayments, no representation is made to senior noteholders that leases will be prepaid at that rate or at any other rate.

       A holder of a senior note that acquires the senior note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder who purchases a senior note for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a senior note’s issue price, to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, whose numerator is:

•	the purchaser’s adjusted basis in the senior note immediately after purchase of that senior note, minus

•	the adjusted issue price of the senior note;

and whose denominator is:

•	all amounts remaining to be paid on the senior note after the purchase date, except qualified stated interest, minus

•	the adjusted issue price of the senior note.

       Market Discount. The senior notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the senior note owner purchases a senior note at a market discount — that is, discount from its stated redemption price at maturity or, if the senior notes were issued with OID, its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the Code — and thereafter, if the senior note owner recognizes gain upon a disposition or if he receives payments of principal, the senior note owner’s income from the senior notes will be taxed as ordinary interest income for the lesser amount of:

•	the gain or principal payment; or

•	the accrued market discount.

Generally, market discount may be accrued either on a ratable or a constant yield method, taking into account the Prepayment Assumption.

       Limitations imposed by the Code intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a senior note with accrued market discount. A senior note owner may elect to include market discount in gross income as it accrues and, if the senior note owner makes that election, is exempt from this rule. Any market discount election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies.

       Total Accrual Election. A senior note owner may elect to include in gross income all interest that accrues on a senior note using the constant-yield method described above under “— Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium — described below under “— Amortizable Bond Premium” — or acquisition premium.

       This election will generally apply only to the senior note for which it is made and may not be revoked without the consent of the IRS. Senior note owners should consult their own tax advisors as to the effect in their circumstances of making this election.

       Amortizable Bond Premium. In general, if a senior note owner purchases a senior note at a premium — that is, an amount in excess of the amount payable upon the maturity of the senior note — the senior note owner will be considered to have purchased the senior note with “amortizable bond premium” equal to the amount of the excess. That senior note owner may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the senior note. The senior note owner’s tax basis in the senior note will be reduced by the amount of the amortized bond premium. Any amortization election:

•	shall apply to all debt instruments, except instruments the interest on which is excludible from gross income, held by the senior note owner at the beginning of the first taxable year for which the election applies or thereafter acquired; and

•	is irrevocable without the consent of the IRS.

       Bond premium on a senior note held by a senior note owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the senior note.

       Disposition of Senior Notes. A senior note owner’s adjusted tax basis in a senior note will be its cost, increased by the amount of any OID, market discount, acquisition discount and gain previously included in income with respect to the senior note, and reduced by the amount of any payment on the senior note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the senior note. A senior note owner will generally recognize gain or loss on the sale or retirement of a senior note equal to the difference between the amount realized on the sale or retirement and the tax basis of the senior note. That gain or loss will be capital gain or loss, except to the extent attributable to accrued but unpaid interest or as described above under “— Market Discount,” and will be long-term capital gain or loss if the senior note was held for more than one year.

Waivers and Amendments

       The indenture trustee permits the senior noteholders to waive an event of default under the indenture in some circumstances upon a vote of the requisite percentage of senior noteholders. This waiver, if it were to continue for a period that exceeds two years and any additional period during which the senior noteholders conduct good faith negotiations, or certain amendments to the terms of the senior notes, would be treated for federal income tax purposes as a constructive exchange by a senior noteholder of the senior notes for new notes, upon which gain or loss would be recognized. See “Description of the Senior Notes — Indenture” for a description of the events of default under the indenture.

Tax Consequences to Foreign Investors

       The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons, which are any persons except:

•	citizens or residents of the United States;

•	corporations, partnerships or other entities treated as corporations or partnerships for United States federal income tax purposes organized in or under the laws of the United States, any state or the District of Columbia, unless, in the case of a partnership or entity treated as a partnership, Treasury regulations provide otherwise;

•	estates whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	trusts if a U.S. court is able to exercise primary supervision over the administration of the trusts and one or more U.S. persons has authority to control all substantial decisions of the trust.

       Interest paid or accrued to a non-U.S. person that is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. person generally (1) will be considered “portfolio interest” and (2) will not be subject to U.S. federal income tax and withholding tax, as long as the non-U.S. person:

•	is not actually or constructively a “10 percent shareholder” of the issuer or a “controlled foreign corporation” with respect to which the issuer is a “related person” within the meaning of the Code; and

•	provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of a senior note is a non-U.S. person and providing that non-U.S. person’s name and address.

       If the information provided in this statement changes, the non-U.S. person must so inform the indenture trustee within 30 days of the change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If the interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a rate of 30 percent unless reduced or eliminated under an applicable income tax treaty.

       Any capital gain realized on the sale or other taxable disposition of a senior note by a non-U.S. person will be exempt from U.S. federal income and withholding tax, only if:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year and several other requirements are met.

       If the interest, gain or income on a senior note held by a non-U.S. person is effectively connected with the conduct of a trade or business in the United States by the non-U.S. person, the beneficial owner of a senior note, although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. person is a foreign corporation, it may be subject to a branch profits tax under the Code equal to 30 percent of its “effectively connected earnings and profits” for the taxable year, as adjusted for specified items, unless it qualified for a lower rate under an applicable tax treaty.

       Recent Treasury regulations could affect the procedures to be followed by a non-U.S. person in complying with the United States federal withholding, backup withholding, and information reporting rules. The regulations will generally be effective for payments made after

December 31, 2001. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the tax regulations on the purchase, ownership and disposition of the senior notes.

MATERIAL STATE INCOME TAX CONSEQUENCES

       Because of the variation in each state’s income tax laws, it is impossible to predict tax consequences to senior note owners in all states. Described below is a summary of Michigan and Delaware state income tax consequences of the purchase, ownership and disposition of the senior notes. This discussion is based upon current law, administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that state income tax authorities in these states will not challenge the conclusions reached in this prospectus, and no ruling from state income tax authorities has been or will be sought on any of the issues discussed below. Senior note owners are urged to consult their own tax advisors concerning state tax consequences arising out of the purchase, ownership and disposition of senior notes.

       Michigan. In general, state tax laws conform to federal income tax principles, and partnerships, grantor trusts and mere security devices are not subject to tax at the entity level. The State of Michigan, however, imposes a single business tax on corporations, partnerships and other entities doing business in Michigan. Because the administrative agent is headquartered in Michigan, tax authorities in Michigan may attempt to assert that each of the titling companies, the transferor or the issuer is subject to an entity level tax.

       Assuming that the senior notes will be treated as debt for federal income tax purposes, in the opinion of Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit:

•	the senior notes will be treated as debt for Michigan income tax and single business tax purposes; and

•	senior note owners not otherwise subject to taxation in Michigan would not become subject to taxation in Michigan solely because of a senior note owner’s ownership of a senior note.

Assuming further that the lease trust certificates — except the lease trust certificates retained by the transferor — will be treated as debt for federal income tax purposes and that none of the titling companies, the transferor or the issuer will be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, in the opinion of Hurley D. Smith, Esq., none of the titling companies, the transferor or the issuer should be subject to Michigan income tax and single business tax at the entity level.

       Delaware. The transferor has been organized as a Delaware business trust. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel, assuming that the senior notes are treated as debt for federal income tax purposes, the senior notes will be treated as debt for Delaware state income tax purposes. Assuming further that none of the titling companies, the transferor or the issuer will be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, none of them will be subject to Delaware state income tax at the entity level. Further, in the opinion of the special tax counsel to Ford Credit, senior note owners not otherwise subject to taxation in Delaware would not become subject to taxation in Delaware solely because of a senior note owner’s ownership of a senior note.

*  *  *

       If any state or locality imposes a tax on any of the titling companies, the transferor or the issuer at the entity level, Ford Credit has agreed to indemnify the holders of the titling company certificates of the titling companies for the full amount of the taxes imposed. If Ford Credit should fail to fulfill its respective indemnification obligations, amounts otherwise distributable to it, as holder of the non-specified interests of the titling companies, will be used to satisfy those indemnification obligations. However, it is possible that the senior noteholders could incur a loss on their investment if Ford Credit did not have sufficient assets available, including distributions on its non-specified interests, to satisfy state or local tax liabilities.

       The federal and state tax discussions described above:

•	are included for general information only;

•	do not purport to address the applicability of state tax laws except the treatment of the trusts and the senior note owners under the laws of Michigan and Delaware; and

•	may not be applicable depending upon a senior note owner’s particular tax situation.

       Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of senior notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

       The Employee Retirement Income Security Act of 1974, as amended, and the Code impose requirements on Plans and on persons who are fiduciaries of Plans. In accordance with ERISA’s general fiduciary standards, before investing in securities, a Plan fiduciary should determine, among other factors, whether the investment:

•	is permitted under the governing Plan;

•	is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and

•	is prudent considering the factors discussed in this prospectus.

       ERISA and the Code prohibit some transactions involving assets of a Plan and persons who are “parties in interest” under ERISA or “disqualified persons” under the Code. Prohibited transactions may generate excise taxes and other liabilities.

       A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any senior notes of the issuer could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

Prohibited Transaction Considerations

       Whether or not an investment in the senior notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code will depend on the structure of the issuer.

       Transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuer were deemed to be assets of a Plan investing in securities issued by the issuer. Under a regulation, 29 C.F.R. Section 2510.3-101, issued by the United States Department of Labor — referred to in this section as plan assets regulations — the assets of the issuer would be treated as assets of a Plan for purposes of ERISA and the Code if the Plan acquires an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under the plan assets regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “Benefit Plan Investors” is not “significant.”

       Equity participation in an entity by Benefit Plan Investors is “significant” on any date if immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors.

       The purchase of senior notes by a Plan may give rise to potential prohibited transactions, and all prospective investors should review the discussion in this prospectus with their legal advisors.

Investment in Senior Notes

       The transferor believes that the senior notes of the issuer should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, regardless of whether the senior notes of the issuer are treated as an equity interest for the plan assets regulation purposes, the acquisition or holding of the senior notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the trustee of the issuer, the trustee of the transferor, the indenture trustee, the FCTT trustee, the FCMTT trustees, the FCAL administrator, the FCALM administrator, any holder of the lease trust certificates of the issuer or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to that Plan. In those circumstances, some exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a senior note.

       There are five class exemptions issued by the Department of Labor that could apply in the event of a prohibited transaction. These Department of Labor Prohibited Transaction Class Exemptions apply to:

•	plan asset transactions determined by independent qualified professional asset managers (PTE 84-14);

•	certain transactions involving bank collective investment funds (PTE 91-38);

•	certain transactions involving insurance company pooled separate accounts (PTE 90-1);

•	certain transactions involving insurance company general accounts (PTE 95-60); and

•	plan asset transactions determined by in-house asset manager (PTE 96-23).

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Special Considerations Applicable to Insurance Company General Accounts

       Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account, such as through the purchase of an annuity contract, and the insurance company might be treated as a party in interest with respect to a Plan by virtue of that investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent the assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of these final regulations and actions brought by the Secretary of Labor relating to breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after these final regulations issued by the Department of Labor become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the “plan assets” of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

Plans Not Subject to ERISA or the Code

       Some employee benefit plans, such as governmental plans and some church plans, each of which is defined in ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. Accordingly, assets of those plans may, subject to the provisions of any other applicable federal and state law, be invested in securities of the issuer without regard to the factors described in this prospectus. It should be noted, however, that any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules provided in Section 503 of the Code.

General Investment Considerations

       Prospective investors who are Benefit Plan Investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in any securities of the issuer with respect to those investors’ specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	the composition of the Plan’s portfolio relating to diversification by type of asset;

•	the Plan’s funding objectives;

•	the tax effects of the investment; and

•	whether under the general fiduciary standards of investment prudence and diversification an investment in any securities of the issuer is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

UNDERWRITING

       Subject to the underwriting agreement, the transferor has agreed to cause the issuer to sell to the underwriters and each of the underwriters has severally agreed to purchase the initial principal balance of senior notes opposite its name in the following table:

	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
	Senior	Senior	Senior	Senior	Senior
Underwriters	Notes	Notes	Notes	Notes	Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$	$

[ ]

[ ]

[ ]

[ ]

Total	$	$	$	$	$

       In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions in the underwriting agreement, to purchase all the senior notes offered by this prospectus if any of the senior notes are purchased. If any one of the underwriters listed in the above table defaults under the underwriting agreement, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

       The underwriting discounts and commissions of the underwriters, the selling concessions that the underwriters may allow to some dealers and the discounts that some dealers may reallow to some other dealers, each expressed as a percentage of the principal amount of each class of the senior notes, will be as follows:

Underwriting
	Discounts and	Net Proceeds	Initial	Reallowance
Class of Senior Notes	Commission	to the Issuer	Concession	Concession

Class A-1 Senior Notes	%	%	%	%

Class A-2 Senior Notes	%	%	%	%

Class A-3 Senior Notes	%	%	%	%

Class A-4 Senior Notes	%	%	%	%

Class A-5 Senior Notes	%	%	%	%

Total for all of the Senior Notes	$	$

       The closing of the sale of the senior notes is conditioned on the closing of the issuance of the subordinated notes and the issuance and sale of the lease trust certificates.

       The indenture trustee may, from time to time, invest the funds in the collection account, the payahead account, the cash collateral account, the payment account and the lease trust distribution account in Permitted Investments acquired from the underwriters.

       In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with Ford Motor Company and its affiliates.

       The transferor and Ford Credit have agreed to jointly and severally indemnify the underwriters against some of their liabilities — including civil liabilities under the Securities Act of

1933, as amended — or to contribute to payments which the underwriters may be required to make relating to those liabilities.

LEGAL MATTERS

       Certain legal matters relating to the senior notes will be passed upon for the issuer and Ford Credit by Hurley D. Smith, Esq., Secretary — Corporate Counsel of Ford Credit, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the issuer by Skadden, Arps, Slate, Meagher & Flom LLP. Certain Michigan income tax and other matters will be passed upon for the issuer by Mr. Hurley D. Smith, Esq., Secretary — Corporate Counsel of Ford Credit.

       Mr. Smith is a full-time employee of Ford Credit and he owns and holds options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented Ford Motor Company and Ford Credit in connection with specified transactions.

EXPERTS

       The balance sheets of FCAL, LLC, FCALM, LLC, Ford Credit Titling Trust, Ford Credit Michigan Titling Trust, RCL Trust 2000-1 and Ford Credit Auto Lease Trust 2000-1, each as of [            ], 2000, have been included in this prospectus and in the registration statement in reliance upon the reports of PricewaterhouseCoopers LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

       The transferor, as originator of the issuer and Ford Credit, as originator of the transferor and as originator of the titling companies, filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to the senior notes. This prospectus is part of the registration statement, but the registration statement includes additional information, including forms of some of the agreements discussed in this prospectus.

       A copy of the registration statement is available for inspection without charge at the public reference rooms of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of the registration statement, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public without charge on the SEC’s Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding Ford Credit, the transferor and the issuer that were filed electronically with the SEC. You also may obtain more information about Ford Motor Company and Ford Credit on the World Wide Web. Their respective internet addresses are http:// Ford.com and http://Fordcredit.com.

GLOSSARY OF TERMS

       Additional Fee means an amount payable monthly by the consumer lessee, which is the sum of (1) 1/9 of      % of the Adjusted Capitalized Cost of the related leased vehicle, unless otherwise specified in the lease and (2) other fees and charges for that month.

       Additional Payment has the meaning specified on page  37 under “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor — Additional Payment.”

       Adjusted Capitalized Cost means for any titling company and any lease and leased vehicle, the amount which the titling company paid, including any amount paid as a deferred purchase price, to the dealer for the lease and leased vehicle according to the customary policies and procedures of the administrative agent, which is the total acquisition cost used to calculate the Constant Yield Payment.

       Administrative Purchase Amount means, for any Series 2000-1 Lease and Series 2000-1 Leased Vehicle, the sum of:

•	the amount equal to the Securitization Value of that lease and leased vehicles; minus

•	the outstanding amount of the Payaheads received from the consumer lessee; minus

•	the outstanding amount of the Monthly Payment Advances made by the administrative agent for that lease.

       Aggregate Excess Proceeds means, for any month, the excess of the Net Auction Proceeds — or, in the case of a Voluntary Early Termination, the Voluntary Early Termination Proceeds and in the case of a Liquidated Lease, the Liquidation Proceeds — received from the Series 2000-1 Leased Vehicles during that month over the total amount of the Sale Proceeds Advances made for those leased vehicles.

       Aggregate Series 2000-1 Securitization Net Credit Losses means, for any month, the sum of the Series 2000-1 Securitization Net Credit Losses during that month, minus Recoveries for the same month.

       Amortization Period means the period from and including the day after the end of the Revolving Period through and including the earlier to occur of (1) the payment date on which the outstanding amounts of the senior notes, the subordinated notes and the lease trust certificates have been reduced to zero and (2) the                , 200  payment date.

       Available Funds means, for any payment date, the sum of (1) the Available Sale Proceeds, plus (2) the Cash Collateral Required Draw Amount, plus (3) the Cash Collateral Additional Draw Amount.

       Available Sale Proceeds means, for any payment date, the sum of (1) the Monthly Termination Sale Proceeds from the sale of the Series 2000-1 Leased Vehicles for which no Sale Proceeds Advance has been made by the administrative agent plus (2) the total Sale Proceeds Advances, plus (3) the Aggregate Excess Proceeds, in each case for the related month.

       Bankruptcy Code means the United States Bankruptcy Code, 11 U.S.C. §§101-1330.

       Cash Collateral Additional Draw Amount means, on any payment date, the amount equal to the Additional Payment for that payment date less the portion of the Additional Payment to be applied to make payments on the subordinated notes.

       Cash Collateral Required Draw Amount means, on any payment date, the lesser of (1) the Required Payment for that payment date, and (2) the amounts on deposit in the cash collateral account on the business day preceding that payment date, after all deposits have been made to the cash collateral account on that day.

       Code means the Internal Revenue Code of 1986, as amended.

       Constant Yield Payment means the payment made by the consumer lessee which (1) provides a fixed internal rate of return equal to the Retail Operating Lease Factor and (2) amortizes the Adjusted Capitalized Cost of the related leased vehicle to the Residual Value over the term of the lease.

       Early Amortization Event means any one of the following events:

•	failure by the administrative agent (1) to make any payment or deposit required under the basic documents within five business days after the date that payment or deposit is required to be made, or (2) to deliver a monthly certificate required to be delivered by the administrative agent within ten business days after the date required in the administrative agency agreement;

•	failure by the administrative agent to observe or perform in any material respect any covenant or agreement made by the administrative agent in any basic documents to which it is a party, or any failure of a representation or warranty of the administrative agent made in any basic document to which it is a party or in any certificate or other writing delivered under any basic document to be correct in any material respect when made, and that failure continues for a period of 60 days — or in the case of a materially incorrect representation or warranty, 30 days — from the date that the administrative agent receives notice of that failure;

•	the occurrence of an Insolvency Event with respect to the administrative agent or the occurrence of an event of default under the indenture;

•	creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the Issuer Trust Estate and that lien is not released within 60 days of its creation;

•	the SEC or other regulatory body having jurisdiction reaches a final determination that the issuer or any titling company becomes subject to registration as an investment company within the meaning of the Investment Company Act of 1940, as amended;

•	with respect to any month during the Revolving Period, the Excess Cash Amount as of the first day of the month is greater than % of the total outstanding amounts of the senior notes, the subordinated notes and the lease trust certificates;

•	on any payment date, the amount on deposit in the cash collateral account is less than % of the minimum amount required to be maintained in that account;

•	for any three consecutive months, the average of a fraction calculated for each month, (1) whose numerator is the Aggregate Series 2000-1 Securitization Net Credit Losses for the month and (2) whose denominator is the total Securitization Value of all of the Series 2000-1 Assets as of the first day of the month, is greater than %;

•	for any three consecutive months, the average of a fraction calculated for each month, (1) whose numerator is the total Securitization Value of Series 2000-1 Leases and Series 2000-1 Leased Vehicles for which the related Monthly Payment is at least 61 days past due, both as of the last day of the month and (2) whose denominator is the total Securitization Values of all of the Series 2000-1 Assets as of the first day of the month, is greater than %; or

•	for any three consecutive months, the average of a fraction calculated for each month, (1) whose numerator is the total Series 2000-1 Residual Losses resulting from the Normal Termination or the Early Normal Termination of the Series 2000-1 Leases during that month, and (2) whose denominator is the total Residual Values of the related Series 2000-1 Leased Vehicles, is greater than %.

       Early Normal Termination means, with respect to any lease and leased vehicle, the early termination of the lease by the related consumer lessee; provided, however, that no termination of a lease will be considered an Early Normal Termination unless (1) the related consumer lessee has returned the leased vehicle to the dealer and (2) the consumer lessee or the dealer paid in full all Monthly Payments under the lease.

       Excess Cash Amount means, as of the first day of each month during the Revolving Period, the amount equal to the total outstanding amounts of the senior notes, the subordinated notes and the lease trust certificates minus the total Securitization Values of all of the Series 2000-1 Assets as of the same day, after any additional Series 2000-1 Assets have been added to the Series 2000-1 Certificates on that date.

       Fair Market Wholesale Value means, with respect to any leased vehicle which is the subject of a Voluntary Early Termination, (1) the fair market wholesale value of the leased vehicle as agreed to by the dealer and the consumer lessee, (2) if the dealer and the related consumer lessee do not agree, the appraised wholesale value of the leased vehicle as determined by an independent professional appraiser hired by the related consumer lessee and acceptable to the dealer and the administrative agent or (3) if the Fair Market Wholesale Value of the leased vehicle has not been determined according to (1) and (2) above, the Sale Proceeds received with respect to the leased vehicle.

       Insolvency Event means, with respect to any entity, any of the following events or actions: events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to that entity and actions by that entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

       Issuer Trust Estate means, collectively, those items specified on page 24 under “Property of the Issuer.”

       Liquidated Lease means a lease which is:

•	in default and with respect to which:

—	the administrative agent has repossessed the related leased vehicle and sold that leased vehicle; or

—	the administrative agent has attempted to repossess that vehicle but determined that the vehicle was unrecoverable from the consumer lessee; or

—	the related consumer lessee is the subject of a bankruptcy proceeding for more than 180 days from the date that the lease became in default; or

•	subject to a lemon law with respect to which amounts have either been refunded to the related consumer lessee or the consumer lessee is no longer obligated to make Total Monthly Payments.

       Liquidation Proceeds means all amounts received with respect to a Liquidated Lease and the related leased vehicle in the month in which the lease became a Liquidated Lease, net of any amounts remitted to the consumer lessee as required by law.

       Monthly Payment means with respect to any lease the amount payable monthly by the consumer lessee equal to the Constant Yield Payment and the Additional Fee. On each payment date, before any distribution is made under the indenture, the Additional Fee portion of each Monthly Payment received under the Series 2000-1 Leases during the preceding month will be paid to the administrative agent and will not be available to make payments under the indenture.

       Monthly Payment Advance means a monthly advance by the administrative agent with respect to any Series 2000-1 Lease, in the amount equal to the Constant Yield Payment portion of the Monthly Payment due during a month minus amounts received from the related consumer lessee during that month and applied to the Constant Yield Payment.

       Monthly Pool Balance Decline means with respect to any month, the sum of:

•	the total Securitization Values of all of the Series 2000-1 Assets as of the first day of that month — or for the first month, the closing date — after any additional Series 2000-1 Assets have been added on that date but before any collections from the related Series 2000-1 Assets are received on that date; plus

•	the Excess Cash Amount as of the first day of that month; minus

•	the total Securitization Values of all of the Series 2000-1 Assets as of the last day of that month.

       Monthly Remittance Condition means that (1) Ford Credit is the administrative agent, (2) the rating of Ford Credit’s short-term unsecured debt is at least P-1 by Moody’s and A-1 by Standard & Poor’s and (3) no administrative agent event of default with respect to Series 2000-1 has occurred under the administrative agency agreement.

       Monthly Termination Sale Proceeds means, with respect to any month and any Series 2000-1 Leased Vehicle for which no Sale Proceeds Advance was made:

•	the sum of the amounts received by the administrative agent from the related consumer lessee or the related dealer in respect of the Residual Values of the Series 2000-1 Leased Vehicles purchased by the consumer lessee or the dealer during that month; plus

•	the Net Auction Proceeds received by the administrative agent during that month with respect to the Series 2000-1 Leased Vehicles sold following the termination of the related Series 2000-1 Leases; plus

•	all amounts collected for excess wear and use and excess mileage with respect to any Series 2000-1 Leased Vehicles; minus

•	all amounts required to be remitted to the related consumer lessees under applicable law.

       Net Auction Proceeds means, with respect to any Series 2000-1 Leased Vehicle which is sold at auction or otherwise disposed of by the administrative agent — excluding those vehicles sold to the related dealer or to the related consumer lessee and vehicles sold relating to Liquidated Leases — the following amount:

•	all amounts received, or to be received, by the administrative agent minus

•	the customary and usual costs incurred by the administrative agent in connection with the sale.

However, if the transferor is considered to have exercised its option to purchase the Series 2000-1 Leased Vehicle, the Net Auction Proceeds will be the amount equal to its Residual Value minus any amounts due from the consumer lessee for uncollected excess wear and use and excess mileage for that leased vehicle.

       Net Monthly Payment Advances means, with respect to any month, (1) the Monthly Payment Advances made by the administrative agent with respect to that month minus (2) the amount received by the administrative agent in that month as repayment of Monthly Payment Advances which were made with respect to previous months.

       Normal Termination means, with respect to any lease and leased vehicle, the termination of the related lease on its scheduled lease end date, provided, however, that no termination of a lease will be considered a Normal Termination unless the related consumer lessee has (1) returned the leased vehicle to the dealer and (2) paid in full all Monthly Payments under that lease.

       OID means original issue discount.

       Payahead Credits means, with respect to any Series 2000-1 Lease, the amount of a Payahead with respect to a consumer lessee either (1) remitted by the administrative agent, if the Monthly Remittance Condition is satisfied or (2) withdrawn from the payahead account, and applied against the Monthly Payment due in the month with respect to the Series 2000-1 Lease.

       Payaheads are partial prepayments received in a month from consumer lessees exceeding the amount required to be currently applied against that consumer lessee’s current and past due Monthly Payments and which are not proceeds from the disposition of the related leased vehicle.

       Payment Extension means the extension of the term of the Series 2000-1 Lease for one or more additional months beyond the original scheduled lease end date for each month for which the Total Monthly Payment is waived and requiring the related consumer lessee to return the Series 2000-1 Leased Vehicle to the related dealer on or before the original scheduled lease end date.

       Permitted Investments means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or banker’s acceptances of a depository institution or trust company having a short-term credit rating of least P-1 by Moody’s and A-1 by Standard & Poor’s;

•	commercial paper having, at the time of the investment, a short-term rating of least P-1 by Moody’s and A-1 by Standard & Poor’s;

•	investments in money market funds having a short-term rating of least P-1 by Moody’s and A-1 by Standard & Poor’s;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having a short-term credit rating of least P-1 by Moody’s and A-1 by Standard & Poor’s; and

•	any other investment — which may include motor vehicle retail installment sale contracts — acceptable to the rating agencies rating the senior notes and the lease trust certificates.

Permitted Investments are generally limited to obligations or securities which mature on or before, or have a put option exercisable on or before, the next payment date.

       Plan or Benefit Plan Investor means any of the following:

•	“employee benefit plan,” as defined in Section 3(3) of ERISA, including governmental plans, foreign pension plans and church plans;

•	“plan” described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans; or

•	entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including, as applicable, an insurance company general account.

       Recoveries means, with respect to any titling company and any month, (1) all amounts received during that month, net of sales and use taxes, with respect to leases owned by that particular titling company which became Liquidated Leases before that month plus (2) all amounts received with respect to leases owned by that particular titling company which terminated before that month and with respect to which the proceeds from the sale of the related leased vehicles were received before that month, minus (3) any amounts remitted to the consumer lessee as required by law. Any Recoveries received by the administrative agent during a month will be included in the Available Funds.

       Required Payment has the meaning specified on page 36 under “Series 2000-1 Certificates — Lease of the Series 2000-1 Certificates Back to the Transferor — Required Payment.”

       Residual Value means the assigned value of the leased vehicle at its scheduled lease end date as determined by the administrative agent at the inception of the related lease and specified in the related lease.

       Retail Operating Lease Factor means the per annum yield of a lease determined by the administrative agent.

       Retail Operating Lease Principal means, with respect to any Series 2000-1 Lease, the principal portion of each Monthly Payment, which is the difference of:

•	the Constant Yield Payment scheduled to be received from the related consumer lessee; minus

•	the product of:

—	the Unpaid Adjusted Capitalized Cost of the related leased vehicle as of the end of the immediately preceding month, and

—	1/12 of the Retail Operating Lease Factor with respect to that lease.

       Revolving Period means the period from and including the closing date to, but not including, the earlier of (1)             , 2001 and (2) the close of business on the business day before the day on which an Early Amortization Event is deemed to have occurred.

       Sale Proceeds means, with respect to any lease which is terminated during a month:

(1)	the Net Auction Proceeds received during that month; plus

(2)	any proceeds from insurance policies covering the leases, the leased vehicles or the ability of any related consumer lessees to make any required payments for the leases and the leased vehicles, to the extent relating to loss or damage of the related leased vehicle, which are received after sale or other disposition of the related leased vehicle; plus

(3)	any amounts for excess wear and use and excess mileage which were collected before the end of the month in which the amounts specified in clause (1) are received, including any security deposit applied, net of any applicable sales or use taxes; minus

(4)	the amount refunded to the related consumer lessee under the related lease.

       Sale Proceeds Advance means an advance by the administrative agent with respect to any Series 2000-1 Lease terminated during a month in the amount equal to the Securitization Value of that particular Series 2000-1 Lease and related Series 2000-1 Leased Vehicle as of the last day of the month during which that lease terminated.

       Securitization Value means, as of any date, with respect to each Series 2000-1 Lease and Series 2000-1 Leased Vehicle, the present value of:

•	the remaining Constant Yield Payments scheduled to be paid by the related consumer lessee under the Series 2000-1 Lease, after all payments have been made by or on behalf of the consumer lessee before that date, including any Monthly Payment Advances, plus

•	the Residual Value of the Series 2000-1 Leased Vehicle as of the related scheduled lease end date, discounted at the rate equal to the greater of:

—	the Retail Operating Lease Factor specified in the Series 2000-1 Lease and

—	% per annum.

       Series 2000-1 means the Series 2000-1 Certificates and the related Series 2000-1 Assets.

       Series 2000-1 Assets are the specified assets with respect to Series 2000-1, including the Series 2000-1 Leases and Series 2000-1 Leased Vehicles.

       Series 2000-1 Certificates means the series of titling company certificates issued by each titling company and designated as Series 2000-1 Certificates representing a titling company interest in the Series 2000-1 Assets.

       Series 2000-1 Leased Vehicles means the leased vehicles designated in the initial and additional Specification Notices relating to Series 2000-1 and the Series 2000-1 supplement.

       Series 2000-1 Leases means the leases designated in the initial and additional Specification Notices relating to Series 2000-1 and the Series 2000-1 supplement.

       Series 2000-1 Residual Loss means with respect to any month and any Series 2000-1 Leased Vehicle for which the related Series 2000-1 Lease is terminated — except the Series 2000-1 Leased Vehicles for which the related lease terminated following a Voluntary Early Termination or became a Liquidated Lease — during that month, the amount, if positive, equal to (1) the Residual Value of that Series 2000-1 Leased Vehicle, minus any excess wear and use and excess mileage with respect to the Series 2000-1 Leased Vehicle, whether collected or not minus (2) the Net Auction Proceeds with respect to the Series 2000-1 Leased Vehicle.

       Series 2000-1 Securitization Net Credit Loss means:

•	with respect to any Series 2000-1 Lease which became a Liquidated Lease during a month, the sum of:

—	the Securitization Value of that lease as of the last day of the preceding month; plus

—	any uncollected excess wear and use and excess mileage, if the related leased vehicle was sold at auction, but not purchased by the related dealer, during that month; plus

—	any uncollected Monthly Payments and unreimbursed Monthly Payment Advances with respect to the related leased vehicle, if that vehicle was sold, either to the related dealer or at auction, during that month; minus

—	any other amounts received by the administrative agent with respect to that lease during that month, excluding any Monthly Payments; and

•	with respect to any Series 2000-1 Lease — except a Liquidated Lease — which ended during a month, the sum of:

—	any uncollected excess wear and use and excess mileage, if the related leased vehicle was sold at auction, but not purchased by the related dealer, during that month; plus

—	any uncollected Monthly Payments and unreimbursed Monthly Payment Advances with respect to the related leased vehicle, if that vehicle was sold, either to the related dealer or at auction, during that month.

       Specification Notice means, with respect to each titling company:

•	an initial notice delivered by the administrative agent to its trustee or administrator, as applicable, providing (1) the issue date of the Series 2000-1 Certificates, (2) the holders of the Series 2000-1 Certificates, (3) the list of the initial Series 2000-1 Leases and initial Series 2000-1 Leased Vehicles, and (4) the initial cutoff date; and

•	during the Revolving Period, any additional notices delivered by the administrative agent to its trustee or the administrator, as applicable, providing (1) the date the additional Series 2000-1 Leases and additional Series 2000-1 Leased Vehicles are allocated to the Series 2000-1 Certificates, (2) the list of those additional leases and additional leased vehicles allocated, and (3) the additional cutoff date for those additional leases and additional leased vehicles.

The Specification Notice relating to the Series 2000-1 Certificates will contain additional information as is reasonably necessary for the related titling company to identify separately the Series 2000-1 Assets and to allocate proceeds from those Series 2000-1 Assets.

       Term Extension means an extension of the original lease term of the Series 2000-1 Lease beyond the original scheduled lease end date where the consumer lessee requesting the extension is not in default under the lease and agrees to continue to make Total Monthly Payments for the extended period in the same amount each month as required under the original terms of the lease.

       Titling company interest means, with respect to (1) FCTT and any assets of FCTT, the entire beneficial interest in those assets, (2) FCMTT and any assets of FCMTT, the entire beneficial interest in those assets, (3) FCALM and any assets of FCALM, the entire limited liability company interest in those assets, and (4) FCAL and any assets of FCAL, the entire limited liability company interest in those assets.

       Total Monthly Payment means the sum of (1) the Monthly Payment, (2) the Use and Lease Tax Amounts and (3) the Vehicle Insurance and Maintenance Amounts. Only the Monthly Payment portion of each Total Monthly Payment will be subject to the transactions described in this prospectus.

       Unpaid Adjusted Capitalized Cost means, as of any date with respect to any lease and leased vehicle, the Adjusted Capitalized Cost minus the total Retail Operating Lease Principal scheduled to have been received by that date. However, the Unpaid Adjusted Capitalized Cost of a lease and leased vehicle will always be zero if the lease (1) has become a Liquidated Lease, (2) has been subject to an Early Normal Termination or a Voluntary Early Termination, (3) the titling company interest in which has been purchased under the administrative agency agreement or under the terms of the Series 2000-1 supplement or (4) has expired on its scheduled lease end date.

       Use and Lease Tax Amounts means, with respect to any lease, the monthly rental receipts tax imposed on the related Monthly Payment and the related Vehicle Insurance and Maintenance Amount

       Vehicle Insurance and Maintenance Amounts means, with respect to any lease, any payment due in connection with a Total Monthly Payment for remittance to the related dealer in connection with servicing of the related leased vehicle or the provision of vehicle insurance and which was not financed in the Constant Yield Payment.

       Voluntary Early Termination means, with respect to any lease, the voluntary early termination of that lease by the related consumer lessee under the terms of the lease; provided, however, that no termination of a lease will be considered a Voluntary Early Termination unless the consumer lessee (1) returns the leased vehicle to the dealer, (2) pays an amount equal to the Voluntary Early Termination Proceeds less the Fair Market Wholesale Value of the related leased vehicle and (3) pays an early termination fee in the amount of $200 or other amount as may be specified in the lease.

       Voluntary Early Termination Proceeds means, with respect to any lease which is subject to a Voluntary Early Termination, the sum of (1) the Fair Market Wholesale Value of the related leased vehicle and (2) the difference at that time, if positive, between (A) the sum of (a) the Unpaid Adjusted Capitalized Cost of the lease and leased vehicle and (b) all other amounts then due under the lease and (B) the Fair Market Wholesale Value of the related leased vehicle.

FCALM, LLC

Ford Credit Titling Trust
Ford Credit Michigan Titling Trust
RCL Trust 2000-1
Ford Credit Auto Lease Trust 2000-1

Index to Financial Statements

Report of Independent Accountants for FCALM, LLC	F-2

FCALM, LLC Balance Sheet	F-3

FCALM, LLC Notes to Balance Sheet	F-4

Report of Independent Accountants for Ford Credit Titling Trust	F-7

Ford Credit Titling Trust Balance Sheet	F-8

Ford Credit Titling Trust Notes to Balance Sheet	F-9

Report of Independent Accountants for Ford Credit Michigan Titling Trust	F-12

Ford Credit Michigan Titling Trust Balance Sheet	F-13

Ford Credit Michigan Titling Trust Notes to Balance Sheet	F-14

Report of Independent Accountants for RCL Trust 2000-1	F-17

RCL Trust 2000-1 Balance Sheet	F-18

RCL Trust 2000-1 Notes to Balance Sheet	F-19

Report of Independent Accountants for Ford Credit Auto Lease Trust 2000-1	F-22

Ford Credit Auto Lease Trust 2000-1 Balance Sheet	F-23

Ford Credit Auto Lease Trust 2000-1 Notes to Balance Sheet	F-24

Report of Independent Accountants

To the Administrator of FCALM, LLC:

       In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of FCALM, LLC as of June 1, 2000 in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.

, 2000

FCALM, LLC-Series 2000-1 Assets

Balance Sheet

June 1, 2000

Assets

Net Investments in Operating Leases

Total Assets

Liabilities and Beneficial Interest
Liabilities

Accounts Payable-Affiliated companies

Total Liabilities and Beneficial Interest

See accompanying notes to balance sheet.

FCALM, LLC

Notes to Financial Statements

Note 1:  Accounting Policies

Organization

       FCALM, LLC (“FCALM”) is a limited liability company formed under the laws of the State of Delaware by Ford Credit, as founding member. FCALM is governed by an amended and restated limited liability company agreement, dated as of November 23, 1999, between FCALM and U.S. Bank National Association, as administrator. Ford Credit performs management and administrative functions for FCALM pursuant to an administrative agency agreement, dated as of November 23, 1999, among FCALM, Ford Credit Titling Trust, Ford Credit Michigan Titling Trust and FCAL, LLC, as titling companies, Ford Credit, as administrative agent and U.S. Bank National Association, as titling company agent.

       FCALM was formed by Ford Credit to facilitate securitization transactions in retail lease contracts and the related leased vehicles. FCALM acquires leases and related leased vehicles from dealers located in Michigan and conserves and holds such leases and related leased vehicles and other assets of FCALM. FCALM assets are either specified assets designated and allocated to a particular specified interest within FCALM in connection with a securitization transaction or non-specified assets that have not been designated for securitization transactions. Ford Credit owns the limited liability company interest in all of the non-specified assets.

Nature of Operations

       FCALM acquires the leases and the related leased vehicles from dealers through intercompany funding transactions made by Ford Credit. Upon acquisition by FCALM, all leases and related leased vehicles are non-specified assets.

       In connection with securitization transactions, FCALM, acting at the direction of Ford Credit, allocates some of the leases and the related leased vehicles that are non-specified assets to a specified interest and issues a certificate to Ford Credit.

       The certificate represents the entire limited liability company interest in the leases and the related leased vehicles allocated to that specified interest from time to time. In a securitization transaction, a certificate representing the limited liability company interest in the leases and the related leased vehicles is transferred to one or more special purpose entities established for that securitization transaction. FCALM facilitates securitizations of leases and the vehicles subject to those leases because transferring a certificate representing the limited liability company interest in the vehicles, not the vehicles themselves, eliminates the need to re-title the vehicles upon each transfer and thereby reduces the cost and administrative burden of the securitization.

       In connection with the securitization transaction described in this prospectus, FCALM, acting at the direction of Ford Credit, has allocated leases and the related leased vehicles to a specified interest (the “Series 2000-1 FCALM Specified Interest”) and issued to Ford Credit a certificate (the “FCALM Series 2000-1 Certificate”) representing the entire limited liability company interest in the leases and the related leased vehicles allocated to the Series 2000-1 FCALM Specified Interest.

Scope of Financial Statements

       These financial statements relate only to the specified assets of FCALM allocated to the Series 2000-1 FCALM Specified Interest (the “Series 2000-1 FCALM Assets”) and do not relate to the non-specified assets or the specified assets allocated to any other specified interest.

FCALM, LLC

Notes to Financial Statements — (Continued)

       Ford Credit anticipates that after the closing date, additional leases and related leased vehicles will be allocated to the Series 2000-1 FCALM Specified Interest. These financial statements relate only to the leases and the related leased vehicles allocated to the Series 2000-1 FCALM Specified Interest as of the initial cutoff date and do not relate to leases and related leased vehicles allocated to the Series 2000-1 FCALM Specified Interest after the initial cutoff date.

Use of Management Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires Ford Credit, as administrative agent for FCALM, to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reporting periods, including but not limited to the valuation of residual reserves and credit losses. Actual results could differ from these estimates.

Depreciation

       Depreciation expense on operating leases is provided on a straight-line basis over the term of the lease in an amount necessary to reduce the leased vehicle to its estimated residual value at the end of the lease term. Gains or losses upon disposal and adjustments to reflect impairment of the vehicle’s residual value are also included in depreciation expense.

Residual Values

       The Company has significant investments in the residual values of vehicles subject to operating leases. Residual values represent estimates of the value of the assets at the end of the contract terms and are initially calculated based on appraisals and estimates. Residual values are reviewed on a regular basis to determine that recorded amounts are appropriate. Reserves are rendered as needed to reduce residual values to their revised estimated value at lease termination.

Allowance for Credit Losses

       An allowance for estimated credit losses is established during the period in which vehicles leased are acquired and is based on historical experience and other factors that affect collectibility. Recoveries on lease investments previously charged off as uncollectible are credited to the allowance for credit losses. Operating leases deemed uncollectible prior to lease termination are recorded as credit losses. After lease termination, uncollectible accounts are recorded at their residual value.

Note 2:  Motor Vehicles and Operating Leases

       As of the initial cutoff date, FCALM owned approximately        vehicles and related leases, of which        have been allocated to the Series 2000-1 FCALM Specified Interest. The

FCALM, LLC

Notes to Financial Statements — (Continued)

operating leases allocated to the Series 2000-1 FCALM Specified Interest as of June 1 were as follows:

2000

Investment in operating leases

Vehicles, at cost

Lease initial direct costs

Less:

Accumulated Depreciation

Allowance for credit losses

Net Investment in operating leases

       Future minimum rentals on operating leases are as follows (in millions): 2000 —           ; 2001 —      ; 2003 —      ; and 2004 —      .

Note 3:  Transactions with Affiliated Companies

       Ford Credit acts as administrative agent for FCALM. As administrative agent, Ford Credit selects the leases and related leased vehicles to be acquired by FCALM and loans to FCALM the funds required to purchase the leases and the related leased vehicles from dealers. Monthly lease payments and residual values received upon disposal of leased vehicles reduce FCALM’s intercompany payable to Ford Credit. Ford Credit, in its capacity as administrative agent, collects payments from lessees on behalf of FCALM, interacts with dealers and lessees and sells vehicles upon termination of the related leases.

Note 4:  Income Taxes

       None of FCALM, the non-specified interest or any specified interest is a separate entity for federal income or state income or franchise tax purposes. Income on the non-specified assets passes through to Ford Credit as owner of the entire limited liability company interest in the non-specified assets and income on the specified assets allocated to any specified interest passes through to the holder of the related certificate. Accordingly, no taxes are provided for in these financial statements.

Report of Independent Accountants

To the Trustee of Ford Credit Titling Trust:

       In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Ford Credit Titling Trust as of June 1, 2000 in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.

, 2000

Ford Credit Titling Trust-Series 2000-1 Assets

Balance Sheet

June 1, 2000

Assets

Net Investments in Operating Leases

Total Assets

Liabilities and Beneficial Interest
Liabilities

Accounts Payable-Affiliated companies

Total Liabilities and Beneficial Interest

See accompanying notes to balance sheet.

Ford Credit Titling Trust

Notes to Financial Statements

Note 1:  Accounting Policies

Organization

       Ford Credit Titling Trust (“FCTT”) is a trust established and maintained under the laws of the State of Michigan pursuant to an amended and restated trust agreement, dated as of November 23, 1999, between Ford Credit, as grantor, and U.S. Bank National Association, as titling trustee. Ford Credit is the administrative agent for FCTT and performs the management and administrative functions for FCTT pursuant to an administrative agency agreement, dated as of November 23, 1999, among FCTT, Ford Credit Michigan Titling Trust, FCALM, LLC, and FCAL, LLC, as titling companies, Ford Credit, as administrative agent and U.S. Bank National Association, as titling company agent.

       FCTT was established by Ford Credit to facilitate securitization transactions in retail lease contracts and the related leased vehicles. FCTT acquires leases and related leased vehicles from dealers and conserves and holds such leases and related leased vehicles and other assets of FCTT. FCTT assets are either specified assets designated and allocated to a particular specified interest within FCTT in connection with a securitization transaction or non-specified assets that have not been designated for securitization transactions. Ford Credit owns the beneficial interest in all of the non-specified assets.

Nature of Operations

       FCTT acquires the leases and the related leased vehicles from dealers through intercompany funding transactions made by Ford Credit. Upon acquisition by FCTT, all leases and related leased vehicles are non-specified assets.

       In connection with securitization transactions, FCTT, acting at the direction of Ford Credit, allocates some of the leases and the related leased vehicles that are non-specified assets to a specified interest and issues a certificate to Ford Credit.

       The certificate represents the entire beneficial interest in the leases and the related leased vehicles allocated to that specified interest from time to time. In a securitization transaction, a certificate representing the beneficial interest in the leases and the related leased vehicles is transferred to one or more special purpose entities established for that securitization transaction. FCTT facilitates securitizations of leases and the related leased vehicles subject to those leases because transferring a certificate representing the beneficial interest in the vehicles, not the vehicles themselves, eliminates the need to re-title the vehicles upon each transfer and thereby reduces the cost and administrative burden of the securitization.

       In connection with the securitization transaction described in this prospectus, FCTT, acting at the direction of Ford Credit, has allocated leases and related leased vehicles to a specified interest (the “Series 2000-1 FCTT Specified Interest”) and issued to Ford Credit a certificate (the “FCTT Series 2000-1 Certificate”) representing the entire beneficial interest in the leases and the related leased vehicles allocated to the Series 2000-1 FCTT Specified Interest.

Scope of Financial Statements

       These financial statements include only the specified assets of FCTT allocated to the Series 2000-1 FCTT Specified Interest (the “Series 2000-1 FCTT Assets”) and do not include non-specified assets or the specified assets allocated to any other specified interest.

       Ford Credit anticipates that after the closing date, additional leases and related leased vehicles will be allocated to the Series 2000-1 FCTT Specified Interest. These financial

Ford Credit Titling Trust

Notes to Financial Statements — (Continued)

statements include only the leases and the related leased vehicles allocated to the Series 2000-1 FCTT Specified Interest as of the initial cutoff date and do not include leases and related leased vehicles allocated to the Series 2000-1 FCTT Specified Interest after the initial cutoff date.

Use of Management Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires Ford Credit, as administrative agent for FCTT, to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reporting periods, including but not limited to the residual value of vehicles and credit losses. Actual results could differ from these estimates.

Depreciation

       Depreciation expense on operating leases is provided on a straight-line basis over the term of the lease in an amount necessary to reduce the leased vehicle to its estimated residual value at the end of the lease term. Gains or losses upon disposal and adjustments to reflect impairment of the vehicle’s residual value are also included in depreciation expense.

Residual Values

       FCTT has significant investments in the residual values of vehicles subject to operating leases. Residual values represent estimates of the value of the assets at the end of the contract terms and are initially calculated based on appraisals and estimates. Residual values are reviewed on a regular basis to determine that recorded amounts are appropriate. Reserves are rendered as needed to reduce residual values to their revised estimated value at lease termination.

Allowance for Credit Losses

       An allowance for estimated credit losses is established during the period in which vehicles leased are acquired and is based on historical experience and other factors that affect collectibility. Recoveries on lease investments previously charged off as uncollectible are credited to the allowance for credit losses. Operating leases deemed uncollectible prior to lease termination are recorded as credit losses. After lease termination, uncollectible accounts are recorded at their residual value.

Note 2:  Motor Vehicles and Operating Leases

As of the initial cutoff date, FCTT owned approximately                vehicles and related leases, of which                have been allocated to the Series 2000-1 FCTT Specified Interest. The

Ford Credit Titling Trust

Notes to Financial Statements — (Continued)

operating leases allocated to the Series 2000-1 FCTT Specified Interest as of June 1 were as follows:

2000

Investment in operating leases

Vehicles, at cost

Lease initial direct costs

Less:

Accumulated Depreciation

Allowance for credit losses

Net Investment in operating leases

       Future minimum rentals on operating leases are as follows (in millions): 2000 —           ; 2001 —           ; 2003 —           ; and 2004 —           .

Note 3:  Transactions with Affiliated Companies

       Ford Credit acts as administrative agent for FCTT. As administrative agent, Ford Credit selects the leases and related leased vehicles to be acquired by FCTT and loans to FCTT the funds required to purchase the leases and the related leased vehicles from dealers. Monthly lease payments and residual values received upon disposal of leased vehicles reduce FCTT’s intercompany payable to Ford Credit. Ford Credit, in its capacity as administrative agent, collects payments from lessees on behalf of FCTT, interacts with dealers and lessees and sells vehicles upon termination of the related leases.

Note 4:  Income Taxes

       None of FCTT, the non-specified interest or any specified interest is a separate entity for federal income or state income or franchise tax purposes. Income on the non-specified assets passes through to Ford Credit as owner of the entire beneficial interest in the non-specified assets and income on the specified assets allocated to any specified interest passes through to the holder of the related certificate. Accordingly, no taxes are provided for in these financial statements.

Report of Independent Accountants

To the Trustee of Ford Credit Michigan Titling Trust:

       In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Ford Credit Michigan Titling Trust as of June 1, 2000 in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.

, 2000

Ford Credit Michigan Titling Trust — Series 2000-1 Assets

Balance Sheet

June 1, 2000

Assets

Net Investments in Operating Leases

Total Assets

Liabilities and Beneficial Interest

Liabilities

Accounts Payable-Affiliated companies

Total Liabilities and Beneficial Interest

See accompanying notes to balance sheet.

Ford Credit Michigan Titling Trust

Notes to Financial Statements

Note 1:  Accounting Policies

Organization

       Ford Credit Michigan Titling Trust (“FCMTT”) is a business trust established and maintained under the laws of the State of Delaware pursuant to an amended and restated trust agreement, dated as of November 23, 1999, between Ford Credit, as grantor, and U.S. Bank National Association, as titling trustee. Ford Credit is the administrative agent for FCMTT and performs the management and administrative functions for FCMTT pursuant to an administrative agency agreement, dated as of November 23, 1999, among FCMTT, Ford Credit Titling Trust, FCALM, LLC, and FCAL, LLC, as titling companies, Ford Credit, as administrative agent and U.S. Bank National Association, as titling company agent.

       FCMTT was established by Ford Credit to facilitate securitization transactions in retail lease contracts and the related leased vehicles. FCMTT acquires leases and related leased vehicles from dealers located in Michigan and conserves and holds such leases and related leased vehicles and other assets of FCMTT. FCMTT assets are either specified assets designated and allocated to a particular specified interest within FCMTT in connection with a securitization transaction or non-specified assets that have not been designated for securitization transactions. Ford Credit owns the beneficial interest in all of the non-specified assets.

Nature of Operations

       FCMTT acquires the leases and the related leased vehicles from dealers through intercompany funding transactions made by Ford Credit. Upon acquisition by FCMTT, all leases and related leased vehicles were non-specified assets. FCMTT ceased acquiring leases and related leased vehicles on June 1, 1999.

       In connection with securitization transactions, FCMTT, acting at the direction of Ford Credit, allocates some of the leases and the related leased vehicles that are non-specified assets to a specified interest and issues a certificate to Ford Credit.

       The certificate represents the entire beneficial interest in the leases and the related leased vehicles allocated to that specified interest from time to time. In a securitization transaction, a certificate representing the beneficial interest in the leases and the related leased vehicles is transferred to one or more special purpose entities established for that securitization transaction. FCMTT facilitates securitizations of leases and the vehicles subject to those leases because transferring a certificate representing the beneficial interest in the vehicles, not the vehicles themselves, eliminates the need to re-title the vehicles upon each transfer and thereby reduces the cost and administrative burden of the securitization.

       In connection with the securitization transaction described in this prospectus, FCMTT, acting at the direction of Ford Credit, has allocated leases and related leased vehicles to a specified interest (the “Series 2000-1 FCMTT Specified Interest”) and issued to Ford Credit a certificate (the “FCMTT Series 2000-1 Certificate”) representing the entire beneficial interest in the leases and the related leased vehicles allocated to the Series 2000-1 FCMTT Specified Interest.

Scope of Financial Statements

       These financial statements relate only to the specified assets of FCMTT allocated to the Series 2000-1 FCMTT Specified Interest (the “Series 2000-1 FCMTT Assets”) and do not relate to the non-specified assets or the specified assets allocated to any other specified interest.

Ford Credit Michigan Titling Trust

Notes to Financial Statements — (Continued)

       Ford Credit anticipates that after the closing date, additional leases and related leased vehicles will be allocated to the Series 2000-1 FCMTT Specified Interest. These financial statements relate only to the leases and the related leased vehicles allocated to the Series 2000-1 FCMTT Specified Interest as of the initial cutoff date and do not relate to leases and related leased vehicles allocated to the Series 2000-1 FCMTT Specified Interest after the initial cutoff date.

Use of Management Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires Ford Credit, as administrative agent for FCMTT, to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reporting periods, including but not limited to the valuation of residual reserves and credit losses. Actual results could differ from these estimates.

Depreciation

       Depreciation expense on operating leases is provided on a straight-line basis over the term of the lease in an amount necessary to reduce the leased vehicle to its estimated residual value at the end of the lease term. Gains or losses upon disposal and adjustments to reflect impairment of the vehicle’s residual value are also included in depreciation expense.

Residual Values

       FCMTT has significant investments in the residual values of vehicles subject to operating leases. Residual values represent estimates of the value of the assets at the end of the contract terms and are initially calculated based on appraisals and estimates. Residual values are reviewed on a regular basis to determine that recorded amounts are appropriate. Reserves are rendered as needed to reduce residual values to their revised estimated value at lease termination.

Allowance for Credit Losses

       An allowance for estimated credit losses is established during the period in which vehicles leased are acquired and is based on historical experience and other factors that affect collectibility. Recoveries on lease investments previously charged off as uncollectible are credited to the allowance for credit losses. Operating leases deemed uncollectible are credited to the allowance for credit losses. After lease termination, uncollectible accounts are recorded at their residual value.

Note 2:  Motor Vehicles and Operating Leases

       As of the initial cutoff date, FCMTT owned approximately                vehicles and related leases, of which                have been allocated to the Series 2000-1 FCMTT Specified Interest.

Ford Credit Michigan Titling Trust

Notes to Financial Statements — (Continued)

The operating leases allocated to the Series 2000-1 FCMTT Specified Interest as of June 1 were as follows:

2000

Investment in operating leases

Vehicles, at cost

Lease initial direct costs

Less:

Accumulated Depreciation

Allowance for credit losses

Net Investment in operating leases

       Future minimum rentals on operating leases are as follows (in millions): 2000 —           ; 2001 —           ; 2003 —           ; and 2004 —           .

Note 3:  Transactions with Affiliated Companies

       Ford Credit acts as administrative agent for FCMTT. As administrative agent, Ford Credit selected the leases and related leased vehicles acquired by FCMTT and loaned to FCMTT the funds required to purchase the leases and the related leased vehicles from dealers. Monthly lease payments and residual values received upon disposal of leased vehicles reduce FCMTT’s intercompany payable to Ford Credit. Ford Credit, in its capacity as administrative agent, collects payments from lessees on behalf of FCMTT, interacts with dealers and lessees and sells vehicles upon termination of the related leases.

Note 4:  Income Taxes

       None of FCMTT, the non-specified interest or any specified interest is a separate entity for federal income or state income or franchise tax purposes. Income on the non-specified assets passes through to Ford Credit as owner of the entire beneficial interest in the non-specified assets and income on the specified assets allocated to any specified interest passes through to the holder of the related certificate. Accordingly, no taxes are provided for in these financial statements.

Report of Independent Accountants

To the Trustee of RCL Trust 2000-1:

       In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of RCL Trust 2000-1 as of June 1, 2000 in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.

, 2000

RCL 2000-1 Trust

Balance Sheet

June 1, 2000

Assets

Cash

Cash Collateral Account

Lease Trust Certificates 1%

Subordinated Notes

Interest Only Strip

Total Assets

Liabilities and Trust Beneficial Interest

Payable to Titling Companies

Beneficial Interest

Deferred Gain

Total Liabilities and Trust Beneficial Interest

See accompanying notes to balance sheet.

RCL Trust 2000-1

Notes to Financial Statements

Note 1:  Accounting Policies

Organization

       RCL Trust 2000-1 (“RCL Trust”) is a business trust established under the laws of the State of Delaware on March 2, 2000. The purpose and responsibilities of RCL Trust are described in the amended and restated trust agreement, dated as of the closing date, between Ford Credit, as grantor and beneficiary and First Union Trust Company, National Association, as trustee. Ford Credit established RCL Trust in connection with the securitization transaction contemplated by this prospectus.

Use of Management Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires Ford Credit, as administrative agent for the titling companies, to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reporting periods. Actual results could differ from these estimates.

Nature of Operations

       RCL Trust was created by Ford Credit to perform the following functions:

•	acquire the Series 2000-1 Certificates representing either the entire beneficial interest or the entire limited liability company interest in retail lease contracts and the related leased vehicles held by the titling companies;

•	transfer the Series 2000-1 Certificates to the issuer under a transfer agreement, dated as of the closing date, between RCL Trust and the issuer and acquire an interest in the Series 2000-1 Certificates from the issuer under a program operating lease, dated as of the closing date, between the issuer and RCL Trust;

•	execute, deliver and perform its obligations under the program operating lease and other basic documents to which it is a party;

•	hold the subordinated notes and a portion of the lease trust certificates;

•	establish the cash collateral account; and

•	engage in other activities, including making distributions to the beneficiary of RCL Trust, executing agreements and executing and filing documents with regulatory agencies relating to the issuance of securities by the issuer that are necessary.

       Upon its acquisition of the Series 2000-1 Certificates, RCL Trust will be entitled to receive all rent payments and other amounts due from lessees under the retail operating leases represented by the Series 2000-1 Certificates and the proceeds from the sale of the vehicles upon termination of those leases. RCL Trust also will be entitled to direct the trustee or administrator of the applicable titling company to retitle the vehicles to or at the direction of RCL Trust. RCL Trust will then transfer the Series 2000-1 Certificates to the issuer. The issuer will lease the Series 2000-1 Certificates back to RCL Trust pursuant to the program operating lease.

Scope of Financial Statements

       These financial statements relate to the assets of RCL Trust after giving effect to all of the transactions occurring on the closing date. Ford Credit anticipates that after the closing date,

RCL Trust 2000-1

Notes to Financial Statements — (Continued)

additional leases and leased vehicles will be represented by the Series 2000-1 Certificates. These financial statements relate only to the leases and vehicles represented by the Series 2000-1 Certificates on the closing date and do not relate to leases and leased vehicles allocated to the Series 2000-1 Certificates after the closing date.

Program Operating Leases

       RCL Trust will enter into a sale-leaseback arrangement with the issuer. The sale-leaseback arrangement is structured as an operating lease. Pursuant to these transactions, the vehicles sold are removed from the balance sheet and any gain on sale is deferred and amortized over the period of the sale-leaseback arrangement. Ford Credit continues to service the leases and is paid a servicing fee.

Note 2:  Cash Collateral Account

       RCL Trust established the cash collateral account to secure its monthly rent payment obligations to the issuer under the program operating lease. The cash collateral account will be primarily funded as follows:

•	On the closing date, RCL Trust will make an initial deposit of $ , which represents % of the total securitization value of the Series 2000-1 leases and vehicles on the initial cutoff date;

•	monthly rental payments received from consumer lessees will be deposited on each payment date;

•	interest and, after the senior notes have been paid in full, principal, paid on the subordinated notes will be deposited on each payment date; and

•	any gains on the sale of specified vehicles for a price in excess of the residual value until the total amount of those deposits reaches $ .

       RCL Trust will pledge the cash collateral account to Ford Credit Auto Lease Trust 2000-1.

Note 3:  Transactions with Affiliated Companies

Closing Date Transactions

       On the closing date, Ford Credit will contribute to RCL Trust the Series 2000-1 Certificates. RCL Trust will establish the issuer, Ford Credit Auto Lease Trust 2000-1, pursuant to a trust agreement, dated as of the closing date, between RCL Trust, as depositor, and The Bank of New York (Delaware), as trustee. RCL Trust will transfer to the issuer the Series 2000-1 Certificates in exchange for $          of senior notes, $          of subordinated notes and $          of lease trust certificates. The issuer will issue the senior notes pursuant to an indenture, dated as of the closing date, and will issue the subordinated notes and the lease trust certificates pursuant to the trust agreement of the issuer. RCL Trust will sell the senior notes in the registered public offering described in this prospectus and will sell the lease trust certificates (other than a lease trust certificate in the amount of 1.0% of the initial amount of lease trust certificates) privately. RCL Trust initially will retain the subordinated notes. The issuer will pledge the Series 2000-1 Certificates to the indenture trustee as security for the senior notes.

       Pursuant to the program operating lease, the issuer will lease the Series 2000-1 Certificates back to RCL Trust, subject to the lien of the indenture. Under the program operating lease, RCL Trust is obligated to make monthly rent payments to the issuer in an amount generally equal to

RCL Trust 2000-1

Notes to Financial Statements — (Continued)

the scheduled monthly rental payments made by the consumer lessees. RCL Trust will pledge the subordinated notes to the issuer as security for its obligations to make monthly rent payments under the program operating lease. In furtherance of that pledge, RCL Trust will deposit all payments of interest and principal on the subordinated notes into the cash collateral account which will be pledged to the issuer.

Note 4:  Pro Forma Financial Statements

       The transactions described in Note 3 have not been consummated as of the date of this prospectus. Ford Credit anticipates that after the closing date, additional leases and leased vehicles will be represented by the Series 2000-1 Certificates. The following pro forma balance sheet reflects the assets of RCL Trust after giving effect to all of the transactions occurring on the closing date of the Registration Statement.

Assets

Cash

Cash Collateral Account

Lease Trust Certificates 1%

Subordinated Notes

Interest Only Strip

Total Assets

Liabilities and Trust Beneficial Interest

Rent Payable to Titling Companies

Beneficial Interest

Deferred Gain

Total Liabilities and Trust Beneficial Interest

Note 5:  Income Taxes

       RCL Trust is not a separate entity for federal income or state income or franchise tax purposes. Income on the Series 2000-1 Assets passes through to the beneficial owner of RCL Trust. Accordingly, no taxes are provided for in these financial statements.

Report of Independent Accountants

To the Trustee of Ford Credit Auto Lease Trust 2000-1:

       In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Ford Credit Auto Lease Trust 2000-1 as of June 1, 2000 in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.

, 2000

Ford Credit Auto Lease Trust 2000-1

Balance Sheet

June 1, 2000

Assets

Series 2000-1 Certificates

Total Assets

Liabilities and Trust Beneficial Interest

Senior Notes Payable

Subordinated Notes Payable

Lease Trust Certificates

Total Liabilities and Trust Beneficial Interest

See accompanying notes to balance sheet.

Ford Credit Auto Lease Trust 2000-1

Notes to Financial Statements

Note 1:  Accounting Policies

Organization

       Ford Credit Auto Lease Trust 2000-1 (“FCALT”) is a trust established under the laws of the State of Delaware on the closing date. The purpose and responsibilities of FCALT are described in the trust agreement, dated as of the closing date, between RCL Trust 2000-1, as depositor and The Bank of New York (Delaware), as trustee. RCL Trust established FCALT in connection with the securitization transaction contemplated by this prospectus.

Use of Management Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reporting periods. Actual results could differ from these estimates.

Nature of Operations

       FCALT was created by RCL Trust to perform the following responsibilities:

•	issue the senior notes, the subordinated notes and the lease trust certificates and make payments on these securities;

•	acquire the Series 2000-1 Certificates representing either the entire beneficial interest or the entire limited liability company interest in retail lease contracts and the related leased vehicles held by the titling companies:

•	assign and pledge the Series 2000-1 Certificates and other properties of FCALT to the indenture trustee and enter into and perform its obligations under the basic documents; and

•	engage in other transactions that are necessary to accomplish any of the responsibilities listed above.

       Upon its acquisition of the Series 2000-1 Certificates, FCALT will be entitled to receive all rent payments and other amounts due from lessees under the retail operating leases represented by the Series 2000-1 Certificates and the proceeds from the sale of the vehicles upon termination of those leases. FCALT also will be entitled to direct the trustee or administrator of the applicable titling company to retitle the vehicles to or at the direction of FCALT. FCALT will pledge the Series 2000-1 Certificates to the indenture trustee as security for the senior notes.

Scope of Financial Statements

       These financial statements relate to the assets of FCALT after giving effect to all of the transactions occurring on the closing date. Ford Credit anticipates that after the closing date, additional leases and leased vehicles will be represented by the Series 2000-1 Certificates. These financial statements relate only to the leases and vehicles represented by the Series 2000-1 Certificates on the closing date and do not relate to leases and leased vehicles allocated to the Series 2000-1 Certificates after the closing date.

Ford Credit Auto Lease Trust 2000-1

Notes to Financial Statements — (Continued)

Note 2:  Transactions with Affiliated Companies

Closing Date Transactions

       On the closing date, RCL Trust will transfer to FCALT the Series 2000-1 Certificates in exchange for $          of senior notes, $          of subordinated notes and $          of lease trust certificates. FCALT will issue the senior notes pursuant to an indenture, dated as of the closing date, and will issue the subordinated notes and the lease trust certificates pursuant to the trust agreement of FCALT. RCL Trust will sell the senior notes in the registered public offering described in this prospectus and will sell the lease trust certificates (other than a lease trust certificate in the amount of 1.0% of the initial amount of lease trust certificates) privately. RCL Trust initially will retain the subordinated notes. FCALT will pledge the Series 2000-1 Certificates to the indenture trustee as security for the senior notes.

       Pursuant to a program operating lease, dated as of the closing date, between FCALT and RCL Trust, FCALT will lease the Series 2000-1 Certificates back to RCL Trust, subject to the lien of the indenture. Under the program operating lease, RCL Trust is obligated to make monthly rent payments to FCALT in an amount generally equal to the scheduled monthly rental payments made by the consumer lessees. Proceeds from the sale of Series 2000-1 leased vehicles after termination of the related leases on or near their scheduled lease end dates are the property of FCALT. RCL Trust will pledge the subordinated notes to FCALT as security for its obligations to make monthly rent payments under the program operating lease. In furtherance of that pledge, RCL Trust will deposit all payments of interest and principal on the subordinated notes into the cash collateral account which will be pledged to FCALT.

       On each payment date, FCALT will pay to Ford Credit a monthly administrative agent fee as compensation for servicing the Series 2000-1 leases and vehicles and administering the distribution of funds for the preceding month. The administrative agent fee for a month will be the product of (1)   1/12 of      % and (2) the total securitization value of the Series 2000-1 leases and vehicles as of the opening of business on the first day of that month. As additional compensation, Ford Credit also will receive all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law for the Series 2000-1 leases and vehicles, interest on amounts invested in the payment account and other fees collected in connection the Series 2000-1 leases and vehicles.

Note 3:  Pro Forma Financial Statements

       The transactions described in Note 2 have not been consummated as of the date of this prospectus. Ford Credit anticipates that after the closing date, additional leases and leased vehicles will be represented by the Series 2000-1 Certificates. The following pro forma balance

Ford Credit Auto Lease Trust 2000-1

Notes to Financial Statements — (Continued)

sheet reflects the assets of FCALT after giving effect to all of the transactions occurring on the closing date.

Assets

Series 2000-1 Certificates

Total Assets

Liabilities and Trust Beneficial Interest

Senior Notes Payable

Subordinated Notes Payable

Lease Trust Certificates

Total Liabilities and Trust Beneficial Interest

Note 4:  Income Taxes

       FCALT is not a separate entity for federal income or state income or franchise tax purposes. Income on the Series 2000-1 Assets passes through to the beneficial owner of FCALT. Accordingly, no taxes are provided for in these financial statements.

ANNEX I

SETTLEMENT AND GLOBAL CLEARANCE

Book-Entry Registration Instead of Definitive Senior Notes

       Each class of senior notes will be represented by one or more notes, in each case registered in the name of Cede as DTC’s nominee. The senior notes will be available for purchase in book-entry form only. Accordingly, Cede will be the holder of record of the senior notes. Unless and until definitive notes are issued under the limited circumstances, no senior noteholder will be entitled to receive a physical certificate representing a senior note. All references in this prospectus to:

•	actions by senior noteholders of any class refer to actions taken by DTC upon instructions from its participating organizations; and

•	distributions, notices, reports and statements to the senior noteholders of any class will be made to DTC or Cede, as the registered holder of that class, for distribution to the senior noteholders of that class according to DTC procedures.

       Investors in the global notes may hold them through any of DTC, Clearstream Banking Luxembourg S.A. or the Euroclear System. The global notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Initial settlement of the global notes. Investors’ interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participating members of DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which, in turn, will hold those positions in accounts as DTC participants.

       Investors electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor’s securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their global notes through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

       If any of DTC, Clearstream Banking or Euroclear should stop its services, the administrative agent would seek an alternative depository, if available, or cause the issuance of definitive senior notes to senior noteholders or their nominees in the manner described under “Description of the Senior Notes — Definitive Senior Notes.”

       Except as required by law, none of the administrative agent, the indenture trustee or the trustee of the issuer will have any liability:

•	for any aspect of the records relating to or payments made on account of beneficial ownership interests of the senior notes held by DTC’s nominee; or

•	for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

       Secondary market trading of the global notes. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

       Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

       Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking customer or Euroclear participant:

•	the purchaser sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

•	Clearstream Banking or Euroclear instructs its depositary to receive the global notes against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date;

•	that depositary credits payments to the DTC participant’s account against delivery of the global notes; and

•	after settlement has been completed, the depositary credits the global notes to the relevant clearing system, which, in turn, under its usual procedures, credits those global notes to that customer’s or participant’s account.

The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date — which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

       Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global notes are credited to their accounts one day later.

       As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. So the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Banking customer’s or Euroclear participant’s particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

       Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may use their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. Trading usually occurs as follows:

•	the seller sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

•	Clearstream Banking or Euroclear instructs its depositary to deliver the bonds to the DTC participant’s account against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date; and

•	the payment is reflected in the account of the Clearstream Banking customer or Euroclear participant the next day, and receipt of the cash proceeds in the Clearstream Banking customer’s or Euroclear participant’s account is back-valued to the value date — the preceding day when settlement occurred in New York.

Should the Clearstream Banking customer or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will cancel out any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the Clearstream Banking customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

       Finally, day traders that use Clearstream Banking or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream Banking customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream Banking or Euroclear for one day — until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts — under the clearing system’s customary procedures;

•	borrowing the global notes in the U.S. from a DTC participant no later than one day before settlement which would give the global notes sufficient time to be reflected in their Clearstream Banking or Euroclear account to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream Banking customer or Euroclear participant.

       Those persons who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, senior notes may do so only through direct and indirect participants. In addition, senior noteholders will receive all distributions of principal and interest from the indenture trustee through the participants who, in turn, will receive them from DTC. Under a book-entry format, senior noteholders may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to DTC’s nominee. DTC will forward those payments to its participants which, then, will forward them to indirect participants or senior noteholders. The only senior noteholder will be DTC’s nominee. Senior noteholders will not be recognized by the indenture trustee as senior noteholders and senior noteholders will be permitted to exercise the rights of senior noteholders only indirectly through DTC and its participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to:

•	make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities; and

•	receive and transmit distributions of principal and interest on the securities.

       Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to:

•	make book-entry transfers; and

•	receive and transmit the payments on behalf of their respective securityholders.

Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate for those securities.

       DTC will advise the indenture trustee that it will take any action permitted to be taken by a senior noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the senior notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

       Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

       The depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries to eliminate the need for physical movement of certificates. Participants in the DTC system:

•	include securities brokers and dealers, who may include any of the underwriters of securities of the issuer, banks, trust companies and clearing corporations; and

•	may include other organizations.

       Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

       Clearstream Banking Luxembourg S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers to eliminate the need for physical movement of certificates. Transactions may be settled by Clearstream Banking in any of 36 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Banking customers:

•	are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations; and

•	may include any of the underwriters of any securities of the issuer.

Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

       Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

       The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream Banking and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping, custody and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

       All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

       Euroclear participants:

•	include banks, including central banks, securities brokers and dealers and other professional financial intermediaries; and

•	may include any of the underwriters of any securities of the issuer.

Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

$[                              ]

[FORD LOGO]

Ford Credit Auto Lease Trust 2000-1

Issuer

RCL Trust 2000-1

Transferor

Ford Motor Credit Company

Administrative Agent

Asset Backed Senior Notes:

$	%	Class A-1 Senior Notes
$	%	Class A-2 Senior Notes
$	%	Class A-3 Senior Notes
$	%	Class A-4 Senior Notes
$	%	Class A-5 Senior Notes

Prospectus

Merrill Lynch & Co.

[                              ]
[                              ]

You should rely only the information contained in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the senior notes in any state where the offer is not permitted.

Dealer Prospectus Delivery Requirements

For 90 days after the date of this prospectus, all dealers making transactions in the senior notes, whether or not participating in this offering, may be required to deliver a prospectus. In addition, all dealers will deliver a prospectus when acting as underwriters of the senior notes and with respect to their unsold allotments or subscriptions.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

       The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission	$	*

Rating agency fees		*

Printing		*

Legal fees and expenses		*

Accountants’ fees		*

Fees and expenses of the RCL Trustee		*

Fees and expenses of the Lease Trustee		*

Fees and expenses of the Indenture Trustee		*

Miscellaneous expenses		*

Total	$	*

*	To be supplied by amendment

Item 14.  Indemnification of Directors and Officers.

       Section 3803 of the Delaware Business Trust Statute provides as follows:

3803.  Liability of Beneficial Owners and Trustees.

(a) Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b) Except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

(c) Except to the extent otherwise provided in the governing instrument of a business trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7), when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

       Section 3817 of the Delaware Business Trust Statute provides as follows:

3817.  Indemnification.

(a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

(b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

       Section 2.7 of the Amended and Restated Trust Agreement of RCL Trust 2000-1 provides as follows:

       Section 2.7.  Liability and Indemnification. The RCL Beneficiary shall indemnify, defend and hold harmless the RCL Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents for all losses, claims, damages, liabilities and expenses (collectively, “Liabilities”), penalties and taxes (other than income taxes relating to the fees paid to it hereunder) incurred by it in connection with the administration of RCL (including attorneys’ fees) and the performance of its duties hereunder; provided, however, that in no event shall the RCL Trustee be indemnified or held harmless for any Liabilities to the extent (i) incurred by reason of the RCL Trustee’s willful misconduct, bad faith or negligence or (ii) incurred by reason of the RCL Trustee’s breach of its representations and warranties set forth in Section 6.6. The RCL Trustee shall notify the RCL Beneficiary promptly of any claim for which the RCL Trustee may seek indemnity. Failure by the RCL Trustee to so notify the RCL Beneficiary shall not relieve the RCL Beneficiary of its obligations hereunder. If necessary, to the extent not otherwise reimbursed, the RCL Trustee shall be entitled to indemnification from amounts on deposit in the RCL Account for any claims against the RCL Trustee the indemnification for which is provided pursuant to this Section 2.7. Any claim against the RCL Trustee shall be defended by the RCL Beneficiary and the RCL Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by the RCL Beneficiary. The indemnities contained in this Section 2.7 shall survive the resignation, removal or termination of the RCL Trustee or the termination of this Agreement. Any amounts paid to the RCL Trustee pursuant to this Section 2.7 shall be deemed not to be RCL Assets immediately after such payment. The RCL Trustee acknowledges that funds may be deposited in the RCL Account only as specifically provided in the Basic Documents, and that some funds paid to RCL in respect of the Series 2000-1 Certificates and funds paid to RCL as holder of the Subordinated Notes and deposited in the Cash Collateral Account have been pledged to the Lease Trustee on behalf of the Lease Trust and the Indenture Trustee on behalf of the Senior Noteholder in accordance with the terms of the Basic Documents.

       Section 145 of the General Corporation Law of Delaware provides as follows:

145.  Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

       Article Ninth, Section 5 of the Certificate of Incorporation of Ford Motor Credit Company provides as follows:

SECTION 5.

Indemnification

       5.1.  Directors, Officers and Employees of the Corporation. Every person now or hereafter serving as a director, officer or employee of the corporation shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term “loss, cost, liability and expense” shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, any such director, officer or employee; provided, however, that no such director, officer or employee shall be entitled to claim such indemnity: (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission, (a) otherwise than in good faith in what he considered to be the best interests of the corporation, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above, and that the said loss, cost, liability or expense may properly be borne by the corporation. A conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall substantially concurrently with such conviction or judgment give to the corporation a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interests of the corporation or was not without reasonable cause to believe that such act or omission was proper and legal.

       5.2.  Directors, Officers and Employees of Subsidiaries. Every person (including a director, officer or employee of the corporation) who at the request of the corporation acts as a director, officer or employee of any other corporation in which the corporation owns shares of stock or of which it is a creditor shall be indemnified to the same extent and subject to the same conditions that the directors, officers and employees of the corporation are indemnified under the preceding paragraph, except that the amounts of such loss, cost, liability or expense paid to any such director, officer or employee shall be reduced by and to the extent of any amounts which may be collected by him from such other corporation.

       5.3.  Miscellaneous. The provisions of this Section 5 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification under the provisions of this Section 5 of Article NINTH, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Section 5 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

       5.4.  Indemnification Not Exclusive. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers or employees.

Item 15.  Recent Sales of Unregistered Securities.

       Not Applicable

Item 16.  Exhibits and Financial Statements.

       (a)  Exhibits:

1.1	—	Form of Underwriting Agreement.***
3.1	—	Form of Amended and Restated Trust Agreement of RCL Trust 2000-1, between Ford Credit and the RCL Trustee.
3.2	—	Restated Certificate of Incorporation of Ford Motor Credit Company.*
3.3	—	By-Laws of Ford Motor Credit Company.*
4.1	—	Form of Trust Agreement of the Issuer, between the RCL Trustee and the Lease Trustee.
4.2	—	Form of Indenture, between the Lease Trustee and the Indenture Trustee.
4.3	—	Form of Class A-1 Senior Note (included as part of Exhibit 4.2).
4.4	—	Form of Class A-2 Senior Note (included as part of Exhibit 4.2).

4.5	—	Form of Class A-3 Senior Note (included as part of Exhibit 4.2).
4.6	—	Form of Class A-4 Senior Note (included as part of Exhibit 4.2).
4.7	—	Form of Class A-5 Senior Note (included as part of Exhibit 4.2).
5.1	—	Opinion of H.D. Smith, Esq., Secretary-Corporate Counsel of Ford Motor Credit Company with respect to legality.**
8.1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
8.2	—	Opinion of Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Motor Credit Company with respect to Michigan income tax matters.
10.1	—	FCTT Trust Agreement, between Ford Credit and U.S. Bank National Association.***
10.2	—	FCMTT Agreement, among Ford Credit, U.S. Bank National Association and Wilmington Trust Company.***
10.3	—	FCAL Agreement, between FCAL and U.S. Bank National Association.***
10.4	—	FCALM Agreement, between FCALM and U.S. Bank National Association.***
10.5	—	Administrative Agency Agreement, among the Titling Companies, Ford Credit and U.S. Bank National Association.***
10.6	—	Form of Series 2000-1 Supplement, among the Titling Companies, Ford Credit and U.S. Bank National Association.
10.7	—	Form of Asset Contribution Agreement, between Ford Credit and the RCL Trustee.
10.8	—	Form of Transfer Agreement, between the RCL Trustee and the Lease Trustee.
10.9	—	Form of Program Operating Lease, between the RCL Trustee and the Lease Trustee.
10.10	—	Appendix I — Definitions.***
10.11	—	Form of Appendix A — Definitions.
23.1	—	Consent of H.D. Smith, Esq., Secretary-Corporate Counsel of Ford Motor Credit Company (included as part of Exhibit 5.1).**
23.2	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).
23.3	—	Consent of PricewaterhouseCoopers LLP.***
24.1	—	Powers of Attorney of officers and directors of Ford Motor Credit Company.**
25.1	—	Form T-1 of The Chase Manhattan Bank.***

*	Incorporated by reference to Exhibits 3.1 (Restated Certificate of Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company’s Registration Statement on Form S-1 (Registration No. 33-25082).

**	Previously filed.

***	To be filed by amendment.

     (b)  Financial Statements:

Not Applicable

Item 17.  Undertakings.

      (a)  To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      (b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 26th day of June, 2000.

RCL TRUST 2000-1

By	FORD MOTOR CREDIT COMPANY,

Depositor and Beneficiary of RCL Trust 2000-1

By	/s/ DONALD A. WINKLER*

(Donald A. Winkler)
Chairman of the Board of Directors of
Ford Motor Credit Company

*By:	/s/ HURLEY D. SMITH

(Hurley D. Smith)
Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 26th day of June, 2000.

FORD CREDIT AUTO LEASE TRUST 2000-1

By	RCL TRUST 2000-1,

Depositor of Ford Credit Auto Lease Trust 2000-1

By	FORD MOTOR CREDIT COMPANY

Depositor and Beneficiary of RCL Trust 2000-1

By	/s/ DONALD A. WINKLER*

(Donald A. Winkler)
Chairman of the Board of Directors of
Ford Motor Credit Company

*By:	/s/ HURLEY D. SMITH

(Hurley D. Smith)
Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 26th day of June, 2000.

FORD CREDIT TITLING TRUST

By	FORD MOTOR CREDIT COMPANY

Initial Beneficiary of

Ford Credit Titling Trust

By	/s/ DONALD A. WINKLER*

(Donald A. Winkler)
Chairman of the Board of Directors of
Ford Motor Credit Company

*By:	/s/ HURLEY D. SMITH

(Hurley D. Smith)
Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 26th day of June, 2000.

FORD CREDIT MICHIGAN TITLING TRUST

By	FORD MOTOR CREDIT COMPANY

Initial Beneficiary of Ford Credit Michigan

Titling Trust

By	/s/ DONALD A. WINKLER*

(Donald A. Winkler)
Chairman of the Board of Directors of
Ford Motor Credit Company

*By:	/s/ HURLEY D. SMITH

(Hurley D. Smith)
Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 26th day of June, 2000.

FCALM, LLC

By	FORD MOTOR CREDIT COMPANY

Founding Member of FCALM, LLC

By	/s/ DONALD A. WINKLER*

(Donald A. Winkler)
Chairman of the Board of Directors of
Ford Motor Credit Company

*By:	/s/ HURLEY D. SMITH

(Hurley D. Smith)
Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 26th day of June, 2000.

FCAL, LLC

By	FORD MOTOR CREDIT COMPANY

Founding Member of FCAL, LLC

By	/s/ DONALD A. WINKLER*

(Donald A. Winkler)
Chairman of the Board of Directors of
Ford Motor Credit Company

*By:	/s/ HURLEY D. SMITH

(Hurley D. Smith)
Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 26th day of June, 2000.

FORD MOTOR CREDIT COMPANY

By	/s/ DONALD A. WINKLER*

(Donald A. Winkler)
Chairman of the Board of Directors of
Ford Motor Credit Company

       Under the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following officers and directors of FORD MOTOR CREDIT COMPANY, in the capacities and on the date indicated.

Signature	Title	Date

/s/ DONALD A. WINKLER* (Donald A. Winkler)	Chairman of the Board of Directors and Director (principal executive officer)	June 26, 2000
/s/ ELIZABETH S. ACTON* (Elizabeth S. Acton)	Vice President-Finance and Chief Financial Officer (principal financial and accounting officer)	June 26, 2000
/s/ BARRETT BURNS* (Barrett Burns)	Director	June 26, 2000
/s/ GREGORY C. SMITH* (Gregory C. Smith)	Director	June 26, 2000
/s/ MALCOLM S. MACDONALD* (Malcolm S. Macdonald)	Director	June 26, 2000
/s/ DAVID C. FLANIGAN* (David C. Flanigan)	Director	June 26, 2000
/s/ TERRY D. CHENAULT* (Terry D. Chenault)	Director	June 26, 2000
/s/ DALE R. WALKER* (Dale R. Walker)	Director	June 26, 2000
/s/ HENRY D. WALLACE* (Henry D. Wallace)	Director	June 26, 2000

*By:	/s/ HURLEY D. SMITH

(Hurley D. Smith)
Attorney-in-fact

EXHIBIT INDEX

Exhibits		Description	Page

1.1	—	Form of Underwriting Agreement.***
3.1	—	Form of Amended and Restated Trust Agreement of RCL Trust 2000-1, between Ford Credit and the RCL Trustee.
3.2	—	Restated Certificate of Incorporation of Ford Motor Credit Company.*
3.3	—	By-Laws of Ford Motor Credit Company.*
4.1	—	Form of Trust Agreement of the Issuer, between the RCL Trustee and the Lease Trustee.
4.2	—	Form of Indenture, between the Lease Trustee and the Indenture Trustee.
4.3	—	Form of Class A-1 Senior Note (included as part of Exhibit 4.2).
4.4	—	Form of Class A-2 Senior Note (included as part of Exhibit 4.2).
4.5	—	Form of Class A-3 Senior Note (included as part of Exhibit 4.2).
4.6	—	Form of Class A-4 Senior Note (included as part of Exhibit 4.2).
4.7	—	Form of Class A-5 Senior Note (included as part of Exhibit 4.2).
5.1	—	Opinion of H.D. Smith, Esq., Secretary-Corporate Counsel of Ford Motor Credit Company with respect to legality.**
8.1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
8.2	—	Opinion of Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Motor Credit Company with respect to Michigan income tax consequences.
10.1	—	FCTT Trust Agreement, between Ford Credit and U.S. Bank National Association.***
10.2	—	FCMTT Agreement, among Ford Credit, U.S. Bank National Association and Wilmington Trust Company.***
10.3	—	FCAL Agreement, between FCAL and U.S. Bank National Association.***
10.4	—	FCALM Agreement, between FCALM and U.S. Bank National Association.***
10.5	—	Administrative Agency Agreement, among the Titling Companies, Ford Credit and U.S. Bank National Association.***
10.6	—	Form of Series 2000-1 Supplement, among the Titling Companies, Ford Credit and U.S. Bank National Association.
10.7	—	Form of Asset Contribution Agreement, between Ford Credit and the RCL Trustee.
10.8	—	Form of Transfer Agreement, between the RCL Trustee and the Lease Trustee.
10.9	—	Form of Program Operating Lease, between the RCL Trustee and the Lease Trustee.
10.10	—	Appendix I — Definitions.***
10.11	—	Form of Appendix A — Definitions.
23.1	—	Consent of H.D. Smith, Esq., Secretary-Corporate Counsel of Ford Motor Credit Company (included as part of Exhibit 5.1).**
23.2	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).

Exhibits		Description	Page

23.3	—	Consent of PricewaterhouseCoopers LLP.***
24.1	—	Powers of Attorney of officers and directors of Ford Motor Credit Company.**
25.1	—	Form T-1 of The Chase Manhattan Bank.***

*	Incorporated by reference to Exhibits 3.1 (Restated Certificate of Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company’s Registration Statement on Form S-1 (Registration No. 33-25082).

**	Previously filed.

***	To be filed by amendment.